UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

Q2 Holdings, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 21, 2023

Dear Stockholder:

You are cordially invited to attend this year's annual meeting of stockholders of Q2 Holdings, Inc. on May 31, 2023, at 1:00 p.m. Central Time. The annual meeting will be a completely "virtual" meeting. You will be able to attend the annual meeting, as well as vote and submit your questions during the live webcast of the meeting, by visiting www.virtualshareholdermeeting.com/QTWO2023 and entering the company number and control number included on your proxy card or in the instructions that accompany your proxy materials.

Details regarding admission to the annual meeting and the business to be conducted at the annual meeting are described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Whether or not you plan to attend the annual meeting, your vote is very important and we encourage you to vote promptly. You may vote by either marking, signing and returning the enclosed proxy card or using telephone or internet voting. For specific instructions on voting, please refer to the instructions on your enclosed proxy card. If you attend the annual meeting you will have the right to revoke the proxy and vote your shares virtually at the meeting. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from your brokerage firm, bank or other nominee to vote your shares.

Sincerely yours,
Matthew P. Flake
President and Chief Executive Officer

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

DATE	Wednesday, May 31, 2023, at 1:00 p.m. Central Time

VIRTUAL ACCESS
The annual meeting will be a completely "virtual" meeting. You will be able to attend the annual meeting, as well as vote and submit your questions during the live webcast of the meeting, by visiting www.virtualshareholdermeeting.com/QTWO2023 and entering the company number and control number included on your proxy card or in the instructions that accompany your proxy materials.

PURPOSES	1. To elect eight directors to hold office for one-year terms or until their respective successors are elected and qualified, or their earlier death, resignation or removal;

2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;

3. To approve the 2023 Equity Incentive Plan;

4. To vote on an advisory basis to approve the compensation of our named executive officers, or NEOs;

5. To vote on an advisory basis on the frequency of future advisory votes on the compensation of our NEOs; and

6. To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

RECORD DATE	You can vote if you were a stockholder of record at the close of business on April 10, 2023. Attendance at the meeting is limited to stockholders or their proxy holders and company guests. Only stockholders or their valid proxy holders may address the meeting.

VOTING	You may vote your shares by submitting a proxy by Internet, by telephone, or by completing, signing, dating and returning the enclosed proxy card or by voting while attending the annual meeting. To vote virtually during the live webcast of the annual meeting, please follow the instructions for attending and voting at the annual meeting posted at www.virtualshareholdermeeting.com/QTWO2023. You will need the company number and control number included on the enclosed proxy card. All votes must be received by the inspectors of election appointed for the meeting before the polls close at the annual meeting. The proxy card describes your voting options in more detail. If for any reason you desire to revoke your proxy, you can do so at any time before it is voted.

MAILING	On or about April 21, 2023, we will mail to our stockholders a copy of this Proxy Statement, a proxy card, and our 2022 Annual Report.

For ten days prior to the meeting and during the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting. Stockholders wishing to review the list in advance of the meeting should request access by contacting IR@q2.com and during the meeting the list will be accessible via the Internet at www.virtualshareholdermeeting.com/QTWO2023.

By order of the Board of Directors,

M. Scott Kerr
Senior Vice President, General Counsel & Corporate Secretary
April 21, 2023
Austin, Texas

IMPORTANT:  Please vote your shares by submitting a proxy by Internet, by telephone, or by completing, signing, dating and returning the enclosed proxy card. The proxy card describes your voting options in more detail. If you attend the meeting, you may choose to vote at the meeting even if you have previously voted your shares.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 31, 2023. We have attached a Proxy Statement and a copy of our 2022 Annual Report on Form 10-K. A complete set of proxy materials relating to our annual meeting, consisting of the Notice of Annual Meeting, Proxy Statement, Proxy Card and Annual Report, is available on the Internet and may be viewed at www.proxyvote.com.

Attending the Meeting

The meeting will be held virtually on Wednesday, May 31, 2023 at 1:00 p.m. Central Time, through a live webcast on the website www.virtualshareholdermeeting.com/QTWO2023. You will need to enter the company number and the control number included on your proxy card or in the instructions that accompany your proxy materials to enter the virtual meeting.

We believe that hosting a virtual meeting is in the best interest of Q2 and its stockholders and enables increased stockholder attendance and participation because stockholders can participate from any location around the world. We believe a virtual meeting also provides expanded access, improved communication and cost savings for our stockholders while providing stockholders the same rights and opportunities to participate as they would have at an in-person meeting. Holding our meeting virtually also reduces the environmental impact of an in-person meeting, including attendee travel.

Stockholders attending the meeting virtually will be afforded the opportunity to participate in the annual meeting by asking questions via the Internet at www.virtualshareholdermeeting.com/QTWO2023. Through the online forum, you will be able to submit questions in writing in advance of the day of the annual meeting, vote and obtain copies of the proxy materials. In order to submit questions via the online forum, you will need your company number and control number included on your proxy card or in the instructions that accompany your proxy materials. As part of the annual meeting, we will hold a Q&A session, during which we intend to answer pertinent questions submitted prior to the annual meeting, as time permits.

If during the check-in time or during the annual meeting you have technical difficulties or trouble accessing the virtual meeting website, we will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the annual meeting login page.

Questions

For Questions Regarding:	Contact:
Annual meeting	Q2 Investor Relations IR@q2.com

Stock ownership for registered holders	American Stock Transfer & Trust Company, LLC (800) 937-5449 (within the U.S. and Canada) or (718) 921-8124 (worldwide) or help@astfinancial.com

Stock ownership for beneficial holders	Please contact your broker, bank or other nominee

Voting for registered holders	Q2 Investor Relations IR@q2.com

Voting for beneficial holders	Please contact your broker, bank or other nominee

Technical support during meeting	Please call the technical support number that will be posted on the annual meeting login page

Q2 Holdings, Inc.

Q2 HOLDINGS, INC.
10355 PECAN PARK BOULEVARD
AUSTIN, TEXAS 78729

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 31, 2023

The board of directors of Q2 Holdings, Inc. is soliciting your proxy for the 2023 annual meeting of stockholders to be held on May 31, 2023, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and related materials are first being mailed to stockholders on or about April 21, 2023. References in this Proxy Statement to the "Company," "we," "our," "us" and "Q2" are to Q2 Holdings, Inc. and its consolidated subsidiaries, and references to the "annual meeting" are to the 2023 annual meeting of stockholders. When we refer Q2's fiscal year, we mean the annual period ended on December 31, 2022. This Proxy Statement covers our 2022 fiscal year, which was from January 1, 2022 through December 31, 2022, or fiscal 2022. Certain information contained in this Proxy Statement is incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed by Q2 with the U.S. Securities and Exchange Commission, or SEC, on February 21, 2023.

SOLICITATION AND VOTING

Record Date

Only stockholders of record at the close of business on April 10, 2023 will be entitled to notice of and to vote at the meeting and any adjournment thereof. At the close of business on April 10, 2023, a total of 58,198,202 shares of our common stock were outstanding and entitled to vote. Each share of common stock has one vote.

Quorum

A majority of the shares of common stock issued and outstanding as of the record date must be represented at the meeting, either by virtual attendance or by proxy, to constitute a quorum for the transaction of business at the meeting. Your shares will be counted towards the quorum if you submit a valid proxy (or one is submitted on your behalf by your broker or bank) or if you vote virtually at the meeting. Abstentions and "broker non-votes" (shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter) will each be counted as present for purposes of determining the presence of a quorum.

Vote Required to Adopt Proposals

Each share of our common stock outstanding on the record date is entitled to one vote on each of the eight director nominees. Each share of our common stock outstanding on the record date is entitled to one vote on each other matter. For the election of directors, the nominees to serve as directors will be elected by a plurality of the votes cast by the stockholders entitled to vote at the election. You may vote "For" or "Withhold" with respect to each director nominee. Votes that are withheld will be excluded entirely from the vote with respect to the nominee from which they are withheld and will have no effect on the election of directors. With respect to Proposal Nos. 2, 3 and 4 approval of the proposal requires the affirmative vote of a majority in voting power of the shares in attendance at the meeting or represented by proxy and entitled to vote on the matter. For Proposal No. 5, the advisory vote regarding the frequency of future stockholder advisory votes on the compensation of our NEOs, the frequency receiving the highest number of votes from the holders of shares present in person or represented by proxy and entitled to vote thereon will be considered the frequency preferred by the stockholders. Because the votes on compensation of NEOs and the frequency of future votes on executive compensation are advisory, they will not be binding upon our board of directors.

Effect of Abstentions and Broker Non-Votes

Broker non-votes occur when a beneficial owner of shares held in "street name" does not give instructions to the broker, bank or other nominee holding the shares as to how to vote on matters deemed "non-routine" by NYSE rules and regulations. Broker non-votes, if any, and shares voted "Withhold" will have no effect on the election of directors. Broker non-votes, if any, and abstentions will have no effect on the advisory vote regarding the frequency of future stockholder advisory votes. For Proposal Nos. 2, 3 and 4, broker non-votes, if any, will not be counted in determining the number of votes cast and will have no effect on the approval of these proposals, but abstentions will have the same effect as negative votes. Proposal No. 2 is a routine matter and no broker non-votes are expected to exist in connection with Proposal No. 2. If your shares are held in an account at a bank or brokerage firm, that bank or brokerage firm may vote your shares of common stock on Proposal

No. 2 regarding ratification of our independent auditors, but will not be permitted to vote your shares of common stock with respect to Proposal Nos. 1, 3, 4 and 5, unless you provide instructions as to how your shares should be voted. If an executed proxy card is returned by a bank or broker holding shares which indicates that the bank or broker has not received voting instructions and does not have discretionary authority to vote on the proposals, the shares will not be considered to have been voted in favor of the proposals. Your bank or broker will vote your shares on Proposal Nos. 1, 3, 4 and 5 only if you provide instructions on how to vote by following the instructions they provide to you.  Accordingly, we encourage you to vote promptly, even if you plan to attend the annual meeting. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal.

Voting Instructions

If you complete and submit your proxy card or voting instructions, the persons named as proxies will follow your voting instructions. If no choice is indicated on a signed and dated proxy card, the shares will be voted as the board of directors recommends on each proposal as follows: "FOR" the election of each of the nominees named herein; "FOR" the ratification of the appointment of our independent auditors; "FOR" the approval of the 2023 Equity Incentive Plan; "FOR" the approval on an advisory basis of the compensation of our NEOs; and, "FOR" the advisory vote regarding executive compensation to be held annually. Many banks and brokerage firms have a process for their beneficial owners to provide instructions via telephone or the Internet. The voting instruction form that you receive from your bank or broker will contain instructions for voting.

Depending on how you hold your shares, you may vote in one of the following ways:

Stockholders of Record: You may vote by either marking, signing and returning the enclosed proxy card or using telephone or Internet voting. You may also vote virtually at the annual meeting.

Beneficial Stockholders: Your bank, broker or other holder of record will provide you with a voting instruction form for you to use to instruct them on how to vote your shares. Check the instructions provided by your bank, broker or other holder of record to see which voting options are available to you. However, since you are not the stockholder of record, you may not vote your shares virtually at the annual meeting unless you request and obtain a valid, "legal" proxy from your bank, broker or other agent.

Votes submitted by telephone or via the Internet must be received by 11:59 p.m. Eastern Time on May 30, 2023.  Submitting your proxy by mail or telephone or via the Internet will not affect your right to vote virtually at the meeting should you decide to attend.

If you are a stockholder of record, you may revoke your proxy and change your vote at any time before the polls close by returning a later-dated proxy card, by voting again by Internet or telephone as more fully detailed in your proxy card or by delivering written instructions to the Corporate Secretary before the annual meeting. Attendance at the annual meeting will not in and of itself cause your previously voted proxy to be revoked unless you specifically so request or vote again at the annual meeting. If your shares are held in an account at a bank, brokerage firm or other agent, you may change your vote by submitting new voting instructions to your bank, brokerage firm or other agent, or, if you have obtained a "legal" proxy from your bank, brokerage firm or other agent giving you the right to vote your shares, by attending the annual meeting and voting virtually.

Solicitation of Proxies

We will bear the cost of soliciting proxies. In addition to soliciting stockholders by mail, we will request banks, brokers and other intermediaries holding shares of our common stock beneficially owned by others to obtain proxies from the beneficial owners and will reimburse them for their reasonable, out-of-pocket costs for forwarding proxy and solicitation material to the beneficial owners of common stock. We may use the services of our officers, directors and employees to solicit proxies, personally or by telephone, without additional compensation.

Voting Results

We will announce preliminary voting results at the annual meeting. We will report final results in a Form 8-K report filed with the SEC.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The following eight individuals, each of whom is currently a director and whose term expires at the 2023 annual meeting of stockholders, are nominated for election at the 2023 annual meeting of stockholders for one-year terms that will expire at the 2024 annual meeting of stockholders, and until their respective successors are duly elected and qualified, or their earlier death, resignation or removal. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as we may designate. The proxies cannot vote for more than eight persons.

The eight nominees for director receiving the highest number of votes of shares of common stock will be elected. A "Withhold" vote will have no effect on the outcome of the vote. Broker non-votes will have no effect on the outcome of the vote.

We believe that each of our directors has demonstrated business acumen, ethical integrity and an ability to exercise sound judgment as well as a commitment of service to us and our board of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF R. LYNN ATCHISON, JEFFREY T. DIEHL, MATTHEW P. FLAKE, STEPHEN C. HOOLEY, JAMES R. OFFERDAHL, R. H. SEALE, III, MARGARET L. TAYLOR AND LYNN ANTIPAS TYSON AS DIRECTORS. PROXIES WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

The names of the nominees to be elected at this meeting and certain information about them as of April 21, 2023 is set forth below. Also set forth below are the specific experience, qualifications, attributes or skills that led our nominating and corporate governance committee to conclude that each person should serve as a director.

Name	Position	Age	Director Since
R. Lynn Atchison	Director	63	2017
Jeffrey T. Diehl	Director	53	2007
Matthew P. Flake	President, Chief Executive Officer and Director	51	2013
Stephen C. Hooley	Director	60	2020
James R. Offerdahl	Director	66	2010
R. H. Seale, III	Executive Chair	60	2005
Margaret L. Taylor	Director	71	2020
Lynn Antipas Tyson	Director	60	2021

Director Experience, Skills and Diversity

The collective experience of our directors reflects a balanced diversity of the skills, expertise, background and viewpoints that we believe are integral to a well-functioning board. The following table summarizes those self-reported skills for each current director under several criteria we have identified as most relevant to our current business strategy.

Name	Banking/ Financial Services	SaaS/Technology	Executive Leadership "C-Level"	Public Company Board	Finance/Strategy	Global	Compensation/ Talent	Risk Management	Regulatory	ESG
Ms. Atchison		✓	✓	✓	✓	✓	✓	✓
Mr. Diehl	✓	✓	✓	✓	✓	✓	✓		✓	✓
Mr. Flake	✓	✓	✓		✓	✓
Mr. Hooley	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Mr. Offerdahl		✓	✓	✓	✓	✓	✓	✓	✓
Mr. Seale	✓	✓	✓		✓
Ms. Taylor	✓	✓	✓	✓	✓	✓	✓
Ms. Tyson		✓			✓	✓	✓		✓	✓

As of April 21, 2023, our board of directors self-identified as 37.5% female and 12.5% non-white.

Directors Nominated for Election at the 2023 Annual Meeting of Stockholders

R. Lynn Atchison has been a member of our board of directors since March 2017. Ms. Atchison serves as a director of Absolute Software Corporation (Nasdaq: ABST), a provider of endpoint resilience solutions, Bumble, Inc. (Nasdaq: BMBL), an online dating application, and various private companies. Ms. Atchison served as Chief Financial Officer of Spredfast, Inc., or Spredfast, a social marketing software provider, from February 2017 until September 2018 when it was acquired by Lithium Technologies, LLC. Prior to her time at Spredfast, Ms. Atchison served as the Chief Financial Officer of HomeAway, Inc., a provider of online vacation rental services, from August 2006 until March 2016 shortly after it was acquired by Expedia, Inc. From February 2004 to August 2006, Ms. Atchison was Chief Financial Officer of Infoglide Software Corporation, an enterprise software provider. Prior to 2004, Ms. Atchison held various consulting, financial leadership and CFO roles, including CFO of Hoover's, Inc., a provider of online business information and was an accountant with Ernst & Young for eight years earlier in her career. Ms. Atchison holds a B.B.A. in Accounting from Stephen F. Austin State University and is National Association of Corporate Directors (NACD) Directorship Certified™. Ms. Atchison's extensive experience managing technology and software companies and her financial expertise make her a valuable member of our board of directors and audit and risk and compliance committees.

Jeffrey T. Diehl has been a member of our board of directors since July 2007. Mr. Diehl is the Managing Partner of Adams Street Partners, LLC, a global private equity firm, which he joined as a partner in November 2000. Mr. Diehl serves as a director of Paylocity Holding Corporation (Nasdaq: PCTY), a provider of payroll and human capital management software services, and various private companies. From 1997 until 2000, Mr. Diehl served as a Principal for the Parthenon Group, a strategy consulting and principal investing firm. Mr. Diehl holds an M.B.A. from Harvard Business School and a B.S. in Finance from Cornell University. Mr. Diehl's extensive experience as an investor in, and board member of, a variety of venture and growth-oriented companies in the software, IT-enabled business services and consumer Internet/media sectors brings valuable insight to our board of directors and compensation committee.

Matthew P. Flake has served as the Chief Executive Officer of Q2 Software, Inc., our sole operating subsidiary, since December 2011, as our Chief Executive Officer and a member of our board of directors since October 2013, and as our President since March 2019. Mr. Flake also served as our President from March 2008 until August 2016. From June 2005 until March 2008, Mr. Flake served as our Vice President of Sales. Mr. Flake previously served as a Regional Sales Director at S1 Corporation, a provider of Internet-based financial services solutions from 2002 until May 2005. Prior to that, Mr. Flake was a Regional Sales Manager for Q-Up Systems, Inc., a provider of interactive web-based solutions for community banks and credit unions from August 1999 until 2002. Mr. Flake holds a B.A. in Business from Baylor University. Mr. Flake's extensive experience in the community banking industry and his perspective as our head of sales for multiple years and current Chief Executive Officer make him a valuable member of our board of directors.

Stephen C. Hooley has been a member of our board of directors since August 2020. Mr. Hooley currently serves as a director of Stericycle, Inc. (Nasdaq: SRCL), a provider of solutions for regulated medical waste management, secure information destruction, compliance, customer contact, and brand protection, and of Brighthouse Financial, Inc. (Nasdaq: BHF), a provider of annuities and life insurance. Mr. Hooley is the former board chairman and chief executive officer and president of DST Systems, Inc., a service-as-a-solution technology company. Prior to that, he served as chairman of a joint venture between DST Systems and State Street Corporation. Previously, Mr. Hooley served in several executive leadership roles at State Street Corporation. He began his career as an engineer with Texas Instruments. Mr. Hooley recently served on the board of directors for Legg Mason until its recent acquisition by Franklin Templeton and also previously served as director of DST Systems and Boston Financial Data Services. Mr. Hooley has a mechanical engineering degree from Worcester Polytechnic Institute. Mr. Hooley's extensive experience leading technology and financial services companies and his experience with other boards of directors makes him a valuable member of our board of directors and compensation and nominating and corporate governance committees.

James R. Offerdahl has been a member of our board of directors since December 2010. Mr. Offerdahl currently serves on the board of directors of CS Disco, Inc. (NYSE: LAW), a provider of ediscovery solutions, Rev.com, Inc., a privately held provider of automatic speech recognition for transcriptions, captions and subtitles and M-Files Inc., a privately held provider of intelligent information management and content services. Mr. Offerdahl also currently serves as an advisory board member of Cognitive Scale Inc., a privately held provider of augmented intelligence software. Mr. Offerdahl served as Chief Financial Officer of Bazaarvoice, Inc., a provider of online rating and review solutions to brands and retailers worldwide from January 2013 until it was acquired by Marlin Equity Partners in February 2018. Mr. Offerdahl served as the Chief Financial Officer and Vice President of Administration of Convio, Inc., a provider of on-demand constituent engagement solutions, from February 2005 until it was acquired by Blackbaud, Inc. in May 2012. From August 2001 to April 2004, Mr. Offerdahl was President and Chief Executive Officer of Traq-Wireless, Inc., a provider of on-demand mobile resource management software and services. From 1998 to 2001, Mr. Offerdahl served as Chief Operating Officer and Chief Financial Officer of Pervasive Software, Inc., a developer and marketer of data management solutions, and as Chief Financial Officer from 1996 to 1998. From 1993 to 1996, Mr. Offerdahl was the Chief Financial Officer and Vice President of Administration of Tivoli Systems, Inc., a developer and marketer of systems management software, which was acquired by IBM in March 1996. Mr. Offerdahl holds an M.B.A. in Management and Finance from the University of Texas at Austin and a B.S. in Accounting from Illinois State University. Mr. Offerdahl's extensive experience managing technology and software companies and his financial expertise make him a valuable member of our board of directors and audit and risk and compliance committees.

R. H. Seale, III is our founder and Executive Chair of our board of directors and has overseen our growth from inception. Mr. Seale served as our Chief Executive Officer from March 2005 until October 2013, and as our President from March 2005 until March 2008. Mr. Seale previously founded Q-Up Systems, Inc. in 1997, serving as Chairman and Chief Executive Officer until its sale in April 2000 to S1 Corporation. Mr. Seale served as Chief Executive Officer of S1 Corporation's Community and Regional Solutions Group from April 2000 until August 2001. In February 1991, Mr. Seale co-founded Regency Voice Systems, a provider of voice banking solutions to community banks, which was acquired by Transaction System Architects in May 1997. Mr. Seale currently serves on the board of directors of CBANC Network, Inc., Alegion, Inc. and Guidefitter, Inc., all privately held companies, and is President of Seale, Inc., the general partner of R.H.S. Investments-I, L.P. Mr. Seale holds a B.S. in Agricultural Economics from Texas Tech University. Mr. Seale's perspective as our founder, former Chief Executive Officer, and a successful entrepreneur in the community banking and credit union industries make him a valuable member of our board of directors and risk and compliance committee.

Margaret L. Taylor has been a member of our board of directors since June 2020. Since January 2005, Ms. Taylor has served as a private investor/advisor. Previously, Ms. Taylor served as President of PeopleSoft Investments, Inc., an investment management and advisory services company and subsidiary of PeopleSoft, Inc., an enterprise software company (acquired by Oracle Corporation), from January 2000 until her retirement in January 2005, and as Senior Vice President of Corporate Operations of PeopleSoft, Inc. from January 1989 to December 1999. From January 2000 to December 2003, Ms. Taylor served as President of Nevada Pacific Development Corp., a consulting services firm. From December 1999 to December 2000, Ms. Taylor served as Chief Executive Officer of Venture Builders, LLC, a consulting company for start-up businesses. From May 1986 to October 1988, Ms. Taylor served as a Vice President of Trust and Investment Management at Hibernia Bank, a financial institution. From January 1983 to October 1985, Ms. Taylor served as Vice President of Organization, Planning, and Development at Bank of California, a financial institution. Ms. Taylor has also served on the board of directors of numerous publicly traded corporations, including Fair Isaac Corporation, a decision analytics company, from December 1999 to February 2012. In addition, Ms. Taylor has served and continues to serve as a member of the board of directors of various private companies. Ms. Taylor holds a B.A. in Communications and Psychology from Lone Mountain College of California. Ms. Taylor has also completed the Corporate Governance Program at Stanford Business School and the Compensation Committees Program at Harvard Business School. Ms. Taylor's extensive experience leading technology and financial services companies and her experience with other boards of directors makes her a valuable member of our board of directors and compensation and nominating and corporate governance committees.

Lynn Antipas Tyson has been a member of our board of directors since April 2021. Ms. Tyson has served as the Executive Director of Investor Relations for Ford Motor Company, a car manufacturer, since October 2017 and is also a member of Ford's Enterprise Leadership Team. From July 2015 until June 2017, Lynn was Vice President, Investor Relations, at Atento S.A., a provider of client relationship and business process outsourcing services. Prior to that, from November 2013 until April 2015, Lynn served as Vice President, Investor Relations and Global Corporate Communications, for helicopter-services company CHC Helicopter, and as Senior Vice President, Investor Relations, at AECOM, an infrastructure consulting firm, from June 2012 to November 2013. Lynn twice served as a corporate finance leader at PepsiCo, a food and beverage company, where she started her career in 1985. She also led Investor Relations for Yum! Brands when it was spun off from PepsiCo in 1997. Lynn spent ten years at Dell, Inc., a computer and network infrastructure and services provider, including as Senior Vice President, Investor Relations and Global Corporate Communications and served on Dell's Global Executive Management Committee. Lynn holds a B.S. in Psychology from The City University of New York – City College of New York and an M.B.A. from New York University. Ms. Tyson's extensive experience in corporate finance, strategy, investor relations and strategic communications, including financial disclosures, for companies in a broad range of industries, makes her a valuable member of our board and audit and nominating and corporate governance committees.

ENVIRONMENTAL AND SOCIAL RESPONSIBILITY

People are at the center of everything we do. As a result, our mission is foundational to building stronger and more diverse communities by strengthening their financial institutions. At Q2, it is important that we are a caring employer, governed by our business ethics, which positively impact our communities and build a better world while mitigating harm on the environment. As a global company, we embrace the diversity of our employees, partners, customers, internal and external stakeholders, and the communities we collectively serve. We believe that the consideration of diverse perspectives, inclusive of those from individuals with diverse backgrounds, experiences and talents is critical to our success. We have built diversity, equity and inclusion into our culture with a focus on creating workplace environments and practices that mitigate bias and allow our employees to be their best. We make investments, volunteer time and provide expertise to a variety of charitable organizations that our teams support in the communities where they live. To learn more about our environmental, social and governance responsibility efforts, please view our Environmental, Social and Governance report on the investor relations section of our website at http://investors.q2.com. The information contained, or available through, our website is not incorporated by reference in this Proxy Statement.

CORPORATE GOVERNANCE

Director Independence

Our board of directors has determined that each of Ms. Atchison, Ms. Taylor and Ms. Tyson and Messrs. Diehl, Hooley and Offerdahl is an "independent director" for purposes of the New York Stock Exchange, or NYSE, listing standards and Rule 10A-3(b)(1) under the Exchange Act of 1934, as amended, or the Exchange Act, as the term relates to membership on the board of directors.

For a director to be considered independent, our board of directors must determine that the director does not have any direct or indirect material relationships (including vendor, supplier, consulting, legal, banking, accounting, charitable and family relationships) with us, other than as a director and a stockholder. NYSE listing standards set forth certain circumstances in which a director may not be deemed independent, including certain relationships that exist at the time of the determination or during the prior three years. Under these NYSE listing standards, Messrs. Flake and Seale could not be independent because they are Q2 employees.

With respect to our non-employee directors, our board of directors considered relevant facts and circumstances in making its determinations of independence, including the following:

•none of our non-employee directors receives any direct compensation from us other than under the director compensation plan;

•no immediate family member (within the meaning of the NYSE listing standards) of any non-employee director is an employee or otherwise receives direct compensation from us;

•no non-employee director is an employee of our independent registered public accounting firm and no non-employee director (or any of their respective immediate family members) is a current partner of our independent registered public accounting firm, or was within the last three years, a partner or employee of our independent registered public accounting firm and personally worked on our audit;

•no non-employee director is a member, partner or principal of any law firm, accounting firm or investment banking firm that receives any consulting, advisory or other fees from us;

•none of our executive officers is on the compensation committee of the board of directors of a company that employs any of our non-employee directors (or any of their respective immediate family members) as an executive officer;

•no non-employee director (or any of their respective immediate family members) is indebted to us and we are not indebted to any non-employee director (or any of their respective immediate family members);

•no non-employee director serves as an executive officer of a charitable or other tax-exempt organization that received contributions from us; and

•the transactions described below under "Certain Relationships and Related Transactions."

Board of Directors Leadership Structure

The board of directors has adopted corporate governance guidelines to promote the functioning of the board and its committees. These guidelines address board composition, board functions and responsibilities, qualifications, leadership structure, committees and meetings.

Our Corporate Governance Guidelines do not mandate the separation of the offices of the Chair of the Board and the Chief Executive Officer, and the board is given the flexibility to select its Chair and our Chief Executive Officer in the manner that it believes is in the best interests of our stockholders. Accordingly, the board has chosen to separate the positions of Chair of the Board and Chief Executive Officer. We believe this structure is optimal for us because it avoids any duplication of effort between the Chair and the Chief Executive Officer and permits our Chief Executive Officer to focus his efforts on the day-to-day management of Q2. This separation provides strong leadership for the board and the Company through the Chair, while also positioning our Chief Executive Officer as our leader in the eyes of our employees and other stakeholders. Our board of directors has also designated a Lead Independent Director as described below. The board re-evaluates the best board leadership structure annually.

Risk Management

Our risk management function is overseen by our board of directors. Our board of directors leverages the review of financial and other risks by its audit, risk and compliance and compensation committees, as well as information provided through management reports and company policies, such as our Corporate Governance Guidelines and our Code of Business Conduct and Ethics to stay apprised of material risks and obtain access to all information necessary for its members to understand and evaluate how risks related to our business interrelate, how they affect us and how our management addresses those risks. Mr. Flake, as our Chief Executive Officer, works with our independent directors and with management when material risks are identified by the board of directors or management to address such risk. If the identified risk poses an actual or potential conflict with management, our independent directors would conduct an assessment by themselves.

Executive Sessions and Lead Independent Director

Non-executive officer directors generally meet in executive session each time the board of directors holds a regularly scheduled meeting. The board's policy is to hold executive sessions without the presence of management as a part of all regular board meetings, and, in any event, at least twice during each calendar year. Q2's Corporate Governance Guidelines provide that a non-executive officer independent director shall be chosen to preside at each executive session.

The board of directors has elected a non-executive officer director to serve in a Lead Independent Director capacity to coordinate the activities of the other non-executive officer directors, and to perform any other duties and responsibilities that the board of directors may determine. Mr. Diehl served as our Lead Independent Director throughout fiscal 2022.

The role of the Lead Independent Director includes:

•presiding at non-executive officer executive sessions, with the authority to call meetings of the independent directors;

•presiding at executive sessions;

•functioning as principal liaison on board-wide issues between the independent directors and the Chair; and

•if requested by stockholders, ensuring that he/she is available, when appropriate, for consultation and direct communication.

Meetings of the Board of Directors and Committees

The board of directors held 11 meetings during the fiscal year ended December 31, 2022. The board of directors has four standing committees: a compensation committee, an audit committee, a risk and compliance committee and a nominating and corporate governance committee. During the last fiscal year, each of our directors attended at least 75% of the aggregate of the (i) total number of meetings of the board and (ii) the total number of meetings of the committees of the board on which such director served during that period.

The following table sets forth the standing committees of the board of directors and the members of each committee as of the date that this Proxy Statement was first made available to our stockholders:

Name	Compensation	Audit	Risk and Compliance	Nominating and Corporate Governance
R. Lynn Atchison		✓	Chair
Jeffrey T. Diehl	Chair
Stephen C. Hooley	✓			✓
James R. Offerdahl		Chair	✓
R. H. Seale, III			✓
Margaret L. Taylor	✓			Chair
Lynn Antipas Tyson		✓		✓

Compensation Committee

The members of the compensation committee are Ms. Taylor and Messrs. Diehl and Hooley, each of whom is a non-employee member of our board of directors. Mr. Diehl serves as the chair of the compensation committee. Our board of directors has determined that each member of our compensation committee is independent under the applicable NYSE listing standards and SEC rules and regulations, is a non-employee director, as defined by Rule 16b-3 promulgated under the Exchange Act, and is an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code.

The functions of the compensation committee include:

•reviewing and approving corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers;

•reviewing and approving the salaries, bonuses, incentive compensation, equity awards, benefits and perquisites of our Chief Executive Officer and other executive officers;

•recommending the establishment and terms of our incentive compensation plans for executive officers and equity compensation plans, and administering such plans;

•recommending compensation programs for the non-executive-officer members of our board of directors;

•preparing disclosures regarding executive compensation and any related reports required by the rules of the SEC;

•making and approving grants of equity awards to all executive officers, directors and all other eligible individuals; and

•reviewing and evaluating, at least annually, its own performance and the adequacy of its charter.

The compensation committee and board of directors believes that attracting, retaining and motivating our employees, and particularly our senior management team and key operating personnel, are essential to our performance and enhancing stockholder value. The compensation committee will continue to administer and develop our compensation programs in a manner designed to achieve these objectives.

The compensation committee reviews and recommends policies relating to compensation and benefits of our executive officers. The compensation committee reviews and approves corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and recommends the compensation of these officers based on such evaluations. The compensation committee also administers the issuance of restricted stock units, performance stock units and other awards under our equity compensation plans. In fulfilling its responsibilities, the compensation committee may delegate any or all of its responsibilities to one or more subcommittees composed of one or more members of the compensation committee.

In September 2019, the compensation committee selected Mercer LLC, or Mercer, to provide independent compensation consulting support. Mercer has provided market information on compensation trends and practices based on competitive data of a peer group of companies. Mercer is also available to perform special projects at the compensation committee's request. Mercer provides analyses and recommendations that inform the compensation committee's decisions, but neither decided nor approved any compensation actions. As needed, the compensation committee also consults with Mercer on other compensation-related matters, which for fiscal year 2022 included a review of company-wide equity incentive plan grant practices and guidelines and institutional investor compensation policies and preferences. For additional information regarding compensation consulting services provided by Mercer to the compensation committee, see "Compensation Discussion and Analysis - Executive Compensation-Setting Process" elsewhere in this Proxy Statement.

The compensation committee held four meetings during the fiscal year ended December 31, 2022.

Audit Committee

The members of the audit committee are Ms. Atchison, Mr. Offerdahl and Ms. Tyson, each of whom is a non-employee member of our board of directors. Mr. Offerdahl serves as the chair of the audit committee. Our board of directors determined that each of Ms. Atchison, Mr. Offerdahl and Ms. Tyson is independent under the applicable NYSE listing standards and SEC rules and regulations. Our board of directors also determined that each of Ms. Atchison, Mr. Offerdahl and Ms. Tyson meets the requirements for financial literacy and sophistication under the applicable NYSE listing standards and SEC rules and regulations, and each qualifies as an "audit committee financial expert," under the applicable NYSE listing standards and SEC rules and regulations.

The functions of the audit committee include:

•appointing, compensating, retaining and overseeing our independent auditors;

•approving the audit and non-audit services to be performed by our independent auditors;

•reviewing, with our independent auditors, all critical accounting policies and procedures;

•reviewing and discussing with management and the independent auditors our annual audited financial statements and any certification, report, opinion or review rendered by the independent auditors;

•reviewing with management and the independent auditors the adequacy and effectiveness of our internal control structure and procedures for financial reports;

•reviewing and investigating conduct alleged to be in violation of our code of conduct and establishing procedures for our receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•preparing the Report of the Audit Committee required in our annual proxy statement;

•reviewing the appointment, organization, budget, staffing and charter of the internal audit function, and the annual internal audit plan, progress against the internal audit plan and reviewing with management any reports of the internal audit function; and

•reviewing and evaluating, at least annually, its own performance and the adequacy of its charter.

 The audit committee held nine meetings during the fiscal year ended December 31, 2022. Additional information regarding the audit committee is set forth in the Report of the Audit Committee immediately following Proposal No. 2.

Risk and Compliance Committee

The members of the risk and compliance committee are Ms. Atchison and Messrs. Offerdahl and Seale. Ms. Atchison serves as the chair of the risk and compliance committee.

The functions of the risk and compliance committee include:

•monitoring and oversight of response to, and compliance with, regulatory requirements, requests and orders;

•reviewing and reporting to the board of directors on all state and federal regulatory examinations, related reports and responses to those reports;

•approving the designation of key compliance officers;

•overseeing the adequacy, efficacy, and implementation of our compliance audit plan;

•approving and overseeing our major information systems projects that establish and prioritize information systems standards and overall performance;

•reviewing the adequacy and allocation of our information systems resources in terms of funding, personnel, equipment and service levels;

•reviewing, discussing with management and overseeing the implementation, monitoring and testing of our information systems security program, as well as risk mitigation strategies, business continuity and disaster recovery plans and controls and procedures with respect to information systems security;

•informing the board of directors of key risks identified by management and key risk management objectives and strategies;

•reviewing and evaluating, at least annually, its own performance and the adequacy of its charter; and

•approving compliance, information technology and risk policies and programs submitted by management.

 The risk and compliance committee held four meetings during the fiscal year ended December 31, 2022.

Nominating and Corporate Governance Committee

The members of the nominating and corporate governance committee are Mr. Hooley, Ms. Taylor and Ms. Tyson.  Ms. Taylor serves as the chair of the nominating and corporate governance committee. Our board of directors determined that each of Mr. Hooley, Ms. Taylor and Ms. Tyson is independent under the applicable NYSE listing standards and SEC rules and regulations.

The functions of the nominating and corporate governance committee include:

•assisting our board of directors in identifying qualified director nominees and recommending nominees for each annual meeting of stockholders;

•developing, recommending and reviewing corporate governance principles applicable to us;

•consulting with our audit committee regarding, and periodically reviewing, our Code of Business Conduct and Ethics;

•overseeing the evaluation of the board of directors of its performance and the performance of each of its committees and company management;

•reviewing and evaluating, at least annually, its own performance and the adequacy of its charter; and

•reviewing with management strategic issues and corporate actions related to environmental, social and governance issues.

The nominating and corporate governance committee held two meetings during the fiscal year ended December 31, 2022.

Director Nominations

Our nominating and corporate governance committee is responsible for, among other things, assisting our board of directors in identifying qualified director nominees and recommending nominees for each annual meeting of stockholders. In addition, our nominating and corporate governance committee has the authority to consider candidates for the board of directors recommended by stockholders and to determine the procedures with respect to such stockholder recommendations. The nominating and corporate governance committee's goal is to assemble a board that brings to our company a diversity of experience in areas that are relevant to our business and that complies with the NYSE listing standards and applicable SEC rules and regulations. While we do not have a formal diversity policy for board membership, the nominating and corporate governance committee generally considers the diversity of nominees in terms of knowledge, experience, background, skills, expertise, gender, race, ethnicity, age, cultural background and other factors. When considering nominees for election as directors, the nominating and corporate governance committee reviews the needs of the board for various skills, background, experience and expected contributions and the qualification standards established from time to time by the nominating and corporate governance committee. The nominating and corporate governance committee believes that directors must also have an inquisitive and objective outlook and mature judgment. Director candidates must have sufficient time available in the judgment of the nominating and corporate governance committee to perform all board and committee responsibilities. There are no differences in the manner in which our nominating and corporate governance committee evaluates candidates for the board of directors recommended by stockholders. Members of the board of directors are expected to rigorously prepare for, attend and participate in all meetings of the board and applicable committee meetings.

Other than the foregoing and the applicable rules regarding director qualification, there are no stated minimum criteria for director nominees. Under the NYSE listing standards, at least a majority of the members of the board must meet the definition of "independence" and at least one director must have accounting or related financial management expertise, as determined by the board of directors in its business judgment. The nominating and corporate governance committee also believes it appropriate for our Chief Executive Officer to participate as a member of the board of directors.

The nominating and corporate governance committee will evaluate annually the current members of the board who are willing to continue in service against the criteria set forth above in determining whether to recommend these directors for election. The nominating and corporate governance committee will assess regularly the optimum size of the board and its committees and the needs of the board for various skills, background and business experience in determining if the board requires additional candidates for nomination.

Candidates for director nominations come to our attention from time to time through incumbent directors, management, stockholders or third parties. These candidates may be considered at meetings of the nominating and corporate governance committee at any point during the year. Such candidates are to be evaluated against the criteria set forth above. If the nominating and corporate governance committee believes at any time that it is desirable that the board consider additional candidates for nomination, the nominating and corporate governance committee may poll directors and management for suggestions or conduct research to identify possible candidates and may engage, if the nominating and corporate governance committee believes it is appropriate, a third-party search firm to assist in identifying qualified candidates.

Our Bylaws permit stockholders to nominate directors for consideration at an annual meeting. The nominating and corporate governance committee will consider director candidates validly recommended by stockholders. For more information regarding the requirements for stockholders to validly submit a nomination for director, see "Stockholder Proposals or Nominations to Be Presented at Next Annual Meeting" elsewhere in this Proxy Statement.

Compensation of Directors

On February 19, 2014, we adopted a director compensation policy which was most recently amended on December 6, 2022. For the year ended December 31, 2022, the director compensation policy provides that each non-executive-officer director receives an annual cash fee of $30,000 and an annual equity award of $209,000 in restricted stock units, or RSUs. The number of RSUs is determined by dividing $209,000 by the fair market value of our common stock on the date of grant. The RSUs will vest quarterly over 12 months, provided that the director continues to serve as a director through such vesting dates. Directors receive an additional $8,000 annually for serving on our audit committee, an additional $5,000 annually for serving on our compensation committee, an additional $3,800 annually for serving on our nominating and corporate governance committee and an additional $5,000 annually for serving on our risk and compliance committee. The Chair receives an additional $60,000 annually, the chair of our audit committee receives an additional $15,000 annually, the chair of our compensation committee receives an additional $10,000 annually, the chair of our nominating and corporate governance committee receives an additional $5,000 annually, the chair of our risk and compliance committee receives an additional $10,000 annually and our Lead Independent Director receives an additional $20,000 annually. The Chair and our Lead Independent Director can elect to receive their annual fees as Chair or Lead Independent Director, as applicable, in RSUs, in lieu of cash, with the number of RSUs they would be entitled to receive determined by dividing the applicable stated dollar amount by the fair market value of our common stock on the date of grant. Such RSUs vest quarterly over 12 months, in each case provided that the director continues to serve as a director through such vesting dates. Non-executive-officer members of our board of directors are reimbursed for travel and other out-of-pocket expenses in connection with attending meetings.

2022 Director Compensation Table

The following table sets forth information concerning the compensation earned during the last fiscal year by each director who received such compensation. Our Chief Executive Officer did not receive additional compensation for his service as a director and, consequently, is not included in the table. The compensation received by our Chief Executive Officer as an employee is presented in the "Summary Compensation Table" elsewhere in this Proxy Statement:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(8)		Total ($)
R. H. Seale, III(1)	$95,000	$209,002	(9)	$304,002
R. Lynn Atchison(2)	53,000	209,002	(9)	262,002
Jeffrey T. Diehl(3)	65,000	209,002	(9)	274,002
Stephen C. Hooley(4)	38,800	209,002	(9)	247,802
James R. Offerdahl(5)	58,000	209,002	(9)	267,002
Margaret L. Taylor(6)	43,800	209,002	(9)	252,802
Lynn A. Tyson (7)	41,800	209,002	(9)	250,802

(1)As of December 31, 2022, Mr. Seale had 3,319 shares underlying option awards outstanding, and 2,026 shares underlying unvested restricted stock units. Fees earned or paid in cash consist of a $30,000 annual fee for service on our board of directors, and $5,000 in annual fees for service on our risk and compliance committee. For 2022, Mr. Seale received his $60,000 annual fee for service as Chair of the board of directors in cash.
(2)As of December 31, 2022, Ms. Atchison had 2,026 shares underlying unvested restricted stock units. Fees earned or paid in cash consist of a $30,000 annual fee for service on our board of directors, $8,000 in annual fees for service on our audit committee, $5,000 in annual fees for service on our risk and compliance committee, and $10,000 in annual fees for service as the chair of our risk and compliance committee.
(3)As of December 31, 2022, Mr. Diehl had 2,243 shares underlying option awards outstanding, and 2,026 shares underlying unvested restricted stock units. Fees earned or paid in cash consist of a $30,000 annual fee for service on our board of directors, $5,000 in annual fees for service on our compensation committee, $10,000 in annual fees for service as the chair of our compensation committee and $20,000 in annual fees for service as our lead independent director.

(4)As of December 31, 2022, Mr. Hooley had 2,026 shares underlying unvested restricted stock units. Fees earned or paid in cash consist of $30,000 in annual fee for service on our board of directors, $3,800 in annual fees for service on our nominating and corporate governance committee and $5,000 in annual fees for service on our compensation committee.
(5)As of December 31, 2022, Mr. Offerdahl had 2,026 shares underlying unvested restricted stock units. Fees earned or paid in cash consist of a $30,000 annual fee for service on our board of directors, $8,000 in annual fees for service on our audit committee, $15,000 in annual fees for service as the chair of our audit committee, and $5,000 in annual fees for service on our risk and compliance committee.
(6)As of December 31, 2022, Ms. Taylor had 2,026 shares underlying unvested restricted stock units. Fees earned or paid in cash consist of $30,000 in annual fee for service on our board of directors, $3,800 in annual fees for service on our nominating and corporate governance committee, $5,000 in annual fees for service on our compensation committee and $5,000 in annual fees for service as the chair of our nominating and corporate governance committee.
(7)As of December 31, 2022, Ms. Tyson had 2,026 shares underlying unvested restricted stock units. Fees earned or paid in cash consist of $30,000 in annual fee for service on our board of directors, $3,800 in annual fees for service on our nominating and corporate governance committee, and $8,000 in annual fees for service on our audit committee.
(8)Amounts represent the aggregate grant date fair value of RSUs granted during the year computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or FASB ASC Topic 718. Assumptions used in calculating these amounts are described in Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.
(9)Consists of RSUs for 4,052 shares of our common stock which vest in equal quarterly installments over one year beginning September 9, 2022 in respect of each director's annual director equity award grant.
Non-Executive-Officer Director Stock Ownership Guidelines

In April 2020, our board of directors adopted stock ownership guidelines that apply to our executive officers and our non-executive-officer directors. Pursuant to these guidelines, each of our non-executive-officer directors must retain an equity interest in Q2 that is at least three times the base annual cash board retainer. Covered individuals will have five years from the time the stock ownership guideline becomes applicable to meet their respective guideline. Shares counted toward satisfying the guideline include shares owned outright, other shares beneficially owned, and unvested time-based RSUs. Unvested or unearned market stock units, or MSUs, and outstanding stock options will not be counted towards satisfying the ownership requirements.

For purposes of our stock ownership guidelines, the value of the equity interests held by a non-executive-officer director is calculated based on the average closing stock price of one share of our common stock as listed on the NYSE for the 30 calendar days preceding the determination date. Each non-executive-officer director will have five years to accumulate this equity interest from the later of the implementation of the stock ownership guidelines or the date such person became subject to the stock ownership guidelines. As of January 1, 2023, each of our non-executive-officer directors was in compliance with our non-executive-officer director stock ownership guidelines.

Stockholder Engagement

We carefully consider feedback from our stockholders regarding us, our executive compensation program and corporate governance matters. Our stockholders are invited to express their views to members of our board of directors as described below under "Communications with Directors." We also engage in dialogue with our major stockholders throughout the year to solicit their views and opinions about various topics and matters of mutual interest. We believe that our stockholder outreach process continues to strengthen our understanding of our stockholders' concerns and the issues on which they are focused. We therefore expect to continue to engage with our stockholders on a regular basis.

Communications with Directors

Stockholders and other interested parties may communicate with the board of directors in writing by mail addressed as follows:

Board of Directors of Q2 Holdings, Inc.
c/o Corporate Secretary
10355 Pecan Park Boulevard
Austin, Texas 78729

Please indicate on the envelope that the correspondence contains a stockholder communication. All directors have access to this correspondence. Stockholders and other interested persons may communicate with our Lead Independent Director in writing by mail addressed to the above address, Attention: Lead Independent Director. In accordance with instructions from the board, the Corporate Secretary logs and reviews all correspondence and transmits such communications to the full board or individual directors, as appropriate. Certain communications, such as business solicitations, job inquiries, junk mail, patently offensive material or communications that present security concerns may not be transmitted, as determined by the Corporate Secretary.

Director Attendance at Annual Meetings

We attempt to schedule our annual meeting of stockholders at a time and date to accommodate attendance by our board of directors taking into account the directors' schedules. All directors are encouraged to attend our annual meeting of stockholders. The board of directors, however, does not have a policy requiring director attendance at our annual meetings of stockholders. All of our directors attended our 2022 annual meeting of stockholders held on June 1, 2022.

Committee Charters and Code of Business Conduct and Ethics

Our board of directors has adopted a written charter for each of the compensation committee, the audit committee, the risk and compliance committee and the nominating and corporate governance committee. Each charter is available on the investor relations section of our website at http://investors.q2.com.

We have adopted a Code of Business Conduct and Ethics, or the Code, that applies to all of our employees, officers and directors. The Code is available on the investor relations section of our website at http://investors.q2.com. A printed copy of the Code may also be obtained by any stockholder free of charge upon request to the Corporate Secretary, Q2 Holdings, Inc., 10355 Pecan Park Boulevard, Austin, Texas 78729. Any substantive amendment to or waiver of any provision of the Code may be made only by the board of directors, and will be disclosed on our website as well as via any other means then required by NYSE listing standards or applicable law.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines, or the Guidelines, that address the composition of the board, criteria for board membership and other board governance matters. These Guidelines are available on the investor relations section of our website at http://investors.q2.com. A printed copy of the Guidelines may also be obtained by any stockholder free of charge upon request to the Corporate Secretary, Q2 Holdings, Inc., 10355 Pecan Park Boulevard, Austin, Texas 78729.

Compensation Committee Interlocks and Insider Participation

None of the members of the compensation committee are or have been an officer or employee of Q2. During the fiscal year ended December 31, 2022, none of our company's executive officers served on the compensation committee (or its equivalent) or board of directors of another entity any of whose executive officers served on our compensation committee or board of directors.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has selected Ernst & Young LLP, or Ernst & Young, to serve as our independent registered public accounting firm to audit the consolidated financial statements of Q2 Holdings, Inc. for the fiscal year ending December 31, 2023. Ernst & Young has served as our auditor since September 2013. A representative of Ernst & Young is expected to be present virtually at the annual meeting to respond to appropriate questions and make a statement if he or she so desires.

The following table sets forth the aggregate fees billed by Ernst & Young for the fiscal years ended December 31, 2022 and 2021:

	Fiscal 2022	Fiscal 2021
Audit fees(1)	$1,752,655	$1,734,500
Audit-related fees(2)	—	—
Tax fees(3)	—	21,754
All other fees(4)	—	—
Total fees	$1,752,655	$1,756,254

(1)Audit fees consist of fees billed for professional services rendered for the audit of our consolidated annual financial statements and internal control over financial reporting, the review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements, consultations concerning financial reporting in connection with acquisitions and issuances of auditor consents and comfort letters in connection with SEC registration statements and related SEC registered securities offerings.
(2)Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under "Audit Fees," including due diligence services related to acquisitions.
(3)Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance and acquisitions.
(4)All other fees consist of fees for products and services other than the services reported above.
Policy on Audit Committee Pre-approval of Audit and Non-Audit Services Performed by Independent Registered Public Accounting Firm

The audit committee has determined that all services performed by Ernst & Young are compatible with maintaining the independence of Ernst & Young. The audit committee's policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Unless the specific service has been pre-approved with respect to that year, the audit committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval process. All services provided by Ernst & Young during the fiscal years ended December 31, 2022 and December 31, 2021 were pre-approved by the audit committee.

Vote Required and Board of Directors Recommendation

The affirmative vote of a majority of the voting power of the shares in attendance at the meeting or represented by proxy and entitled to vote on the matter at the annual meeting is required for approval of this proposal. Abstentions will have the effect of a vote "against" the ratification of Ernst & Young as our independent registered public accountants. Your bank or broker will have discretion to vote any uninstructed shares on this proposal. If the stockholders do not approve the ratification of Ernst & Young as our independent registered public accounting firm, the audit committee will reconsider its selection.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.  PROXIES WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

REPORT OF THE AUDIT COMMITTEE

The audit committee currently consists of three directors. Mr. Offerdahl, Ms. Atchison and Ms. Tyson are each, in the judgment of the board of directors, an independent director. The audit committee acts pursuant to a written charter that has been adopted by the board of directors. A copy of the charter is available on the investor relations section of our website at http://investors.q2.com/investor-relations/overview/default.aspx.

The audit committee oversees our financial reporting process on behalf of the board of directors. The audit committee is responsible for retaining our independent registered public accounting firm, evaluating its independence, qualifications and performance, and approving in advance the engagement of the independent registered public accounting firm for all audit and non-audit services. The audit committee's specific responsibilities are set forth in its charter. The audit committee reviews its charter at least annually.

Management has the primary responsibility for the financial statements and the financial reporting process, including internal control systems, and procedures designed to ensure compliance with applicable laws and regulations. Our independent registered public accounting firm, Ernst & Young LLP, is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles.

The audit committee has reviewed and discussed with management the company's audited financial statements. The audit committee has also discussed with Ernst & Young LLP all matters that the independent registered public accounting firm was required to communicate and discuss with the audit committee, including the applicable requirements of the Public Company Accounting Oversight Board (PCAOB). In addition, the audit committee has met with the independent registered public accounting firm, with and without management present, to discuss the overall scope of the independent registered public accounting firm's audit, the results of its examinations, its evaluations of the company's internal controls and the overall quality of our financial reporting.

The audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm its independence.

Based on the review and discussions referred to above, the audit committee recommended to our board of directors that the company's audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

AUDIT COMMITTEE

James R. Offerdahl, Chair
R. Lynn Atchison
Lynn A. Tyson

The foregoing Report of the Audit Committee shall not be deemed to be incorporated by reference into any filing of Q2 Holdings, Inc. under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, except to the extent that we specifically incorporate such information by reference in such filing and shall not otherwise be deemed "filed" under either the Securities Act or the Exchange Act or considered to be "soliciting material."

PROPOSAL NO. 3

APPROVAL OF 2023 EQUITY INCENTIVE PLAN

We are asking stockholders to approve the 2023 Equity Incentive Plan, or 2023 Plan, which was adopted by our board of directors upon the recommendation of the compensation committee of our board of directors, or the Committee, subject to stockholder approval. We are seeking stockholder approval of the 2023 Plan as a successor to and continuation of our 2014 Equity Incentive Plan, or 2014 Plan. Under this proposal the shares available for issuance under the 2014 Plan, including shares underlying outstanding awards granted under the 2014 Plan which are subsequently forfeited, canceled, terminated, paid in cash, tendered in consideration of tax withholding obligations, etc., will be rolled into the 2023 Plan. We are not asking stockholders to approve any additional share reserve.

No awards will be granted under the 2023 Plan unless stockholders approve it at the annual meeting or prior to its effective date. If stockholders approve the 2023 Plan, it will become effective on June 1, 2023, the date immediately following the date of the annual meeting, referred to as the 2023 Plan Effective Date. No new awards will be granted under the 2014 Plan after the date of the annual meeting. On the date of the annual meeting, we will make our regular annual non-employee director and employee new-hire and retention restricted stock unit grants under the 2014 Plan.

If stockholders do not approve the 2023 Plan, we will continue to have the authority to grant awards under the 2014 Plan until March 5, 2024. As of March 31, 2023, 7,750,349 shares remained available for issuance under our 2014 Plan and 6,295,003 shares were subject to outstanding awards under our 2014 Plan, in each case assuming maximum attainment of performance measures for outstanding MSUs and PSUs.

We believe that equity awards are critical incentives to recruiting, retaining and motivating the best employees in our industry. If this proposal is not approved, we believe we would be at a significant disadvantage relative to our competitors for recruiting, retaining and motivating those individuals who are critical to our success, and we could be forced to increase cash compensation, reducing resources available to meet our other business needs.

Factors Regarding Our Equity Usage and Needs

Equity is Essential to Talent Acquisition and Retention

We firmly believe that employees with a stake in the future success of our business are highly motivated to achieve the long-term growth and profitability objectives of our business and are well-aligned with the interests of our other stockholders to increase stockholder value. We have a long-standing practice of granting equity awards not only to our executives and directors, but broadly among our employees. As of December 31, 2022, we had approximately 2,242 full-time employees, of which approximately 98% held an equity award.

We believe that it is essential that we continue the use of equity compensation to motivate and retain our skilled employees while attracting talented new employees to help us achieve our objectives. Without the approval of the 2023 Plan and continued use of the available reserves thereunder, we will not have sufficient capacity to provide equity compensation at levels that we believe will allow us to continue to compete for talented employees in a highly competitive market. We believe this would ultimately result in the loss of critical talent and inhibit our ability to achieve our business goals. We intend to use the available shares under the 2023 Plan to continue to recruit and retain critical talent. If approved, we anticipate that the share reserve available under the 2023 Plan would allow us to maintain our regular equity compensation program without interruption until 2026. The shares reserved under the 2023 Plan may, however, last for a shorter or longer period of time depending on various factors, such as the number of grant recipients, future grant practices, our stock price and forfeiture rates.

Key Features of the 2023 Plan

The 2023 Plan includes provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices including:

•Administration. The 2023 Plan would be administered by the Committee, which is composed entirely of independent, non-employee directors.

•Stockholder Approval is Required for Any Additional Shares. The 2023 Plan does not contain an annual "evergreen" provision, but instead reserves a fixed maximum number of shares of common stock. Additional stockholder approval is required to increase that number.

•Stockholder Approval is Required for Any Repricings. Stock options and stock appreciation rights may not be repriced, exchanged for other equity awards or cashed out without stockholder approval.

•Compensation Limits for Non-Employee Directors. The aggregate value of all regular compensation paid to any non-employee director for services rendered in any calendar year, inclusive of cash and the grant date fair value of equity awards under the 2023 Plan, is limited to $800,000.

•No Dividend Payment Until Underlying Shares Vest. Dividends and dividend equivalents on restricted stock, restricted stock units and performance share awards vest and are paid only if and to the extent those underlying awards become vested. No dividends are payable with respect to outstanding options and stock appreciation rights.

•Limited Transferability. Awards are not transferable except by will or by the laws of descent and distribution, or pursuant to a domestic relations order.

•No Liberal Change in Control Definition. The 2023 Plan defines change in control based, in part, on the consummation of the transaction rather than the announcement or stockholder approval of the transaction.

Historical Award Information

Overhang

The following table provides additional information regarding our overhang, or potential stockholder dilution. Our overhang is equal to the number of shares subject to our outstanding equity awards granted under our 2014 Plan at March 31, 2023, plus the number of shares available to be granted, divided by the total shares of common stock outstanding. As of April 10, 2023, the record date of the annual meeting, there were 58,198,202 shares of our common stock outstanding. The closing price of our common stock as reported on NYSE on April 10, 2023 was $23.22 per share.

Outstanding Award Type	Number of Shares (as of March 31, 2023)
Stock Options	318,890
Weighted Average Exercise Price	$35.31
Weighted Average Remaining Term (Years)	0.9
Restricted Stock Units	4,156,235
Market Stock Units(1)	744,182
Performance Stock Units(1)	1,075,696
Total Shares Subject to Outstanding Awards	6,295,003
Number of Shares Remaining Available for Grant(2)	7,750,349

(1)The number of Market Stock Units and Performance Stock Units that are outstanding at March 31, 2023 reflect the maximum number of shares that could be earned based on satisfaction of the applicable performance goals.

(2)Does not include shares available for issuance under our 2014 Employee Stock Purchase Plan.

3-Year Historical Burn Rate

The following table provides information regarding the grant of equity awards over the past three completed fiscal years and which we considered in setting the number of shares available for issuance under the 2023 Plan:

Key Equity Metrics	Fiscal 2020	Fiscal 2021	Fiscal 2022
Equity Burn Rate(1)	1.8%	1.6%	4.2%
Dilution(2)	15.9%	17.5%	19.7%
Overhang(3)	5.0%	4.0%	6.4%

(1)Equity burn rate is calculated by dividing the number of shares issuable pursuant to equity awards granted during the fiscal year by the (basic) weighted-average number of common shares outstanding during the period.

(2)Dilution is calculated by dividing the sum of (x) the number of shares issuable pursuant to equity awards outstanding at the end of the fiscal year (3,667,646 shares with respect to fiscal 2022, assuming target performance for MSUs) plus (y) the number of shares available under the 2014 Plan for future grants (7,708,588 shares with respect to fiscal 2022, assuming target performance for MSUs), by the number of common shares outstanding at the end of the fiscal year (57,734,509 shares with respect to fiscal 2022).

(3)Overhang is calculated by dividing the number of shares issuable pursuant to equity awards outstanding at the end of the fiscal year (3,667,646 shares with respect to fiscal 2022, assuming target performance for MSUs) by the number of common shares outstanding at the end of the fiscal year (57,734,509 shares with respect to fiscal 2022).

For purposes of the table above, the number of shares issuable pursuant to an award that provides for issuance of a variable number of shares based on the extent to which performance targets are satisfied is deemed to be the target number of shares that may be issued on attainment of applicable performance targets, even though a greater or lesser number of shares may be or may have been issued based on actual performance.

Summary of the 2023 Plan

The following paragraphs summarize the material terms of the 2023 Plan. This summary does not purport to be a complete description of all of the provisions of the 2023 Plan. It is qualified in its entirety by reference to the full text of the 2023 Plan, a copy of which is attached to this proxy statement as Appendix A.

General

The 2023 Plan provides for the grant of incentive and nonstatutory stock options, stock appreciation rights, restricted stock, unrestricted stock, restricted stock units, performance units, performance shares (including performance stock units and other stock-based awards as well as cash-based awards). Incentive stock options granted under the 2023 Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, which is referred to as "the Code" in this Proposal. Nonstatutory stock options granted under the 2023 Plan are not intended to qualify as incentive stock options under the Code.

Purpose

The purpose of the 2023 Plan is to advance the interests of Q2 and its stockholders by providing an incentive to attract and retain the best qualified personnel to perform services for Q2, by motivating such persons to contribute to Q2's growth and profitability, by aligning their interests with the interests of Q2's stockholders and by rewarding such persons for their services by tying a portion of their total compensation package to Q2's success.

Administration

The 2023 Plan would be administered by the Committee or, if there is no such committee, it would be administered by the board of directors. Subject to the limitations in the 2023 Plan, the Committee has the authority to interpret the 2023 Plan and to determine the recipients of awards, the number of shares subject to each award, the times when an award will become exercisable or vest, the exercise price, the type of consideration to be paid upon exercise and other terms of the award. To the extent permitted by applicable law and the terms of the 2023 Plan, the Committee may delegate to the appropriate officers of

Q2 the authority to grant, amend, modify, cancel, extend or renew awards to persons other than directors or executive officers whose transactions are subject to Section 16 of the Security Exchange Act of 1934, as amended. Accordingly, as used herein with respect to the 2023 Plan, references to the "Committee" include the board of directors, the Committee and any of Q2's officer(s) to whom such authority may be delegated as provided in the 2023 Plan, to the extent such delegation is applicable.

Maximum Number of Shares Issuable Under the 2023 Plan

Maximum Number of Shares Issuable. The maximum number of shares that may be issued pursuant to awards under the 2023 Plan will not exceed 14,045,352 shares and will be equal to the sum of:

•the number of any shares available for new award grants under the 2014 Plan on the 2023 Plan Effective Date, determined before giving effect to the termination of the authority to grant new awards under the 2014 Plan, plus

•the number of any shares subject to stock options granted under the 2014 Plan and outstanding as of the 2023 Plan Effective Date which expire, or for any reason are forfeited, canceled or terminated, after that date without being exercised, plus

•the number of any shares subject to full-value awards (including restricted stock units, market stock units and performance stock units) granted under the 2014 Plan that are outstanding as of the 2023 Plan Effective Date which are forfeited, terminated, canceled, not earned due to any performance goal that is not met or that fail to vest or are otherwise reacquired after that date without having become vested, plus

•the number of any shares subject to equity awards granted under the 2014 Plan and outstanding on the 2023 Plan Effective Date that are paid in cash, exchanged by a participant or withheld by Q2 after the 2023 Plan Effective Date to satisfy any tax withholding or tax payment obligations related to such award.

Share Counting. The following are other rules for counting shares against the maximum number of shares that may be issued pursuant to the 2023 Plan:

•To the extent that an award is settled in cash, the shares that would have been issued had there been no such cash settlement will not be counted against the maximum number of shares that are issuable pursuant to the 2023 Plan.

•Shares that are subject to awards that are forfeited, terminated, canceled, not earned due to any performance goal that is not met or otherwise fail to vest or are reacquired by Q2 will again be available for subsequent awards under the 2023 Plan.

•Shares are exchanged by a participant or withheld by Q2 to satisfy the tax withholding or payment obligations related to any equity award will not be counted against the maximum number of shares that are issuable pursuant to the 2023 Plan.

•Shares tendered (by attestation or otherwise), exchanged or withheld as full or partial payment of the exercise price of any option or stock appreciation right will not be counted against the maximum number of shares that are issuable pursuant to the 2023 Plan (so that the number of shares available for issuance under the 2023 Plan shall be reduced only by the net number of shares actually issued).

•Shares purchased or repurchased by Q2 with option exercise proceeds will not be available for subsequent awards.

•Shares issued in connection with awards that are granted by or become obligations of Q2 through the assumption, substitution or conversion of awards in connection with an acquisition of another company will not count against the shares available for issuance under the 2023 Plan unless determined otherwise by the Committee, and such awards may reflect the original terms of the related award being assumed, substituted or converted and need not comply with other specific terms of the 2023 Plan.

•Shares of stock of an acquired company that are available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition (as adjusted using the exchange ratio or other adjustment formula used in such acquisition or combination to determine the consideration payable to its stockholders) may be used for awards under the 2023 Plan and will not reduce the number of shares available for issuance under the 2023 Plan, provided that awards using such available shares cannot be made after the date the awards or grants could have been made under the terms of the pre-existing plan and will only be made to individuals who were not employees, consultants or non-employee directors of Q2 prior to such acquisition or combination.

Eligibility and Award Limitations

Awards other than incentive stock options are generally granted to our employees and non-employee directors, although the 2023 Plan permits the grant of awards to consultants. Incentive stock options may be granted only to employees. As of December 31, 2022, Q2 had approximately 2,242 employees, six non-employee directors and approximately 240 consultants who would have been eligible to participate in the 2023 Plan had it been in effect on that date. Consistent with past practices, Q2 does not currently intend to grant awards to consultants under the 2023 Plan.

The number of shares issued under the 2023 Plan pursuant to the exercise of incentive stock options may not exceed 14,045,352 shares. If an incentive stock option is granted to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of Q2, or any of its parent or subsidiary corporations, the option must be granted at an exercise price that is at least 110% of the fair market value of Q2's stock on the date of grant, and the term of the option must not exceed five years. The aggregate fair market value, determined at the time of grant, of the shares of common stock with respect to which incentive stock options granted under the 2023 Plan that are exercisable for the first time by an optionee during any calendar year (under all our plans and our parent and subsidiary corporations) may not exceed $100,000.

Limitation on Awards to Non-Employee Directors

The 2023 Plan provides for an annual limit of $800,000 for compensation awarded to each of our non-employee directors. These annual limits do not apply to any compensation for service rendered as an employee or consultant or to any compensation that the board of directors determines is for special services or services beyond that required in the regular course of duties performed by a non-employee director.

Restrictions on Transfer

During a participant’s lifetime, exercisable awards (stock options and stock appreciation rights) may be exercised only by the participant or the participant's’ guardian or legal representative. 2023 Plan awards shall not be subjected in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment. Participants generally may not transfer equity awards granted under the 2023 Plan, except by will or by the laws of descent and distribution, or pursuant to a domestic relations order.

Stock Options and Stock Appreciation Rights

The following is a general description of the terms of stock options and stock appreciation rights that may be awarded under the 2023 Plan. Individual grants may have different terms, subject to the overall requirements of the 2023 Plan.

Exercise Price; Payment. The exercise price of incentive stock options under the 2023 Plan may not be less than the fair market value of Q2's common stock subject to the option on the date of grant, and in some cases may not be less than 110% of the fair market value on the grant date, as described above. The exercise price of a nonstatutory stock option and a stock appreciation right may not be less than the fair market value of Q2's stock subject to the award on the date of grant. The exercise price of options granted under the 2023 Plan must be paid: (1) in cash, check or a cash equivalent; (2) by cashless exercise or tender of shares of common stock of Q2 subject to attestation to the ownership of the shares and to having a fair market value not less than the exercise price; (3) by net exercise whereby the number of shares issuable upon the exercise of the option is reduced by a number of shares having a fair market value equal to the exercise price; (4) in any other form of payment as may be approved by the Committee; or (6) by a combination of the above forms of payment.

Repricing and Reload Options Prohibited. Q2 may not, without obtaining stockholder approval, (1) amend or modify the terms of any outstanding option or stock appreciation right to reduce the exercise price; (2) cancel, exchange or permit or accept the surrender of any outstanding option or stock appreciation right in exchange for an option or stock appreciation right with a lower exercise price; or (3) cancel, exchange or permit or accept the surrender of any outstanding option or stock appreciation right in exchange for any other award, cash or other securities for purposes of repricing that option or stock appreciation right. Also, no option may be granted to any participant on account of the use of shares to exercise a prior option.

Vesting and Exercise. Stock options and stock appreciation rights granted under the 2023 Plan vest and become exercisable in cumulative increments as determined by the Committee, provided that the holder's employment by, or service as a director of or consultant to, Q2 or certain related entities or designated affiliates, continues from the date of grant until the applicable vesting date. Stock options and stock appreciation rights granted under the 2023 Plan may be subject to different vesting terms. In addition, the Committee has the power to accelerate the time during which an award may be exercised.

Term. The maximum term of stock options and stock appreciation rights under the 2023 Plan is 10 years, except for certain incentive stock options with a maximum term of five years, as described above. The 2023 Plan provides for the earlier termination of an award due to the holder’s termination of service.

Restricted Stock Units

The Committee may grant restricted stock units under the 2023 Plan. Restricted stock units represent a right to receive shares of Q2's common stock at a future date determined in accordance with the participant's award agreement. There is no purchase or exercise price associated with restricted stock units or with the shares issued in settlement of the award. The Committee may grant restricted stock unit awards that are subject to time-based vesting or performance-based vesting.

Participants may not transfer shares acquired pursuant to restricted stock units until the units vest and are settled. Participants have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until shares of common stock are issued in settlement of such awards. However, the Committee may grant restricted stock units that entitle the holders to receive dividend equivalents, which are rights to receive additional restricted stock units or cash amounts on restricted stock units that vest based on the value of any cash dividends Q2 declares prior to the settlement of vested restricted stock units. Any dividend equivalents are subject to the same restrictions and risk of forfeiture as the underlying award.

Restricted Stock Awards

The Committee may grant restricted stock awards under the 2023 Plan specifying the number of shares of stock subject to the award and including such terms and conditions as the Committee shall from time to time establish. The Committee determines the purchase price payable under restricted stock purchase rights, which may be less than the then current fair market value of Q2’s common stock, or may grant restricted stock without any purchase price. Restricted stock awards may be subject to vesting conditions specified by the Committee based on service or performance criteria. Participants may not transfer shares acquired pursuant to a restricted stock award until the shares vest. Unless otherwise provided by the Committee, participants forfeit any unvested shares of restricted stock upon termination of service. Participants holding restricted stock generally may vote the shares and receive any dividends paid; however, no dividends or distributions will be paid on shares of stock subject to vesting conditions except to the extent that such vesting conditions are satisfied, and the restrictions on the original restricted stock award apply to adjustments made upon a change in the capital structure of Q2, and any substituted or additional securities or property arising from such award.

Performance Awards

The Committee may grant performance awards subject to the fulfillment of conditions and the attainment of performance goals with such terms and over such periods as the Committee determines in writing and sets forth in a written agreement between Q2 and the participant. These awards may be designated as performance shares or performance units. Performance shares are awards that provide for a payment in shares (or cash equivalent to the fair market value of shares) based on satisfaction of performance goals established by the Committee, and performance units are awards that provide for the payment of cash based on the satisfaction of performance goals established by the Committee.

The Committee may make positive or negative adjustments to performance award payments to reflect individual job performance or other factors. At its discretion, the Committee may provide for the payment of dividend equivalents (which will be subject to the same restrictions and risks of forfeiture as the underlying award) with respect to cash dividends paid on Q2's common stock to a participant awarded performance shares. The Committee may provide for performance award payments in lump sums or installments. If any payment is to be made on a deferred basis, the Committee may provide for the payment of dividend equivalents or interest during the deferral period.

Other Stock-Based Awards

The 2023 Plan permits the Committee to grant other awards based on Q2's stock or based on dividends paid on its stock. Participants have no voting rights or rights to receive cash dividends with respect to other awards until shares of common stock are issued in settlement of such awards. At its discretion, the Committee may provide for the payment of dividend equivalents (which will be subject to the same restrictions and risks of forfeiture as the underlying award) with respect to cash dividends paid on Q2's common stock that are subject to such awards.

Cash-Based Awards

The 2023 Plan permits the Committee to grant awards that provide for potential to receive a cash payment amount or cash payment range and with such other terms, including the achievement of performance criteria, as the Committee may determine.

Adjustments Upon Certain Corporate Events

Capitalization Adjustments. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of Q2, or in the event of any extraordinary cash dividend, the 2023 Plan provides for appropriate adjustments in (i) the maximum number and class of shares subject to the 2023 Plan and to any outstanding awards, and (ii) the exercise or purchase price per share of any outstanding equity awards. Any fractional share resulting from an adjustment is rounded down to the nearest whole number, and at no time will the exercise price of any stock option or stock appreciation right be decreased to an amount less than par value of the stock subject to the award.

Change in Control.  In the event of a change in control of the Company the acquiring or successor entity may assume or continue all or any awards outstanding under the 2023 Plan or substitute substantially equivalent awards. The Committee may provide for the acceleration of vesting of any or all outstanding awards upon such terms and to such extent as it determines, except that the vesting of all awards held by members of the board of directors who are not employees will automatically be accelerated in full. Any awards that are not assumed, continued, or substituted for in connection with a change in control or are not exercised or settled prior to the change in control will terminate effective as of the time of the change in control. The 2023 Plan also permits the Committee, in its discretion and without the consent of any participant, to cancel each or any outstanding award denominated in shares upon a change in control in exchange for a payment to the participant with respect to each share subject to the cancelled award of an amount equal to the excess of the consideration to be paid per share of common stock in the change in control transaction over the exercise price or purchase price per share, if any, under the award.

Duration, Amendment and Termination

The Committee may amend or terminate the 2023 Plan at any time. Incentive stock option awards will not be granted under the 2023 Plan later than the tenth anniversary of the date the board of directors or Committee most recently approved the applicable number of shares issuable under the 2023 Plan pursuant to the exercise of incentive stock options, or if earlier, the tenth anniversary of the date the stockholders most recently approved the applicable number of shares issuable under the 2023 pursuant to the exercise of incentive stock options. No amendment authorized by the Committee will be effective unless approved by the stockholders of Q2 if the amendment would (1) increase the number of shares reserved under the 2023 Plan; (2) change the class of persons eligible to receive incentive stock options; (3) reprice any stock option or stock appreciation right or (4) modify the 2023 Plan in any other way that requires stockholder approval under applicable law.

New Plan Benefits

Q2 has not approved any awards that are conditioned on stockholder approval of the 2023 Plan proposal. Q2 cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to executive officers and employees (including employee directors) under the 2023 Plan because Q2's equity award grants are discretionary in nature. If the proposed 2023 Plan had been in effect in fiscal 2022, Q2 expects that the number of awards granted in fiscal 2022 would not have been different from those actually made in that year under the 2014 Plan.

United States Federal Income Tax Information

The following discussion is intended to be a general summary only of the federal income tax aspects of awards granted under the 2023 Plan and not of state or local taxes that may apply to awards under the 2023 Plan. Tax consequences may vary depending on particular circumstances, and administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Participants in the 2023 Plan who are residents of or are employed in a country other than the

United States may be subject to taxation in accordance with the tax laws of that particular country in addition to or in lieu of United States federal income taxes. This discussion is based on the provisions of the Code in effect at the time this summary was drafted for inclusion in this proxy statement. It does not include a discussion of or anticipate changes that may become effective or be implemented after December 31, 2022. Subsequent developments in the U.S. federal income tax law could have a material effect on the U.S. federal income tax consequences of awards granted under the 2023 Plan.

Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the limitations of Section 162(m) of the Code and the satisfaction of our tax reporting obligations. Section 162(m) may limit the deductibility of compensation paid to our chief executive officer and to each of our other "covered employees." Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible by us only to the extent that it does not exceed $1,000,000. The Committee reserves the right to grant awards under the 2023 Plan that result in compensation to our covered employees in excess of the $1,000,000 Section 162(m) deduction limitation.

Incentive Stock Options. An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an incentive stock option. Optionees who do not dispose of their shares for at least two years following the date the incentive stock option was granted or within one year following the exercise of the option normally will recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies both such holding periods upon a sale of the shares, Q2 will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares either within two years after the date of grant or within one year from the date of exercise (referred to as a "disqualifying disposition"), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be treated as a capital gain. If a loss is recognized, it will be a capital loss. A capital gain or loss will be long-term if the optionee’s holding period is more than 12 months. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by Q2 for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder. The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax, which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

Nonstatutory Stock Options and Stock Appreciation Rights. Nonstatutory stock options and stock appreciation rights have no special tax status. A holder of these awards generally does not recognize taxable income as the result of the grant of such award. Upon exercise of a nonstatutory stock option or stock appreciation right, the holder normally recognizes ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the exercise date. If the holder is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option or stock appreciation right, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the holding period of the shares is more than 12 months. Q2 generally is entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option or stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder. No tax deduction is available to Q2 with respect to the grant of a nonstatutory stock option or stock appreciation right or the sale of the stock acquired pursuant to such grant.

Restricted Stock. A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the "determination date." The determination date is the date on which the participant acquires the shares unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service, or IRS, no later than 30 days after the date on which the shares are acquired. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. Q2 generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Performance Shares, Performance Units and Restricted Stock Unit Awards. A participant generally will recognize no income upon the receipt of a performance share, performance unit or restricted stock unit award. Upon the settlement of such an award, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any substantially vested shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described under "Restricted Stock." Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the determination date (as defined under "Restricted Stock"), will be taxed as capital gain or loss. Q2 generally is entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Vote Required and Board of Directors Recommendation

The affirmative vote of a majority of the voting power of the shares in attendance at the meeting or represented by proxy and entitled to vote on the matter at the annual meeting is required for approval of this proposal. Abstentions will have the effect of a vote "against" this proposal.

Should stockholder approval not be obtained, the 2023 Plan will not be implemented, and the 2014 Plan will continue in effect pursuant to its current terms.

The board of directors believes that the proposed 2023 Plan is in the best interests of Q2 and its stockholders for the reasons stated above.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE 2023 EQUITY INVENTIVE PLAN. PROXIES WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

EXECUTIVE OFFICERS
    The following table sets forth information regarding our executive officers as of April 21, 2023.

Name	Age	Position
Matthew P. Flake	51	President, Chief Executive Officer and Director
David J. Mehok	52	Chief Financial Officer
John E. Breeden	50	Chief Operating Officer
Kirk L. Coleman	51	Chief Banking Officer
Michael A. Volanoski	52	Chief Revenue Officer
Jonathan A. Price	39	Executive Vice President, Emerging Businesses, Corporate and Business Development
Kimberly A. Rutledge	54	Executive Vice President, People
M. Scott Kerr	48	Senior Vice President, General Counsel and Corporate Secretary

Matthew P. Flake has served as the Chief Executive Officer of Q2 Software, Inc., our sole operating subsidiary, since December 2011, as our Chief Executive Officer and a member of our board of directors since October 2013, and as our President since March 2019. Mr. Flake also served as our President from March 2008 until August 2016. From June 2005 until March 2008, Mr. Flake served as our Vice President of Sales. Mr. Flake previously served as a Regional Sales Director at S1 Corporation, a provider of Internet-based financial services solutions from 2002 until May 2005. Prior to that, Mr. Flake was a Regional Sales Manager for Q-Up Systems, Inc., a provider of interactive web-based solutions for community banks and credit unions from August 1999 until 2002. Mr. Flake holds a B.A. in Business from Baylor University.

David J. Mehok has served as our Chief Financial Officer and Principal Accounting Officer since November 2020. Mr. Mehok served as Chief Financial Officer of Epicor Software Corporation, a provider of enterprise resources planning software, from January 2018 until its purchase by a private equity firm in September 2020. From January 2015 until January 2018, Mr. Mehok served as Chief Financial Officer of CLEAResult Consulting, Inc., a provider of energy efficiency and demand response solutions. From December 1996 until January 2015, Mr. Mehok served in a variety of finance roles with Dell, including as Divisional Chief Financial Officer/Controller, U.S. Preferred Accounts, Dell Canada from April 2014 until January 2015, as Investor Relations Officer from February 2011 until April 2014, and from January 2009 until February 2011 in Dell’s Consumer Business Unit, leading financial planning and analysis, including an interim role as Chief Financial Officer, Dell Consumer. Mr. Mehok holds a B.S. in Accounting from Villanova University and an M.B.A. in Finance from the University of Texas at Austin.

John E. Breeden has served as our Chief Operating Officer since December 2020. Mr. Breeden served as our Executive Vice President, Operations from December 2019 until December 2020. From April 2019 until December 2019, Mr. Breeden served as our Executive Vice President, Emerging Markets. From February 2013 until April 2019, he served as our Executive Vice President of Operations, and from November 2011 until February 2013, he served as our Senior Vice President of Implementations. Prior to joining us, Mr. Breeden was Vice President of Corporate Services for Activant Solutions Inc., a provider of business management solutions, from October 2007 until July 2011. Mr. Breeden also served as Activant Solutions' Vice President of Information Technology from June 2005 until October 2007, and its Director of Corporate Planning from October 2002 until June 2005. From January 2002 until October 2002, Mr. Breeden was an enterprise software and process optimization consultant for The North Highland Company, a consulting firm. From January 2001 until January 2002, Mr. Breeden held the position of Product Manager for Claria Corporation, an advertising software company. Mr. Breeden holds a B.B.A. in Finance from The University of Texas at Austin.

Kirk L. Coleman has served as our Chief Banking Officer since December 2021. Prior to that, Mr. Coleman served as Founder and an Advisor for Centerline Advisors, a provider of strategic advisory services to mid-sized financial institutions and companies from July 2020 to November 2021. From May 2015 to June 2020, Mr. Coleman served as Executive Vice President for Texas Capital Bank, a financial institution. From July 1993 until November 2015, Mr. Coleman served in various roles of increasing responsibility for Accenture, a consulting firm, most recently as Partner and Managing Director. Mr. Coleman holds a B.A. in economics from Baylor University.

Michael A. Volanoski has served as our Chief Revenue Officer since June 2021. Prior to that, Mr. Volanoski served as General Manager – Enterprise Commercial for Microsoft Corporation, a provider of technology software, services and hardware, since March 2020. From April 2019 to January 2020, Mr. Volanoski served as Chief Revenue Officer – Americas for Market Logic, a provider of enterprise market insight software solutions. Prior to that, he served in a variety of roles of increasing responsibility for SAP America Inc., an enterprise software company, including as Global Chief Operating Officer – Customer Success and Cloud Services from January 2017 to April 2019, as Senior Vice President Sales/General Manager – U.S. Financial Services and Utilities from January 2014 until December 2016, as North America Vice President Sales – Premium Services from December 2011 until January 2014, as Senior Director – North America – Sustainability from February 2010 until December 2011, and as Senior Director U.S. – Financial Services from March 2007 until February 2010. From January 2006 until March 2007, Mr. Volanoski served as Senior Strategic Sales Executive for Experian, an information services company. Mr. Volanoski holds a B.S. in engineering technology and technical management from the University of Delaware.

Jonathan A. Price has served as our Executive Vice President, Emerging Businesses, Corporate and Business Development since September 2020. Mr. Price served as our Senior Vice President, Emerging Businesses, Corporate and Business Development from October 2019 until September 2020. From January 2019 until October 2019, Mr. Price served as our Senior Vice President, Corporate and Business Development. From February 2018 until January 2019, Mr. Price served as our Senior Vice President, Corporate Development. Mr. Price previously served in various roles with BMO Capital Markets, a corporate and investment bank and financial services company, including as Director, Technology and Business Services Investment Banking from November 2015 until February 2018, as Vice President, Technology Investment Banking, from January 2012 until November 2015 and as Associate, Technology Investment Banking, from January 2009 until January 2012. Prior to that, Mr. Price worked with Citi, a corporate and investment bank and financial services company, serving as Associate, Technology, Media and Telecom Investment Banking from July 2008 until December 2008 and as Analyst, Diversified Investment Banking from July 2005 until July 2008. Prior to that, Mr. Price served as Analyst, Industrials Investment Banking with Goldman Sachs Group, Inc., an investment bank, from May 2004 until August 2004. Mr. Price holds an H.B.A. from the Richard Ivey School of Business at the University of Western Ontario.

Kimberly A. Rutledge has served as our Executive Vice President, People since December 2019. From January 2017 until December 2019, Ms. Rutledge served as our Senior Vice President, Human Resources. Prior to joining us, Ms. Rutledge served as Vice President, Human Resources and Talent with SunPower Corporation, a provider of solar power solutions and services, from January 2011 until August 2016. Prior to joining SunPower, Ms. Rutledge was self-employed, serving as Talent Acquisition Practice Lead for Designs on Talent, a talent acquisition and management consulting firm, from August 2010 until January 2011. Beginning July 2006, Ms. Rutledge served as Senior Manager, Talent Acquisition for Dell until October 2008 when she was promoted to Executive Director, Talent Acquisition, Americas for Dell, which role she held until May 2010. Ms. Rutledge holds a B.S. in Restaurant, Hotel and Institutional Management from Texas Tech University.

M. Scott Kerr has served as our Senior Vice President, General Counsel since August 2022 and as our Corporate Secretary since March 2021. Mr. Kerr served as our Senior Vice President, Deputy General Counsel from April 2022 until August 2022, and as our Vice President, Deputy General Counsel from September 2013 until April 2022. Mr. Kerr served as Vice President, General Counsel of Convio, Inc., a provider of on-demand constituent engagement solutions, from July 2011 until it was acquired in May 2012 by Blackbaud, Inc., a provider of software solutions to nonprofit organizations and educational institutions. Following Convio's acquisition, Mr. Kerr served as Deputy General Counsel of Blackbaud from May 2012 until September 2013. Mr. Kerr served as Assistant General Counsel of Luminex Corporation, a life-sciences company, from April 2008 until July 2011, and as Associate General Counsel of SigmaTel, Inc., a semiconductor company, from May 2005 until it was acquired by Freescale Semiconductor, Inc. in April 2008. Mr. Kerr began his legal career as a corporate and securities associate at what is now the Austin office of DLA Piper (formerly known as Gray Cary) from October 2000 until May 2005. Mr. Kerr holds a J.D. from the University of Texas at Austin, a Masters in Professional Accounting from the University of Texas at Austin, and a B.B.A. in Accounting from the University of Texas at Austin.

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis of compensation arrangements of our NEOs should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. The actual amount and form of compensation and the compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.

This Compensation Discussion and Analysis describes the material elements of our executive compensation program during fiscal 2022 and provides an overview of our executive compensation philosophy and objectives underlying this program. It provides perspectives on how and why the compensation committee of our board of directors arrived at the specific compensation decisions for our NEOs for fiscal 2022, including the key factors that the compensation committee of our board of directors considered in determining their compensation.

During fiscal 2022, our NEOs, including our Principal Executive Officer and our Principal Financial Officer were:

Name	Title
Matthew P. Flake	President and Chief Executive Officer
David J. Mehok	Chief Financial Officer
John E. Breeden	Chief Operating Officer
Michael A. Volanoski	Chief Revenue Officer
Jonathan A. Price	EVP, Emerging Businesses, Corporate and Business Development

We refer to the Compensation Committee of our board of directors in this Compensation Discussion and Analysis and the related compensation tables as the "Committee." The current members of the Committee are Jeffrey T. Diehl (chair), Stephen C. Hooley and Margaret L. Taylor; these individuals served on the Committee for all of fiscal 2022.

Executive Summary

Fiscal 2022 Business Highlights:

•annual revenue of $565.7 million, representing 13% year-over-year revenue growth;

•10% year-over-year growth in registered users on the Q2 digital banking platform;

•strongest bookings quarter ever in the fourth quarter of 2022;

•positive adjusted earnings before interest, taxes, depreciation and amortization, or adjusted EBITDA, of $36.9 million (1); and

•recognized by the Austin American Statesman for the twelfth consecutive year as one of Austin's "Top Places to Work."

(1)Adjusted EBITDA is a non-GAAP financial measure. For information on adjusted EBITDA, as calculated by Q2, please see Part II, Item 7: "Management's Discussion and Analysis of Financial Condition and Results of Operations - Non-GAAP Financial Measures" included in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 21, 2023.

Focus on Pay-for-Performance

Our compensation programs and practices are designed to emphasize our strong pay-for-performance culture and philosophy, communicate our goals and standards of conduct, and reward our NEOs for their achievements. We believe our executive compensation program is reasonable and competitive, and appropriately balances the goals of attracting, motivating, rewarding, and retaining our NEOs, thereby promoting stability in our leadership and incenting the successful execution of our business strategy.

To promote alignment of our NEOs' interests with those of our stockholders and to motivate and reward individual initiative and effort, a substantial portion of our NEOs' target annual total direct compensation opportunity is "at-risk." The at-risk elements of our executive compensation program reflect our pay-for-performance philosophy and are structured to appropriately reward our NEOs for:

•delivering financial, operational, and strategic results that meet or exceed pre-established goals through our annual cash bonus plan, and

•successfully executing our long-term business strategy and creating value for our stockholders through the Market Stock Units, or MSUs, and Restricted Stock Units, or RSUs, that comprise our long-term incentive compensation program.

As shown in the charts below, a significant portion of target pay (94% for the Chief Executive Officer (CEO) and 89% for the other NEOs, on average is "at risk," with the final value realized based on our stock price performance and/or achievement of pre-established performance goals that are vital to our success, as well as the executive's continued employment with us:

CEO
PAY AT RISK: 94%
44%
44%
6%
6%
AVERAGE OF OTHER NEOs
PAY AT RISK: 89%
41%
41%
8%
10%
Salary
Bonus
MSU Award
RSU Award

As reflected in the foregoing graphic, we believe that equity awards (MSUs and RSUs) granted under our long-term incentive program are a key incentive for our NEOs to drive long-term value creation. The Committee regularly evaluates the relationship between the targeted and reported values of the equity awards granted to our NEOs, the amount of compensation realizable (and, ultimately, realized) from such awards in subsequent years, and our total stockholder return when assessing the appropriateness of our long-term incentive program.

Stockholder Advisory Vote on Named Executive Officer Compensation and Stockholder Outreach

At our 2022 annual meeting of stockholders, we conducted a non-binding stockholder advisory vote on the compensation of our NEOs (commonly known as a "Say-on-Pay" vote). Our stockholders approved the Say-on-Pay proposal with approximately 99.1% of the votes cast in favor of the proposal. We believe this result demonstrates our stockholders are strongly supportive of our executive compensation program.

We regularly engage with our top stockholders to solicit feedback on our performance, compensation programs and environmental, social, and corporate governance considerations. Through this ongoing process, the Committee gathers important external perspectives and viewpoints. As the Committee has reviewed our executive compensation policies and practices since the 2022 Say-on-Pay vote, it has been mindful of our stockholders' feedback and the level of support our stockholders have expressed for our approach to executive compensation. Following its holistic review - including our stockholders' feedback, market practices, our strong pay-for-performance philosophy, and our historical executive compensation programs - the Committee decided to retain our general approach to executive compensation, including the decision to maintain a program that places a significant majority of our executives' pay at-risk and to grant equity awards with performance-based vesting conditions and underlying value tied to our stock price performance.

We value the opinions of our stockholders and will continue to consider their prior and future feedback, as well as the outcome of future Say-on-Pay votes, when making compensation decisions for our NEOs.

Executive Compensation Policies and Practices

We endeavor to maintain sound executive compensation policies and practices, including compensation-related corporate governance standards, consistent with our executive compensation philosophy. The following summarizes the key elements of our compensation program that we believe serve our stockholders' long-term interests:

What We Do	What We Don't Do
✓ Substantial Majority of Compensation "At-Risk" and based on corporate and stock price performance to align the interests of our NEOs and stockholders
✓ Emphasize Long-Term Performance to focus our NEOs on stockholder value creation and the achievement of strategic objectives
✓ Multi-Year Performance Period for MSU Awards (beginning with grants made in fiscal 2021)
✓ Multi-Year Vesting Requirements for equity awards
✓ Comprehensive Clawback Policy that applies to all incentive-based compensation (cash and equity) granted to NEOs
✓ Stock Ownership Guidelines for our NEOs and non-executive-officer directors
✓ "Double-Trigger" Change-in-Control Arrangements require both a change-in-control of Q2 and a qualifying termination of employment before cash severance payments and benefits are provided
✓ Annual Executive Compensation Review
✓ Annual Compensation-Related Risk Assessment
✓ Independent Compensation Consultant

✗ No Section 280G Excise Tax Payments
✗ No Dividends or Dividend Equivalents Payable on Unvested Equity Awards
✗ No Hedging or Pledging of Our Securities including engaging in short sales, puts, calls or other derivative transactions involving our securities
✗ No Special Executive Retirement Plans

Executive Compensation Philosophy and Program Design

Compensation Philosophy

Our executive compensation program is guided by our strong pay-for-performance culture and our overarching philosophy of only paying for demonstrable performance. Consistent with this philosophy, we have designed our executive compensation program to achieve the following primary objectives:

Q2'S PAY-FOR-PERFORMANCE PHILOSOPHY IS DESIGNED TO…

…Provide compensation and benefit levels that will attract, retain, motivate and reward a highly-talented team of executive officers within the context of responsible cost management.	…Establish a direct link between our financial and operational results and strategic objectives and the compensation of our executive officers.
…Align the interests and objectives of our executive officers with those of our stockholders by linking long-term incentive compensation opportunities to stockholder value creation and annual cash incentives to our annual performance.

We structure the annual compensation of our NEOs using three principal vehicles: base salary, annual cash bonus opportunities, and long-term incentive compensation opportunities in the form of equity awards (MSUs and RSUs). In the following chart, we provide an overview of each material element of our fiscal 2022 executive compensation program and describe how each element is tied to our compensation objectives.

Market Stock Units (MSUs)
▪ Align executive and long-term stockholder interest
▪ Executives rewarded based on executing our long-term business strategy and creating value for our stockholders
Base Salary
▪ Attract and retain key talent
▪ Motivate strong business performance without encouraging excessive risk taking
Annual Cash Incentive
▪ Drive the achievement of key business results on an annual basis
▪ Recognize individuals based on their contributions
▪ Performance-based and not guaranteed
Time-vesting RSUs
▪ Align executive and long-term stockholder interest
Salary
Bonus
MSU Award
RSU Award

The design of our executive compensation program is influenced by a variety of factors, with the primary goals being to align the interests of our NEOs and stockholders and to link pay with performance. We evaluate performance over both short-term (annual) and multi-year periods based on our financial and operational performance, including results for certain key performance measures and our total stockholder return.

Compensation-Setting Process

In consultation with our independent compensation consultant, the Committee reviews the base salary levels, annual cash bonus opportunities, and long-term incentive compensation opportunities of our NEOs at the end of each year, or more frequently as warranted. Adjustments are generally effective at the beginning of the following year. The Committee does not establish a specific target for setting the total direct compensation opportunity of our NEOs. Instead, when selecting and setting the amount of each compensation element, the Committee holistically considers a variety of factors, as outlined below.

Factors considered in setting executive compensation:
✓ Company performance. Our performance against the financial and operational objectives established by the Committee and our board of directors, and relative to our compensation and performance peers
✓ Individual's qualifications. Each individual executive officer's skills, experience and qualifications relative to other similarly-situated executives at companies in our compensation peer group
✓ Individual's role. Scope of each executive officer's role compared to other similarly-situated executives at companies in our compensation peer group
✓ Individual's performance. Performance of each individual executive officer, based on objective and subjective assessments of his or her contributions to our overall performance, including ability to lead his or her business unit or function and work as part of a team, all of which reflect our core values
✓ Internal Parity. Compensation parity among our executive officers
✓ Peer group practices. Compensation practices of our compensation peer group and the positioning of each executive officer's compensation relative to those of the markets in which we compete both operationally and for executive talent
✓ Industry practices. High growth and ever-changing dynamics in both the industry in which we operate and the broader high-tech sector

In addition to the factors outlined above, the Committee also considers the following items when setting long-term incentive compensation.

Additional factors considered in setting long-term incentive compensation:
✓ Holdings. Outstanding equity holdings of each executive officer
✓ Impact. Projected impact of the proposed awards on our earnings and the related potential dilutive impact to our stockholders
✓ Burn rate. Relative proportion of our total shares outstanding used for annual employee long-term incentive compensation awards (our "burn rate") in relation to those of the companies in our compensation peer group
✓ Voting power. Relative potential voting power dilution to our stockholders in relation to those of the companies in our compensation peer group
✓ Other implications. Accounting and tax implications of the long-term incentive awards

These factors provide the decision-making framework regarding the compensation opportunity for each NEO. For fiscal 2022, with respect to each of our NEOs no single factor determined pay levels, nor were specific weightings applied to any factor.

Competitive Positioning and Peer Group

For purposes of comparing our executive compensation against the competitive market, the Committee reviews and considers the compensation levels and practices of a group of comparable technology companies. The Committee reviews our compensation peer group at least annually and adjusts its composition when applicable, taking into account changes in both our business and the businesses of the companies in the peer group.

With the assistance of its independent compensation consultant, the Committee reviewed our compensation peer group for fiscal 2022 and did not make changes relative to our fiscal 2021 peer group. The companies in our compensation peer group were selected on the basis of their similarity to Q2 from industry, business model and company size perspectives, but with no one single selection criteria being necessarily determinative.

Our independent compensation consultant, Mercer, analyzed compensation data from company public filings, the Radford Global Technology Survey, and other relevant proprietary surveys and databases. This market data was used as a reference point for the Committee to assess our current compensation levels in the course of its deliberations on compensation elements and amounts for our NEOs.

Compensation Elements

The specific elements of our fiscal 2022 executive compensation program for our NEOs are as follows: base salary, annual cash bonus and long-term incentive compensation.

Base Salary

Base salary represents the fixed portion of compensation of our NEOs and is an important element of total compensation intended to attract and retain highly-talented individuals. The Committee conducted its annual review of the base salaries of our NEOs and considered alignment with market and each individual’s role and performance. The Committee approved the following base salaries for fiscal 2022. The base salaries for Messrs. Flake, Breeden, and Volanoski were not increased because the Committee determined that their base salaries already reflected marked compensation levels for their respective roles. The 2022 base salaries for Messrs. Mehok and Price were increased from 2021 levels to better align with market compensation levels for their respective roles.

Named Executive Officer	2021 Base Salary	2022 Base Salary	Percentage Increase
Mr. Flake	$520,000	$520,000	0%
Mr. Mehok	$360,000	$390,000	8.3%
Mr. Breeden	$400,000	$400,000	0%
Mr. Volanoski	$400,000	$400,000	0%
Mr. Price	$295,000	$325,000	10.2%

Annual Cash Bonuses

For fiscal 2022, the Committee approved an annual performance-based cash bonus program, the 2022 Cash Bonus Plan, for our NEOs and other employees.

Target Annual Cash Bonus Opportunities

Each participant in the 2022 Cash Bonus Plan was assigned a target annual cash bonus opportunity, the amount of which was calculated as a percentage of his or her base salary. The Committee approved 2022 target annual cash bonus opportunities for the NEOs as outlined below. 2022 target bonuses as a percentage of base salary for Messrs. Flake, Breeden, and Volanoski did not change year over year. The 2022 target bonuses as a percentage of base salary for Messrs. Mehok and Price were increased from 2021 levels to better align with market compensation levels for their positions.

Named Executive Officer	2021 Target Annual Cash Bonus Opportunity (% of base salary)	2022 Target Annual Cash Bonus Opportunity (% of base salary)
Mr. Flake	100%	100%
Mr. Mehok	50%	65%
Mr. Breeden	75%	75%
Mr. Volanoski	100%	100%
Mr. Price	50%	60%

Corporate Performance Measures

The Committee annually establishes the performance measures for NEOs under Q2's Executive Incentive Compensation Plan. The performance measures may change from year to year as we continue to evolve and establish different priorities, and are subject to the review and approval of the Committee. The Committee reserves the discretion to modify performance measures during the performance period, make adjustments for fundamental changes to our business which impact performance measures, and to exercise discretion, positively or negatively, on final payout amounts.

For the 2022 Cash Bonus Plan, the Committee selected bookings and adjusted EBITDA as the corporate performance measures for the applicable business reasons, as outlined below. Relative to the 2021 Cash Bonus Plan, the Committee chose to measure bookings rather than non-GAAP Revenue and to increase the weighting of that performance goal to 70%, in order to incentivize sales and future revenue growth as the effects of the COVID-19 pandemic eased. Given the focus on customer success for Messrs. Breeden and Volanoski, the Committee included customer engagement as a downside modifier to their 2022 Cash Bonus Plans, as outlined below. Given Mr. Price's role in leading the development of Helix, Q2's Banking-as-a-Service ("BaaS") platform, the Committee included Helix Revenue as a metric in his 2022 Cash Bonus Plan, in addition to the corporate performance measures, as outlined below.

2022 Corporate Cash Bonus Plan – Messrs. Flake, Breeden(1), Mehok, and Volanoski(1)

Performance Measure	Weighting	Description	Rationale
Corporate Bookings (expressed as monthly recurring revenue)	70%	Average monthly bookings for fiscal 2022, based on committed or contracted levels in customer agreements signed in 2022, with an exclusion for one-time services	Focus on generating revenue and expanding our business via top line growth
Corporate Adjusted EBITDA	30%
GAAP net income/loss adjusted for such items as interest, taxes, depreciation and amortization, stock-based compensation, acquisition-related costs, amortization of technology and intangibles, lease and other restructuring charges, and the impact to deferred revenue from purchase accounting
			Focus on profitability and effectively managing expenses

2022 Helix Cash Bonus Plan - Mr. Price

Performance Measure	Weighting	Description	Rationale
Helix Non-GAAP Revenue	70%	Non-GAAP revenue for the Helix business, adjusted to exclude the impact to deferred revenue from purchase accounting	Focus on top line growth of Helix business
Corporate Bookings (expressed as monthly recurring revenue)	21%	As described above in 2022 Corporate Cash Bonus Plan
Corporate Adjusted EBITDA	9%

(1)The total 2022 Cash Bonus payouts for Messrs. Breeden and Volanoski under the Corporate Cash Bonus Plan were subject to a downside-only modifier (a reduction of up to 20%) based on a customer engagement metric.

The Committee set the threshold, target, and maximum performance levels and corresponding payout percentages for each of the corporate performance measures for the 2022 Cash Bonus Plan in March 2022. The Committee subsequently adjusted the corporate bookings performance levels to account for the impacts of the Company's restructuring of certain aspects of its Cloud Lending business. The performance measures, as adjusted, were as follows:

2022 Corporate Cash Bonus Plan – Messrs. Flake, Breeden, Mehok, and Volanoski(1)

Achievement Level	Corporate Bookings (expressed as monthly recurring revenue)		Corporate Adjusted EBITDA
	Value	Payout	Value	Payout
Maximum	$10,214,939	150%	$48,290,000	120%
Target	$8,500,893	100%	$42,243,574 - $43,900,000	100%
Threshold	$6,358,337	50%	$33,794,859	50%

2022 Helix Cash Bonus Plan – Mr. Price

Achievement Level	Corporate Bookings (expressed as monthly recurring revenue)	Corporate Adjusted EBITDA	Helix Non-GAAP Revenue
			Value	Payout
Maximum	Same goals and payouts as 2022 Corporate Cash Bonus Plan		N/D(2)	120%
Target				100%
Threshold				50%

(1)The maximum payout for the Corporate Bookings metric is uncapped in Mr. Volanoski's 2022 Cash Bonus Plan (i.e., a payout of more than 150% is possible if Corporate Bookings exceeds $10,214,939. As explained below, this was not a factor in the actual 2022 Cash Bonus payout for Mr. Volanoski because bookings performance was below target.

(2)We do not publicly disclose the quantitative targets for our Helix business because we believe doing so would cause us competitive harm. The Helix revenue target was set at a challenging but achievable level, which required year-over-year growth.

The target levels for these performance measures were based on our fiscal 2022 operating plan, as reviewed and approved by our board of directors. The amount that each executive officer could earn under the 2022 Cash Bonus Plan was based on our actual achievement of bookings and adjusted EBITDA for fiscal 2022. Linear interpolation was used to determine the achievement percentage and corresponding payout for results above or below the target range of attainment, but otherwise between the performance levels shown in the table above. Pursuant to the 2022 Cash Bonus Plan, the Committee reserved the discretion to adjust measured performance results and the resulting bonus payment determination as it deemed appropriate to reflect, and be consistent with, the expected effects of acquisitions and divestitures.

2022 Annual Cash Bonus Payments

In March 2023, the Committee determined the amounts to be paid under the 2022 Cash Bonus Plan to our NEOs based on our actual performance for fiscal 2022. Achievement of the combined metrics under the 2022 Corporate Cash Bonus Plan resulted in a calculated payout of 81.91% of target. Achievement of the combined metrics under the 2022 Helix Cash Bonus Plan resulted in a calculated payout of 94.6% of target. Accordingly, the fundings for the corporate performance measures for purposes of the 2022 Corporate Cash Bonus Plan and 2022 Helix Cash Bonus Plan were as follows:

2022 Corporate Cash Bonus Plan – Messrs. Flake, Breeden(1), Mehok, and Volanoski(1)

Corporate Performance Measure	Target Performance	Actual Performance	(A) Payout Percentage	(B) Weighting	(A)x(B) Weighted Payout Percentage
Corporate Bookings	$8,500,893	$7,646,882	85.0%	70%	59.5%
Corporate Adjusted EBITDA	$42,243,574	$36,891,000	74.7%	30%	22.4%
Total - Based on Calculated Results					81.9%

2022 Helix Cash Bonus Plan – Mr. Price

Corporate Performance Measure	Target Performance	Actual Performance	(A) Payout Percentage	(B) Weighting	(A)x(B) Weighted Payout Percentage
Helix Non-GAAP Revenue	N/D(2)	N/D(2)	100.0%	70.0%	70.0%
Corporate Bookings	$8,500,893	$7,646,882	85.0%	21.0%	17.9%
Corporate Adjusted EBITDA	$42,243,574	$36,891,000	74.7%	9.0%	6.7%
Total - Based on Calculated Results					94.6%

(1)The customer engagement downside modifier did not impact 2022 Cash Bonus payouts for Messrs. Breeden and Volanoski.

(2)We do not publicly disclose the quantitative targets or actual results for our Helix business unit because we believe doing so would cause us competitive harm.

The target annual cash bonus opportunities and the actual cash bonus payments made to the NEOs for fiscal 2022 under the 2022 Cash Bonus Plan were as follows:

Named Executive Officer	Target Annual Cash Bonus Opportunity (% of base salary)	(A) Target Annual Cash Bonus Opportunity ($)	(B) Weighted Payout as a % of Target (%)	(A) x (B) Actual Annual Cash Bonus Payment ($)	Actual Annual Cash Bonus Payment (% of base salary)
Mr. Flake	100%	$520,000	81.9%	$425,932	81.9%
Mr. Mehok	65%	$253,500	81.9%	$207,642	53.2%
Mr. Breeden	75%	$300,000	81.9%	$245,730	61.4%
Mr. Volanoski	100%	$400,000	81.9%	$327,640	81.9%
Mr. Price	60%	$195,000	94.6%	$184,417	56.7%

Long-Term Incentive Compensation

The Committee believes long-term incentive compensation focuses our NEOs on aligning executive and long-term stockholder interest, and executing our long-term business strategy and creating value for our stockholders. Our fiscal 2022 long-term incentive program was designed to reflect a balance of these factors, as well as related share usage, accounting, and dilution considerations.

For fiscal 2022, the Committee determined to grant our NEOs long-term incentive compensation opportunities as follows:

Component	Target Weighting	Description	Rationale
Market Stock Units (MSUs)	50%	Right to earn shares of common stock based on total stockholder return performance relative to the Russell 2000 Index over a three-year performance period
•Provides a direct link between realized compensation, multi-year stockholder returns and company performance relative to the market
•Multi-year performance period emphasizes our long-term pay-for-performance philosophy and helps facilitate the retention of our executives, as they must be employed at the end of the performance period to fully earn the awards

Restricted Stock Units (RSUs)	50%	Right to earn shares of common stock based on continued employment over a four-year vesting period (25% of shares vest each year)	•Aligns the long-term interest of our executives and stockholders •Multi-year vesting period promotes retention of our executives

Consistent with the general framework noted above, in March 2022, the Committee granted equity awards for fiscal 2022 to our NEOs as follows:

Named Executive Officer	MSU Awards (# of shares)	(A) MSU Awards (target $ value)	RSU Awards (# of shares)	(B) RSU Awards (target $ value)	(A) + (B) Total Target LTI Award Value
Mr. Flake	68,394	$4,025,000	68,394	$4,025,000	$8,050,000
Mr. Mehok	29,737	$1,750,000	29,737	$1,750,000	$3,500,000
Mr. Breeden	28,887	$1,700,000	28,887	$1,700,000	$3,400,000
Mr. Volanoski	25,489	$1,500,000	25,489	$1,500,000	$3,000,000
Mr. Price	21,240	$1,250,000	21,240	$1,250,000	$2,500,000

In addition to the 2022 annual grant, Mr. Volanoski received an RSU grant of 37,202 shares with a target value of $1,000,000 on December 6, 2022, that vests ratably over four years subject to continued services. This one-time award is intended as a retention incentive in a highly competitive market for executive talent, and to recognize Mr. Volanoski's experience, knowledge and leadership, and the continued importance of his role in the achievement of the Company’s strategic business objectives.

Market Stock Unit (MSU) Awards

MSU awards may be earned based on our total stockholder return, or TSR, performance relative to the TSR performance of the Russell 2000 Index, or Index, based on the components of the Index at the time of grant, over a three-year performance period. For our 2022 MSU awards, up to one-third of the target number of shares subject to each award are eligible to be earned after the second year of the performance period (based on performance for the first two years of the performance period), and up to 200% of the full target number of shares subject to each award are eligible to be earned after the completion of the full three-year performance period (less any shares earned for the first two years). The total number of shares earned will not be adjusted if the three-year calculation, less the shares earned following the second year of the performance period, is a negative number. We believe that the design of our MSUs provides a strong, long-term performance-based orientation given that the upside opportunity is focused on performance after three years, while also reflecting the realities of the dynamic, high growth environment in which we operate and compete.

Shares of our common stock may be earned based on our TSR performance relative to the Index as follows:

Achievement Level	Company's TSR Relative to Index	Payout Percentage (% of target # of MSUs)
Maximum	90th percentile or higher	200%
Target	60th percentile	100%
Threshold	30th percentile	50%

No shares are earned if our TSR is less than the 30th percentile of the Index. Above-median relative performance (60th percentile) is required to earn the target number of shares, and payouts are capped at 200% of the target number of MSUs granted for performance at or above the 90th percentile of the Index. Linear interpolation is used to determine the number of shares of our common stock earned for performance between the defined levels shown in the table above.

For purposes of the MSU awards, TSR for Q2 and the Index are calculated by dividing the difference between the starting and ending share price for the performance period (taking into account any dividends) by the starting share price. For purposes of calculating both our TSR and the TSR for the companies in the Index, the share price will be calculated using the average of the opening and closing prices of the common stock for the 30 trading days preceding the starting and ending dates.

2023 PSU Grants

For fiscal 2023, the Committee modified the design of the performance-based equity awards to better align with our long-term business strategy. As with the fiscal 2022 equity awards, the equity awards granted to our NEOs on March 2, 2023 were composed of 50% time-based vesting RSUs and 50% Performance Stock Units, or PSUs, that vest based on achieving specified performance metrics. However, the PSUs granted in 2023 incorporate the following changes to the performance metrics and measurement periods:

•PSUs may be earned based on both our relative TSR performance (50% weighting) and our achievement of absolute Adjusted EBITDA as a percentage of Non-GAAP Revenue goals (50% weighting).

•TSR will be measured over three years relative to the S&P Software & Services Select Index, which we have determined to be our most relevant index comparator from both an industry and company size perspective.

•Adjusted EBITDA as a percentage of Non-GAAP Revenue will be measured over a two-year period, with up to target level awards vesting after two years and any above target awards vesting after three years.

The Committee believes that this combination of relative TSR and financial performance conditions will further align the interests of our NEOs with the interests of our stockholders and provide incentives that will encourage behaviors that will maximize stockholder value. Additional details regarding the 2023 equity awards will be provided in the 2024 annual meeting proxy statement.

Results of Prior MSU Grants

With respect to our March 2019 MSU grants to Messrs. Flake, Breeden, and Price, our three-year TSR of -0.59% for the performance period ending March 6, 2022 placed us at the 37.2 percentile of the Index. The actual number of shares previously earned for the one-year and two-year periods exceeded the number of shares earned for this three-year period. Accordingly, no shares of common stock were earned by our NEOs for the three-year period of the 2019 MSU grants.

2019 MSU Grant - Year 3 Results

Named Executive Officer	Target Number of Fiscal 2019 MSUs	Total Payout	Actual Number of MSUs Earned in Year 1	Actual Number of MSUs Earned in Year 2	Actual Number of MSUs Earned in Year 3
Mr. Flake	71,638	47,758	23,879	23,879	—
Mr. Mehok(1)	N/A	N/A	N/A	N/A	N/A
Mr. Breeden	13,197	8,798	4,399	4,399	—
Mr. Volanoski(2)	N/A	N/A	N/A	N/A	N/A
Mr. Price	9,426	6,284	3,142	3,142	—

(1)Mr. Mehok joined us effective November 9, 2020 and therefore did not participate in the 2019 MSU grant cycle.

(2)Mr. Volanoski joined us effective June 1, 2021 and therefore did not participate in the 2019 MSU grant cycle.

With respect to our March 2020 MSU grants to Messrs. Flake, Breeden, and Price, our two-year TSR of -22.63% for the performance period ending March 13, 2022 placed us at the 19.9 percentile of the Index. Accordingly, no shares of common stock were earned by our NEOs for the two-year period of the 2020 MSU grants.

2020 MSU Grant - Year 2 Results

Named Executive Officer	Target Number of Fiscal 2020 MSUs Subject to Year 2 Performance	Actual Number of MSUs Earned
Mr. Flake	15,679	—
Mr. Mehok(1)	N/A	N/A
Mr. Breeden	3,714	—
Mr. Volanoski(2)	N/A	N/A
Mr. Price	2,888	—

(1)Mr. Mehok joined us effective November 9, 2020 and therefore did not participate in the March 2020 MSU grant cycle.

(2)Mr. Volanoski joined us effective June 1, 2021 and therefore did not participate in the 2020 MSU grant cycle.

With respect to our Mr. Mehok's November 2020 MSU grant, our two-year TSR of -72.00% for the performance period ending November 24, 2022 placed us at the 10.3 percentile of the Index. Accordingly, no shares of common stock were earned by Mr. Mehok for the two-year period of his November 2020 MSU grant.

November 2020 MSU Grant (for Mr. Mehok only) - Year 2 Results

Named Executive Officer	Target Number of Fiscal 2020 MSUs Subject to Year 2 Performance	Actual Number of MSUs Earned
Mr. Mehok	4,006	—
Stock Ownership Guidelines

Our board of directors adopted stock ownership guidelines in April 2020 that apply to our executive leadership team and our non-executive-officer directors. The following outlines our current stock ownership guidelines:

Employee/Group	Stock Ownership Guideline
CEO	3x base salary
Other executive officers	1x base salary
Non-executive-officer directors	3x annual base cash retainer

Shares counted toward satisfying the guideline include shares owned outright, other shares beneficially owned, and unvested time-based RSUs. Unvested or unearned MSUs and outstanding stock options will not be counted towards satisfying the ownership requirement.

For purposes of our stock ownership guidelines, the value of the equity interests held by a covered individual is calculated based on the average closing stock price of one share of our common stock as listed on the NYSE for the 30 calendar days preceding the determination date. Each covered individual will have five years to accumulate this equity interest from the later of the implementation of the stock ownership guidelines and the date such person became subject to the stock ownership guidelines. As of January 1, 2023, each of our covered executives and non-executive-officer directors was in compliance with our stock ownership guidelines.

Key Participants' Roles in Our Executive Compensation-Setting Process

To ensure that compensation decisions reflect the key principles of our executive compensation program, we undertake a collaborative process in determining and administering our compensation program. See below for a summary of the roles and responsibilities of the key participants in our executive compensation-setting process for fiscal 2022.

Participants	Primary Role and Responsibilities Relating to Compensation Decisions
Compensation Committee (Comprised solely of independent, non-employee directors and reports to the board of directors)
•Oversees, evaluates and approves the compensation plans, policies, and programs applicable to our CEO, other executive officers, and non-executive-officer members of our board of directors
•Reviews and approves the compensation (including performance metrics and goals for performance-based short-term and long-term compensation) for the CEO and other executive officers
•Conducts an annual performance evaluation of the CEO
•Oversees the preparation, review and approval of this Compensation Discussion & Analysis

Independent Consultant to the Compensation Committee(1) (Mercer)
•Provides competitive market data based on the compensation peer group, including a review of the base salary levels, annual cash bonus opportunities and long-term incentive compensation opportunities of our executive officers
•Evaluates how the compensation we pay our executive officers compares both to our performance and to how the companies in our compensation peer group compensate their executives
•Assesses executive compensation trends within our industry, including updates on corporate governance and regulatory issues and developments
•Reviews market equity compensation practices, including burn rate and overhang
•Provides competitive market data regarding the compensation of the non-executive officer members of our board of directors
•Reviews the Compensation Discussion and Analysis
•Attends meetings of the Compensation Committee and consults with the Committee chair and other members between Committee meetings

Management/CEO
•Management assists the Committee by providing information on Company and individual performance, market data and management's perspective and recommendations on compensation matters
•The CEO makes recommendations with respect to adjustments to base salary levels, annual cash bonus opportunities, long-term incentive compensation opportunities, program structures and other compensation-related matters for our executive officers (other than with respect to his own compensation)

(1)Mercer served as the independent consultant to the Committee for fiscal 2022. In fiscal 2022, Mercer provided executive compensation consulting services to Q2 and the Committee. The Committee regularly reviews the objectivity and independence of the advice provided by the independent consultant to the Committee on executive and non-executive officer director compensation. In fiscal 2022, the Committee considered the specific independence factors adopted by the SEC and NYSE, and determined that Mercer is independent and that its work did not raise any conflicts of interest.

Retirement, Health and Welfare Benefits

We have established a tax-qualified Section 401(k) employee savings and retirement plan for all employees who satisfy certain eligibility requirements, including requirements relating to age and length of service. Under our Section 401(k) plan, employees may elect to reduce their current compensation by up to the statutory limits, and have us contribute the amount of this reduction to our Section 401(k) plan. We intend for our Section 401(k) plan to qualify under Section 401 of the Code so that contributions by employees or by us to the plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the plan. We match 50% of employee contributions, up to 6% of an employee's earnings, under our Section 401(k) plan for all employees.

In addition, we provide other benefits to our NEOs, on the same basis as all of our full-time employees. These benefits include medical, dental and vision benefits, short-term and long-term disability insurance, life and accidental death and dismemberment insurance and health savings account contributions. Our NEOs are also eligible to obtain an annual executive physical health screening at the Company’s expense.

We design our employee benefits programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.

Perquisites and Other Personal Benefits

Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide perquisites or other personal benefits to our NEOs except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes. During fiscal 2022, none of the NEOs received perquisites or other personal benefits that were, in aggregate, $10,000 or more for each individual.

In the future, we may provide perquisites or other personal benefits in limited circumstances, such as those described in the preceding paragraph. All future practices with respect to perquisites or other personal benefits for our executive officers will be approved and subject to periodic review by the Committee.

Employment Agreements

In September 2021, we entered into amended and restated employment agreements with each of our NEOs. The new employment agreements replaced the prior form of agreement we began using in 2014, and were authorized and approved by the Committee to adjust the severance and other post-employment compensation arrangements to terms more reflective of the current market.

In filling each of our executive positions, our board of directors or the Committee, as applicable, recognized that it would need to develop competitive compensation packages to attract qualified candidates in a dynamic labor market. At the same time, our board of directors and the Committee were sensitive to the need to integrate new executive officers into the executive compensation structure that we were seeking to develop, balancing both competitive and internal equity considerations.

Each of these employment agreements provides for "at will" employment and sets forth the initial compensation arrangements for the executive officer, including an initial base salary, an annual cash bonus opportunity, and, in the case of newly-hired executive officers, an equity award recommendation. These agreements also set forth the rights and responsibilities of each party and protect both parties' interests in the event of certain terminations of employment by providing the executive officer with the opportunity to receive certain post-employment payments and benefits in the event of certain terminations of employment, including following a change in control of Q2. These post-employment compensation arrangements and other specific terms and conditions of the employment agreements are described in more detail in "Compensation Discussion and Analysis - Post-Employment Compensation" below and "Compensation of Named Executive Officers - Potential Payments upon Termination and Change in Control" elsewhere in this Proxy Statement.

Post-Employment Compensation

We believe that having in place reasonable and competitive post-employment compensation arrangements is essential to attracting and retaining highly-qualified executive officers. Each of our employment agreements with our NEOs contains post-employment compensation arrangements in the event of an involuntary termination of employment, death or disability, and certain terminations of employment in connection with a change in control of Q2. These post-employment compensation arrangements are described in more detail in "Compensation of Named Executive Officers - Potential Payments upon Termination and Change in Control" elsewhere in this Proxy Statement.

These post-employment compensation arrangements are designed to provide reasonable compensation to NEOs who leave Q2 under certain circumstances to facilitate their transition to new employment. Further, we seek to mitigate any potential employer liability and avoid future disputes or litigation by requiring a departing executive officer to sign a separation and release agreement acceptable to us as a condition to receiving post-employment compensation payments or benefits.

In determining payment and benefit levels under the various circumstances triggering the post-employment compensation provisions of our employment agreements with our NEOs, the Committee has drawn a distinction between voluntary terminations of employment and terminations of employment for cause and terminations of employment without cause, for death or disability, or as a result of certain termination events following a change in control of Q2. Payment in the latter circumstances has been deemed appropriate in light of the benefits to us described above, as well as the likelihood that the executive officer's departure is due, at least in part, to circumstances not within his or her control. In contrast, we believe that payments are not appropriate in the event of a termination of employment for cause or a voluntary resignation without good reason because such events often reflect either inadequate performance or an affirmative decision by the executive officer to end his or her relationship with us. The nature and extent of the severance and other benefits payable depend upon the specific circumstances of the termination. For additional information on the severance benefits payable, see "Compensation of Named Executive Officers - Potential Payments upon Termination and Change in Control" elsewhere in this Proxy Statement. Further, under our 2014 Equity Incentive Plan, the equity award agreements applicable to our NEOs provide that if, within 12 months of a change in control of Q2, his or her employment is terminated, without cause or if he or she resigns for good reason, or if the acquiring company does not assume or substitute for any outstanding equity awards held by him or her, then all of the outstanding equity awards will become immediately vested and exercisable in full. Except in the case of the MSU awards granted to date, we use this "double-trigger" arrangement to protect against the loss of retention power following a change in control of Q2 and to avoid windfalls, both of which could occur if vesting accelerated automatically as a result of the transaction. With respect to the MSU awards, upon a change in control of Q2, the number of shares of our common stock earned pursuant to the awards, if any, will be determined by using the proposed transaction price (rather than the 30-day average price of our common stock), which maintains a performance orientation to the now-truncated awards, and such shares will be deemed to have vested as of the closing date of the change in control transaction.

We believe that these arrangements align the interests of our executive officers and stockholders when considering the long-term future for Q2, as they keep our executive officers focused on pursuing all corporate transaction activity that is in the best interests of stockholders regardless of whether those transactions may result in their own job loss. Enhanced severance benefits are provided for a qualifying termination that occurs in connection with a change-in-control because the severance benefits are also intended to eliminate, or at least reduce, the reluctance of our executive officers to diligently consider and pursue potential change-in-control transactions that may be in the best interests of our stockholders.

We do not have any obligations in place to cover excise tax payments (or "gross-up") relating to a change in control of Q2 with respect to any of our NEOs.

For information on the post-employment compensation arrangements for the NEOs, as well as an estimate of the potential payments and benefits payable under these arrangements as of the end of fiscal 2022, see "Compensation of Named Executive Officers - Potential Payments upon Termination and Change in Control" elsewhere in this Proxy Statement.

Other Compensation Policies and Practices

Policy Regarding the Pricing and Timing of Equity Awards

While we have not yet adopted a formal policy regarding the timing of equity awards, including stock options, MSUs and RSUs, it has been our practice as a public company, which we expect to continue, that the granting of equity awards occurs after the release of any earnings statement and that stock options have an exercise price not less than the fair value of the underlying shares of our common stock on the date of grant.

All outstanding equity awards to our NEOs have been granted and reflected in our consolidated financial statements, based upon the applicable accounting guidance, at the closing price of our common stock on the date of grant.

Compensation Recovery ("Clawback") Policy

In March 2021, we adopted a formal policy on the recoupment of incentive compensation (or “clawback” policy). Under this policy, Q2 may, in its sole discretion, based upon the recommendation of the Committee, and to the extent legally permitted, require the return, repayment, or forfeiture of any cash or equity-based incentive compensation payment or award made or granted to any current or former executive officer of Q2 during the three completed fiscal years immediately preceding the date on which Q2 is required to prepare a restatement of its financial statements due to material noncompliance of Q2 with any financial reporting requirement under the federal securities laws, or a Restatement, if:

1.The payment or award was made or granted: (A) based wholly or in part upon the attainment of a Q2 financial reporting measure (including, without limitation, (a) any measure that is determined and presented in accordance with the accounting principles used in preparing Q2's financial statements, and/or (b) any measure that is derived wholly or in part from such measure); or, (B) pursuant to an equity incentive plan of Q2, including awards containing time- or performance-based vesting criteria;

2.The board of directors determines that the executive officer engaged in or was otherwise involved in fraud or intentional misconduct that resulted in the need for the Restatement; and

3.A lower payment or award would have been made or granted to the executive officer based upon the restated financial results had there not been a Restatement.

In addition, we will further comply with any recoupment requirements imposed by applicable laws, rules or regulations, including in connection with the final rule issued by the SEC implementing the provisions of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act relating to recoupment of incentive-based compensation. We will monitor the listing standards adopted by the NYSE and amend our clawback policy during the required timeframe in compliance with those standards.

Hedging and Pledging Prohibitions

Our Insider Trading Policy provides that no one subject to the policy, including all of our employees, executive officers and directors, may purchase any financial instrument that is designed to hedge against or offset any decrease in the value of our stock, such as short sales, puts, calls or other derivative transactions involving our securities. It further provides that no one subject to the policy, including all of our employees, executive officers and directors, may engage in hedging or monetization transactions involving our securities, pledge our securities as collateral for a loan or hold our securities in a margin account.

Tax Impact on Compensation

Generally, Section 162(m) of the Code disallows public companies a tax deduction for federal income tax purposes for remuneration in excess of $1 million paid in any fiscal year to "covered employees." Accordingly, compensation to our covered employees in excess of $1 million will generally not be deductible.

As a publicly-traded company, in designing our executive compensation program and determining the compensation of our NEOs, the Committee considers a variety of factors, including the potential impact of the Section 162(m) deduction limit. However, the Committee will not necessarily limit executive compensation to that which is or may be deductible under Section 162(m). The Committee may consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent consistent with its compensation goals and the best interests of our stockholders, which may include providing for compensation that is not deductible by us for tax purposes.

REPORT OF THE COMPENSATION COMMITTEE

The Committee has reviewed and discussed the Compensation Disclosure and Analysis set forth above with our management. Based on its review and discussions, the Committee recommended to our board of directors that the Compensation Disclosure and Analysis be included in this Proxy Statement.

Submitted by the compensation committee of the board of directors,

Jeffrey T. Diehl, Chair
Stephen C. Hooley
Margaret L. Taylor

The foregoing Report of the Compensation Committee shall not be deemed to be incorporated by reference into any filing of Q2 Holdings, Inc. under the Securities Act, or the Exchange Act, except to the extent that we specifically incorporate such information by reference in such filing and shall not otherwise be deemed "filed" under either the Securities Act or the Exchange Act or considered to be "soliciting material."

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Summary Compensation Table

The following table presents compensation information for fiscal 2022, 2021 and 2020 paid to, or earned by, our principal executive officer, principal financial officer and our three other most highly compensated executive officers as of December 31, 2022. We refer to these executive officers as our "named executive officers" or "NEOs" in this Proxy Statement. For fiscal 2022 our NEOs were Matthew P. Flake, David J. Mehok, John E. Breeden, Michael A. Volanoski and Jonathan A. Price. No disclosure is provided for persons for years prior to the executive officer becoming an NEO. In accordance with the rules promulgated by the SEC, certain columns relating to information that is not applicable have been omitted from this table.

Name and Principal Position	Year	Salary	Bonus		Stock Awards(1)	Non-Equity Incentive Plan Compensation		All Other Compensation (3)	Total
Matthew P. Flake	2022	$520,000			$7,141,018	$425,932	(2)	$32,102	$8,119,052
Chief Executive Officer	2021	520,000			6,808,263	520,000	(2)	34,702	7,882,966
	2020	520,000			4,478,550	295,000	(2)	19,651	5,313,200

David J. Mehok	2022	389,423			3,104,855	207,642		29,715	3,731,635
Chief Financial Officer	2021	360,000			930,392	180,000	(2)	30,364	1,500,757
	2020	59,084			2,026,505	29,542	(2)	—	2,115,131

John E. Breeden	2022	400,000			3,016,092	245,730	(2)	34,075	3,695,897
Chief Operating Officer	2021	400,000			2,875,441	300,000	(2)	30,325	3,605,766
	2020	300,623			1,060,749	165,000	(2)	22,074	1,548,447

Michael A. Volanoski	2022	400,000			3,595,092	327,640	(2)	33,283	4,356,015
Chief Revenue Officer	2021	223,077	$650,000	(4)	1,770,615	—		11,011	2,654,703

Jonathan A. Price	2022	324,423			2,217,668	184,417	(2)	25,080	2,751,588
Executive Vice President, Emerging Businesses, Corporate & Business Development	2021	295,000			951,530	147,500	(2)	29,361	1,423,390

(1)Amounts represent the aggregate grant date fair value of RSUs and MSUs granted during the year computed in accordance with FASB ASC Topic 718. Assumptions used in calculating these amounts are described in Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. The table below presents the aggregate grant date fair value of the stock awards for the periods presented assuming achievement at the maximum level for any performance-based vesting stock awards, and computed by multiplying the maximum number of shares that can be earned by the closing price of our common stock on the date of grant:

Name	Year	RSU Awards	MSU Awards	Total Stock Awards at Maximum Level
Matthew P. Flake	2022	$3,943,598	$7,887,196	$11,830,794
	2021	3,984,917	7,969,834	11,954,751
	2020	3,059,757	6,119,514	9,179,271

David J. Mehok	2022	1,714,635	3,429,271	5,143,906
	2021	544,551	1,089,102	1,633,653
	2020	1,381,114	2,762,228	4,143,342

John E. Breeden	2022	1,665,624	3,331,249	4,996,873
	2021	1,683,034	3,366,068	5,049,102
	2020	724,722	1,449,444	2,174,166

Michael A. Volanoski	2022	2,403,466	2,939,391	5,342,857
	2021	985,106	1,970,212	2,955,318

Jonathan A. Price	2022	1,224,698	2,449,397	3,674,095
	2021	556,953	1,133,906	1,690,859

(2)Amounts represent the annual cash bonuses paid under the formulaic calculation of our cash bonus plan for the applicable year. For a detailed discussion of the 2022 Corporate Cash Bonus Plan and 2022 Helix Cash Bonus Plan, see "Compensation Discussion and Analysis—Individual Compensation Elements—Annual Cash Bonuses."
(3)Consists of (i) the employer's portion of premiums paid for medical, dental, vision, short-term disability, long term disability, life and accidental death and dismemberment insurance consistent with such amounts payable for all of our employees, (ii) employer paid health savings account contributions available for all of our employees, (iii) employer paid 401(k) matching contributions, and (iv) in certain years, the cost of an annual executive wellness physical for participating named executive officers, none of which individually exceeds $25,000 in value.

(4)Represents a $250,000 sign-on bonus paid on Mr. Volanoski's start date and Mr. Volanoski's guaranteed bonus payment of $400,000 for 2021 pursuant to the terms of his employment agreement.

Grants of Plan-Based Awards in Fiscal 2022

The following table sets forth information regarding grants of plan-based awards made to our NEOs during fiscal 2022.

Name	Grant Date	Estimated Future Payments Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payments Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Matthew P. Flake	n/a	$260,000	$520,000	$733,200	—	—	—	—	$—
	3/10/2022	—	—	—	34,197	68,394	136,788	—	3,197,420
	3/10/2022	—	—	—	—	—	—	68,394	3,943,598
David J. Mehok	n/a	195,000	390,000	549,900	—	—	—	—	—
	3/10/2022	—	—	—	14,868	29,737	59,474	—	1,390,220
	3/10/2022	—	—	—	—	—	—	29,737	1,714,635
John E. Breeden	n/a	200,000	400,000	564,000	—	—	—	—	—
	3/10/2022	—	—	—	14,443	28,887	57,774	—	1,350,467
	3/10/2022	—	—	—	—	—	—	28,887	1,665,624
Michael A. Volanoski	n/a	200,000	400,000	n/a	—	—	—	—	—
	3/10/2022	—	—	—	12,744	25,489	50,978	—	1,191,626
	3/10/2022	—	—	—	—	—	—	25,489	1,469,696
	12/6/222	—	—	—	—	—	—	37,202	933,770
Jonathan A. Price	n/a	162,500	325,000	410,475	—	—	—	—	—
	3/10/2022	—	—	—	10,620	21,240	42,480	—	992,970
	3/10/2022	—	—	—	—	—	—	21,240	1,224,698

(1)The amounts reported in this column represent the threshold, target and maximum amounts potentially payable under our 2022 Corporate Cash Bonus Plan and 2022 Helix Cash Bonus Plan. Actual bonuses received under such bonus plans by the NEOs are reported in the Summary Compensation Table under the column entitled "Non-Equity Incentive Plan Compensation."
(2)Represents MSUs granted on March 10, 2022, which vest, to the extent earned, in two installments on March 10th of the second and third anniversary of the grant date. The final number of shares of common stock to be earned and settled will be subject to the terms of the applicable award agreements.
(3)For Messrs. Flake, Mehok, Breeden and Price, represents RSUs granted on March 10, 2022, which vest in four equal annual installments on March 3rd of each of the first four anniversaries of the grant date. For Mr. Volanoski, represents 25,489 RSUs granted on March 10, 2022 and 37,202 RSUs granted on December 6, 2022, in each case which vest in four equal annual installments on March 3 and December 9 of each of the first four anniversaries of the grant date, respectively.
(4)Amounts represent the aggregate grant date fair value of RSUs and MSUs granted during the year computed in accordance with FASB ASC Topic 718. Assumptions used in calculating these amounts are described in Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
Employment Agreements. Each of our NEOs has entered into a written employment agreement with us that provides for payment of base salary, target annual cash incentive compensation, eligibility for employee benefit programs and potential severance benefits. For further information regarding the base salaries, bonuses and incentive compensation payable to our NEOs and their eligibility for our employee benefit programs, please see our “Compensation Discussion and Analysis” above. For further information regarding the severance benefits provided under their employment agreements, please see "Potential Payments Upon Termination and Change in Control" below.
Equity Awards. We have granted equity awards to our NEOs under our equity incentive plan. For further information regarding such equity awards, including the vesting schedules, please see the “Grants of Plan-Based Awards” table and related footnotes above and in "Compensation Discussion and Analysis—Long-Term Incentive Compensation" above.

Option Repricings and Equity Award Modifications. We did not reprice any stock options or otherwise modify any outstanding equity awards during the year ended December 31, 2022 for our NEOs.

Salary and Annual Incentive Bonus Compared to Total Compensation. The ratio of salary and annual incentive bonus to total compensation in 2022 (each as set forth in the Summary Compensation Table above) is set forth above under "Compensation Discussion and Analysis—Focus on Pay-for-Performance."

Outstanding Equity Awards at December 31, 2022
The following table sets forth information regarding outstanding equity awards held by our NEOs at December 31, 2022.

	OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options Exercisable(1)		Number of Securities Underlying Unexercised Options Unexercisable(1)		Option Exercise Price	Option Expiration Date	Number of Shares or Units That Have Not Vested(1)		Market Value of Shares of Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(1)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Matthew P. Flake	184,730	(2)	—	(2)	$35.80	2/21/2024
							17,910	(3)	$481,242
							23,519	(4)	$631,956
							26,268	(5)	$705,821
							68,394	(6)	$1,837,747
										15,679	(7)	$421,295
										35,023	(8)	$941,068
										68,394	(9)	$1,837,747
David J. Mehok							6,009	(10)	$161,462
							3,590	(5)	$96,463
							29,737	(6)	$799,033
										4,005	(11)	$107,614
										4,786	(8)	$128,600
										29,737	(9)	$799,033
John E. Breeden	25,397	(2)	—	(2)	$35.80	2/21/2024
							3,300	(3)	$88,671
							5,571	(4)	$149,693
							11,094	(5)	$298,096
							28,887	(6)	$776,194
										3,713	(7)	$99,768
										14,792	(8)	$397,461
										28,887	(9)	$776,193
Michael A. Volanoski							7,782	(12)	$209,102
							25,489	(6)	$684,889
							37,202	(13)	$999,618
										10,376	(14)	$278,803
										25,489	(9)	$684,889
Jonathan A. Price	11,641	(15)	—	(15)	$47.00	3/8/2025
							2,357	(3)	$63,333
							4,333	(4)	$116,428
							3,672	(5)	$98,667
							21,240	(6)	$570,719
										2,889	(7)	$77,627
										4,895	(8)	$131,529
										21,240	(9)	$570,719

(1)Shares of common stock.
(2)This option grant vested as to 1/4 of the total option grant on February 21, 2018, and thereafter as to 1/48 of the total option grant monthly.
(3)These RSUs were granted on March 6, 2019 and vest in four equal annual installments on March 3 of each of the first four anniversaries of the grant date.

(4)These RSUs were granted on March 13, 2020 and vest in four equal annual installments on March 3 of each of the first four anniversaries of the grant date.
(5)These RSUs were granted on March 3, 2021 and vest in four equal annual installments on each of the first four anniversaries of the grant date.
(6)These RSUs were granted on March 10, 2022 and vest in four equal annual installments on March 3 of each of the first four anniversaries of the grant date.
(7)These MSUs were granted on March 13, 2020 and vest, to the extent earned, in three annual installments on each anniversary of the grant date. The final number of shares of common stock to be earned and settled will be subject to the terms of the applicable award agreements.
(8)These MSUs were granted on March 3, 2021 and vest, to the extent earned, in two installments on the second and third anniversary of the grant date. The final number of shares of common stock to be earned and settled will be subject to the terms of the applicable award agreements.
(9)These MSUs were granted on March 10, 2022 and vest, to the extent earned, in two installments on the second and third anniversary of the grant date. The final number of shares of common stock to be earned and settled will be subject to the terms of the applicable award agreements.
(10)These RSUs were granted on November 24, 2020 and vest in four equal annual installments on each anniversary of the grant date.
(11)These MSUs were granted on November 24, 2020 and vest, to the extent earned, in three annual installments on each anniversary of the grant date. The final number of shares of common stock to be earned and settled will be subject to the terms of the applicable award agreements.
(12)These RSUs were granted on June 9, 2021 and vest in four equal annual installments on each anniversary of the grant date.
(13)These RSUs were granted on December 6, 2022 and vest in four equal annual installments on December 9 of each of the first four anniversaries of the grant date.
(14)These MSUs were granted on June 9, 2021 and vest, to the extent earned, in two installments on the second and third anniversary of the grant date. The final number of shares of common stock to be earned and settled will be subject to the terms of the applicable award agreements.
(15)This option grant vested as to 1/4 of the total option grant on March 3, 2019, and thereafter as to 1/48 of the total option grant monthly.

Option Exercises and Stock Vested in Fiscal 2022

The following table sets forth the number of shares of common stock acquired during fiscal 2022 by our NEOs upon the exercise of stock options and the vesting of RSUs and MSUs and the value realized upon such exercise or vesting.

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired Upon Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired Upon Vesting (#)	Value Realized on Vesting ($)(2)
Matthew P. Flake	—	$—	53,502	$3,284,488
David J. Mehok	—	—	4,200	152,277
John E. Breeden	—	—	13,325	818,022
Michael A. Volanoski	—	—	2,593	108,154
Jonathan A. Price	—	—	6,910	424,205

(1)Calculated by multiplying (i) the fair market value of common stock on the exercise date, which was determined using the closing price on NYSE of a share of common stock on the date of exercise, or if such day is a holiday, on the immediately preceding trading day, less the applicable exercise price, by (ii) the number of shares of common stock acquired upon exercise.
(2)Calculated by multiplying (i) the fair market value of common stock on the vesting date, which was determined using the closing price on NYSE of a share of common stock on the vesting date, or if such day is a holiday or weekend, on the immediately preceding trading day, by (ii) the number of shares of common stock acquired upon vesting.
Pension Benefits and Nonqualified Deferred Compensation

The tables disclosing pension benefits and nonqualified deferred compensation are omitted because we do not have any such plans.

Potential Payments Upon Termination and Change in Control

Each of our NEOs is subject to certain obligations relating to non-competition, non-solicitation, proprietary information and assignment of inventions. Pursuant to these obligations, each NEO has agreed (i) not to solicit our employees or customers during employment and for a period of two years after the termination of employment, (ii) not to compete with us or assist any other person to compete with us during employment and for a period of two years after the termination of employment and (iii) to protect our confidential and proprietary information and to assign to us intellectual property developed during the course of employment.

In addition, we have entered into employment agreements with each of our NEOs. The following is a summary of the employment agreements with our NEOs as in effect on December 31, 2022.

Matthew P. Flake is party to an amended and restated employment agreement with us effective September 23, 2021. This employment agreement has no specific term and constitutes at-will employment. Mr. Flake's current annual base salary is $520,000. Mr. Flake is also eligible to receive benefits that are substantially similar to those of our other employees. His employment agreement also specifies his eligibility for an annual incentive bonus, which is currently targeted at $520,000 for fiscal 2023. Payment of any bonus to Mr. Flake is subject to approval by our board of directors.

Mr. Flake’s employment agreement provides that in the event that we terminate his employment for any reason, other than for "cause" (as such term is defined below) or certain other triggering events noted below, Mr. Flake would be entitled to the following severance benefits: (i) payments in equal installments over a 24-month period an amount equal to the sum of (a) 200% of his then-current annual base salary and (b) a pro-rata amount of his then-current annual cash incentive bonus at target for the fiscal year of his termination, pro-rated for his number of days of employment in such year; (ii) immediate acceleration of the vesting of any equity awards subject to time-based vesting which would have otherwise occurred had he remained employed over the 12 months following his termination; (iii) continued eligibility to vest in the portion of any then-outstanding performance based equity awards that would have otherwise vested had he remained employed and based upon attainment of relevant performance goals within the 12 months following his termination; and, (iv) payment of the monthly amount of Consolidated Omnibus Budget Reconciliation Act, or COBRA, continuation coverage for up to 24 months, subject to his continued eligibility for COBRA coverage.

Mr. Flake’s employment agreement also provides that in the event that we terminate his employment for any reason, other than for "cause," or if Mr. Flake resigns for "good reason" (as such term is defined below), in either case during the period of time extending from 60 days prior to and 24 months following the closing of any "change in control" (as defined in the employment agreement), Mr. Flake would be entitled to the following severance benefits: (i) we will be obligated to pay him in one lump sum an amount equal to the sum of (a) 250% of his then-current annual base salary and (b) a pro-rata amount of the greater of his then-current annual cash incentive bonus for the fiscal year of his termination, (x) at target, or (y) based upon attainment of applicable performance goals through the date of determination, in either case pro-rated for his number of days of employment in such year; (ii) immediate acceleration of the vesting of any equity awards subject to time-based vesting; (iii) continued eligibility to vest in any then-outstanding performance based equity awards for the remainder of their applicable terms; and, (iv) payment of the monthly amount of COBRA continuation coverage for up to 30 months, subject to his continued eligibility for COBRA coverage.

Mr. Flake's employment agreement also provide that in the event of the termination of his employment as a result of his death or "disability" (as defined in the employment agreement), he or his estate would be entitled to the following severance benefits: (i) immediate acceleration of the vesting of any equity awards subject to time-based vesting; and, (ii) continued eligibility to vest in any then-outstanding performance based equity awards for the remainder of their applicable terms.

David J. Mehok is party to an amended and restated employment agreement with us effective September 24, 2021. This employment agreement has no specific term and constitutes at-will employment. Mr. Mehok's current annual base salary is $390,000. Mr. Mehok is also eligible to receive benefits that are substantially similar to those of our other executive-level employees. His employment agreement also specifies his eligibility for an annual incentive bonus, which is currently targeted at $253,500 for fiscal 2023. Payment of any bonus to Mr. Mehok is subject to approval by our board of directors.

John E. Breeden is party to an amended and restated employment agreement with us effective September 23, 2021. This employment agreement has no specific term and constitutes at-will employment. Mr. Breeden's current annual base salary is $400,000. Mr. Breeden is also eligible to receive benefits that are substantially similar to those of our other executive-level employees. His employment agreement also specifies his eligibility for an annual incentive bonus, which is currently targeted at $300,000 for fiscal 2023. Payment of any bonus to Mr. Breeden is subject to approval by our board of directors.

Michael A. Volanoski is party to an amended and restated employment agreement with us effective September 23, 2021. This employment agreement has no specific term and constitutes at-will employment. Mr. Volanoski's current annual base salary is $400,000. Mr. Volanoski is also eligible to receive benefits that are substantially similar to those of our other executive-level employees. His employment agreement also specifies his eligibility for an annual incentive bonus, which is currently targeted at $400,000 for fiscal 2023. Payment of any bonus to Mr. Volanoski is subject to approval by our board of directors.

Jonathan A. Price is party to an amended and restated employment agreement with us effective September 23, 2021. This employment agreement has no specific term and constitutes at-will employment. Mr. Price's current annual base salary is $400,000. Mr. Price is also eligible to receive benefits that are substantially similar to those of our other executive-level employees. His employment agreement also specifies his eligibility for an annual incentive bonus, which is currently targeted at $280,000 for fiscal 2023. Payment of any bonus to Mr. Price is subject to approval by our board of directors.

The employment agreements for Messrs. Mehok, Breeden, Volanoski and Price provide that in the event that we terminate their employment for any reason, other than for "cause" (as such term is defined below) or certain other triggering events noted below, such executive officer would be entitled to the following severance benefits: (i) payments in equal installments over an 18-month period an amount equal to the sum of (a) 150% of their then-current annual base salary and (b) a pro-rata amount of their then-current annual cash incentive bonus at target for the fiscal year of their termination, pro-rated for their number of days of employment in such year; (ii) immediate acceleration of the vesting of any equity awards subject to time-based vesting which would have otherwise occurred had they remained employed over the 12 months following their termination; (iii) continued eligibility to vest in the portion of any then-outstanding performance based equity awards that would have otherwise vested had they remained employed and based upon attainment of relevant performance goals within the 12 months following their termination; and, (iv) payment of the monthly amount of COBRA continuation coverage for up to 18 months, subject to their continued eligibility for COBRA coverage.

The employment agreements for Messrs. Mehok, Breeden, Volanoski and Price also provide that in the event that we terminate their employment for any reason, other than for "cause," or if any such executive officer resigns for "good" reason (as such term is defined below), in either case during the period of time extending from 60 days prior to and 24 months following the closing of any "change in control" (as defined in the employment agreements), such executive officer would be entitled to the following severance benefits: (i) payment in one lump sum an amount equal to the sum of (a) 200% of their then-current annual base salary and (b) a pro-rata amount of the greater of their then-current annual cash incentive bonus for the fiscal year of termination, (x) at target, or (y) based upon attainment of applicable performance goals through the date of determination, in either case pro-rated for their number of days of employment in such year; (ii) immediate acceleration of the vesting of any equity awards subject to time-based vesting; (iii) continued eligibility to vest in any then-outstanding performance based equity awards for the remainder of their applicable terms; and, (iv) payment by of the monthly amount of COBRA continuation coverage for up to 24 months, subject to their continued eligibility for COBRA coverage.

The employment agreements for Messrs. Mehok, Breeden, Volanoski, and Price also provide that in the event of the termination of their employment as a result of their death or "disability" (as defined in the employment agreements), such executive officer or their estate would be entitled to the following severance benefits: (i) immediate acceleration of the vesting of any equity awards subject to time-based vesting; and, (ii) continued eligibility to vest in any then-outstanding performance based equity awards for the remainder of their applicable terms.

"Cause" is defined under the NEOs' employment agreements as: (a) acts or omissions constituting gross negligence, recklessness or willful misconduct on the part of the executive officer with respect to the NEO’s obligations or otherwise relating to our business; (b) the NEO’s material breach of the employment agreement or the Confidentiality, Non-Competition and Proprietary Rights Assignment Agreement, or PRIA, entered into between us and the NEO; (c) the NEO’s conviction or entry of a plea of nolo contendere for fraud, misappropriation or embezzlement, or any felony or crime of moral turpitude; or, (d) the NEO’s willful failure to perform his or her material duties as determined in the sole and our exclusive discretion (other than any such failure resulting from a "disability" (as defined in the employment agreements)).

"Good reason" is defined in the NEOs' employment agreements as the occurrence of any of the following actions taken by us without the executive officer’s prior written consent: (i) a material reduction in base salary; (ii) a material reduction in the NEO’s authorities, duties or responsibilities and, in the case of the NEOs other than Mr. Flake, a material diminution in the authority, duties, or responsibilities of the supervisor specified in the employment agreements to whom such executive officer is required to report; (iii) in the case of Mr. Flake, a requirement that he report to a corporate officer or employee instead of reporting directly to our board of directors; (iv) a material diminution in the budget over which the executive officer retains authority; (v) relocation of executive officer’s principal place of employment to a place that increases the executive officer’s one-way commute by more than 30 miles as compared to the executive officer’s then-current principal place of employment immediately prior to such relocation; or, (vi) any material breach by us of the terms of the employment agreements.

In order to resign for "good reason," an executive officer must provide written notice to us within 30 days after the first occurrence of the event giving rise to "good reason" setting forth the basis for the NEO’s resignation, allow us at least 30 days from receipt of such written notice to cure such event, and if such event is not reasonably cured within such period, the NEO must resign from all positions the NEO then holds with us not later than 30 days after the expiration of such cure period.

Each NEO's entitlement to the severance payments described above is conditioned upon execution of a separation agreement including a general release of all claims in a form satisfactory to us, and such payments will cease if any such named executive officer materially breaches the obligations in their PRIA or the release of claims.

In addition, each of the NEOs' equity award agreements provide for potential benefits due upon a termination of employment upon a change in control as described below under "Potential Payments Upon Termination and Change in Control—Change in Control Acceleration."

To the extent that any severance or other compensation payment to any of our NEOs pursuant to an employment agreement or any other agreement constitutes an "excess parachute payment" within the meaning of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended, or the Code, then such NEO will receive the full amount of such severance and other payments, or a reduced amount intended to avoid the application of Sections 280G and 4999 of the Code, whichever provides the executive with the highest amount on an after-tax basis.

Change in Control Acceleration

Under our 2007 Stock Plan, or the 2007 Plan, and our 2014 Equity Incentive Plan, or the 2014 Plan, the stock option and restricted stock unit agreements applicable to the NEOs as of December 31, 2021 provide that if the officer, within twelve months of a change of control, (i) is terminated without cause or (ii) resigns for good reason, or if the acquiring company does not assume or substitute for any options or restricted stock units held by such executive officer, then all of the unvested stock options and restricted stock units shall become immediately vested and exercisable in full.

"Good reason" is defined in the stock option agreements and restricted stock units agreements as any one or more of the following (i) we materially reduce the NEO's title or position or assign to the NEO authority or duties which are materially inconsistent with the usual and customary operational authority and duties of a person in the NEO's position in similarly-situated companies, (ii) we materially reduces the NEO’s base compensation, or (iii) we require the NEO to relocate to any place outside a fifty (50) mile radius of the NEO's designated primary work location.

"Cause" is defined in the stock option agreements and restricted stock units agreements as a grantee's: (i) theft, dishonesty, or falsification of our documents or records, (ii) improper use or disclosure of our confidential or proprietary information, (iii) any action which has a material detrimental effect on our reputation or business, (iv) the failure or inability to perform any reasonable assigned duties after written notice from us of, and a reasonable opportunity to cure, such failure or inability, (v) any material breach of any employment agreement with us, which breach is not cured pursuant to the terms of such agreement or (vi) the conviction (including any plea of guilty or nolo contendere) of any criminal act which impairs the participant's ability to perform his or her duties with us.

Under the 2014 Plan, the market stock unit agreements applicable to the NEOs as of December 31, 2022 provide that in the event of a change of control, the determination date of the number of previously unearned shares of our common stock earned pursuant to the awards will be accelerated to the date immediately prior to the change of control, and the number of previously unearned shares of our common stock earned, if any, will be determined by using the change of control transaction price (rather than the 30-day average price of our common stock) and such shares will be deemed to have vested as of the date immediately prior to the closing date of the change in control transaction.

Potential Payment Tables
The table below estimates the payments and benefits that each of our NEOs would have received in the event his or her employment had been involuntarily terminated without "cause" (as defined above in "Compensation of Named Executive Officers - Potential Payments upon Termination and Change in Control") not in connection with a change in control as of December 31, 2022.

	Cash Payments			Equity Acceleration
Named Executive Officer	Salary ($)	Bonus ($)	COBRA ($)	Shares(1)	Market Value of Accelerated Equity (net of exercise price, if any) ($)(2)	Total ($)
Matthew P. Flake	$1,040,000	$520,000	$56,056	82,876	$2,226,878	$3,842,934
David J. Mehok	585,000	253,500	42,042	17,235	463,104	1,343,646
John E. Breeden	600,000	300,000	42,042	25,468	689,162	1,631,204
Michael A. Volanoski	600,000	400,000	42,042	21,725	583,751	1,625,793
Jonathan A. Price	600,000	280,000	42,042	15,578	418,581	1,340,623

(1)Includes shares resulting from continued vesting of market stock units for the 12 months following the date of termination, assuming on target performance.
(2)Amounts are based upon on the closing price of $26.87 of our common stock on the NYSE on December 31, 2022.
The table below estimates the payments and benefits that each of our NEOs would have received in the event his or her employment had been involuntarily terminated as a result of their death or disability not in connection with a change in control as of December 31, 2022.

	Cash Payments			Equity Acceleration
Named Executive Officer	Salary ($)	Bonus ($)	COBRA ($)	Shares(1)	Market Value of Accelerated Equity (net of exercise price, if any) ($)(2)	Total ($)
Matthew P. Flake	$—	$—	$—	255,187	$6,856,875	$6,856,875
David J. Mehok	—	—	—	77,864	2,092,206	2,092,206
John E. Breeden	—	—	—	96,244	2,586,076	2,586,076
Michael A. Volanoski	—	—	—	106,338	2,857,302	2,857,302
Jonathan A. Price	—	—	—	60,626	1,629,021	1,629,021

(1)Includes shares resulting from continued vesting of market stock units for their remaining terms following the date of termination, assuming on target performance.
(2)Amounts are based upon on the closing price of $26.87 of our common stock on the NYSE on December 31, 2022.
The table below estimates the payments and benefits that each of our NEOs would have received in the event of a change in control as of December 31, 2022 where, in connection therewith, his or her employment had not been involuntarily terminated without "cause" nor voluntarily terminated for "good reason" and the acquiring entity elects to assume, substitute or continue our equity awards in such change in control.

	Cash Payments			Equity Acceleration
Named Executive Officer	Salary ($)	Bonus ($)	COBRA ($)	Shares(1)	Market Value of Accelerated Equity (net of exercise price, if any) ($)(2)	Total ($)
Matthew P. Flake	$—	$—	$—	—	$—	$—
David J. Mehok	—	—	—	—	—	—
John E. Breeden	—	—	—	—	—	—
Michael A. Volanoski	—	—	—	—	—	—
Jonathan A. Price	—	—	—	—	—	—

(1)Consists solely of shares earned upon the change of control pursuant to market stock units. Amounts are based upon an assumed change of control transaction price of $26.87 which is equal to the closing price of our common stock on the NYSE on December 31, 2022. The market value of the accelerated market stock units vesting is calculated on an award-by-award basis by multiplying (i) $26.87, by (ii) target number of shares of our common stock underlying the market stock units award after taking into account the applicable performance modifier resulting from the assumed change of control transaction price and excluding any shares already earned for prior performance periods. A change of control transaction price of $26.87 would have resulted in achievement of total stockholder return performance at: (a) with respect to MSUs granted to NEOs in March 2020, the 11.10 percentile of the Russell 2000 Index for the applicable performance period, which would entitle the NEO to earn 0% of then unearned shares of our common stock underlying such awards held by them, (b) with respect to MSUs granted to Mr. Mehok in November 2020, the 10.36 percentile of the Russell 2000 Index for the applicable performance period, which would entitle him to earn 0% of then unearned shares of our common stock underlying such award, (c) with respect to MSUs granted to NEOs (other than Mr. Volanoski) in March 2021, the 12.15 percentile of the Russell 2000 Index for the applicable performance period, which would entitle the NEO to earn 0% of then unearned shares of our common stock underlying such awards held by them, (d) with respect to MSUs granted to Mr. Volanoski in June 2021, the 14.64 percentile of the Russell 2000 Index for the applicable performance period, which would entitle him to earn 0% of then unearned shares of our common stock underlying such award, and (e) with respect to MSUs granted to NEOs in March 2022, the 13.41 percentile of the Russell 2000 Index for the applicable performance period, which would entitle the NEO to earn 0% of then unearned shares of our common stock underlying such awards held by them.

The table below estimates the payments and benefits that each of our NEOs would have received in the event of a change in control as of December 31, 2022 where, in connection therewith, his or her employment had not been involuntarily terminated without "cause" nor voluntarily terminated for "good reason" and the acquiring entity does not elect to assume, substitute or continue our equity awards in such change in control.

	Cash Payments			Equity Acceleration
Named Executive Officer	Salary ($)	Bonus ($)	COBRA ($)	Shares(1)	Market Value of Accelerated Equity (net of exercise price, if any) ($)(2)	Total ($)
Matthew P. Flake	$—	$—	$—	136,091	$3,656,765	$3,656,765
David J. Mehok	—	—	—	39,336	1,056,958	1,056,958
John E. Breeden	—	—	—	48,852	1,312,653	1,312,653
Michael A. Volanoski	—	—	—	70,473	1,893,610	1,893,610
Jonathan A. Price	—	—	—	31,602	849,146	849,146

(1)Consists solely of shares earned upon the change of control pursuant to restricted stock units. No shares would be earned upon the change of control pursuant to market stock units. Amounts for restricted stock units are based upon an assumed change of control transaction price of $26.87 which is equal to the closing price of our common stock on the NYSE on December 31, 2022. The determination that no shares would be earned upon the change of control pursuant to acceleration of market stock units vesting is calculated on an award-by-award basis by multiplying (i) $26.87, by (ii) target number of shares of our common stock underlying the market stock units award after taking into account the applicable performance modifier resulting from the assumed change of control transaction price and excluding any shares already earned for prior performance periods. A change of control transaction price of $26.87 would have resulted in achievement of total stockholder return performance at: (a) with respect to MSUs granted to NEOs in March 2020, the 11.10 percentile of the Russell 2000 Index for the applicable performance period, which would entitle the NEO to earn 0% of then unearned shares of our common stock underlying such awards held by them, (b) with respect to MSUs granted to Mr. Mehok in November 2020, the 10.36 percentile of the Russell 2000 Index for the applicable performance period, which would entitle him to earn 0% of then unearned shares of our common stock underlying such award, (c) with respect to MSUs granted to NEOs (other than Mr. Volanoski) in March 2021, the 12.15 percentile of the Russell 2000 Index for the applicable performance period, which would entitle the NEO to earn 0% of then unearned shares of our common stock underlying such awards held by them, (d) with respect to MSUs granted to Mr. Volanoski in June 2021, the 14.64 percentile of the Russell 2000 Index for the applicable performance period, which would entitle him to earn 0% of then unearned shares of our common stock underlying such award, and (e) with respect to MSUs granted to NEOs in March 2022, the 13.41 percentile of the Russell 2000 Index for the applicable performance period, which would entitle the NEO to earn 0% of then unearned shares of our common stock underlying such awards held by them.

The table below estimates the payments and benefits that each of our NEOs would have received in the event his or her employment had been involuntarily terminated without "cause" or voluntarily terminated for "good reason," in either case immediately following a change in control, assuming the termination and change of control occurred on December 31, 2022.

	Cash Payments			Equity Acceleration
Named Executive Officer	Salary ($)	Bonus ($)	COBRA ($)	Shares	Market Value of Accelerated Equity (net of exercise price, if any) ($)(1)	Total ($)
Matthew P. Flake	$1,300,000	$520,000	$70,070	136,091	$3,656,765	$5,546,835
David J. Mehok	780,000	253,500	56,056	39,336	1,056,958	2,146,514
John E. Breeden	800,000	300,000	56,056	48,852	1,312,653	2,468,709
Michael A. Volanoski	800,000	400,000	56,056	70,473	1,893,610	3,149,666
Jonathan A. Price	800,000	280,000	56,056	31,602	849,146	1,985,202

(1)Consists solely of shares earned upon the change of control pursuant to restricted stock units. No shares would be earned upon the change of control pursuant to market stock units. Amounts for restricted stock units are based upon an assumed change of control transaction price of $26.87 which is equal to the closing price of our common stock on the NYSE on December 31, 2022. The determination that no shares would be earned upon the change of control pursuant to acceleration of market stock units vesting is calculated on an award-by-award basis by multiplying (i) $26.87, by (ii) target number of shares of our common stock underlying the market stock units award after taking into account the applicable performance modifier resulting from the assumed change of control transaction price and excluding any shares already earned for prior performance periods. A change of control transaction price of $26.87 would have resulted in achievement of total stockholder return performance at: (a) with respect to MSUs granted to NEOs in March 2020, the 11.10 percentile of the Russell 2000 Index for the applicable performance period, which would entitle the NEO to earn 0% of then unearned shares of our common stock underlying such awards held by them, (b) with respect to MSUs granted to Mr. Mehok in November 2020, the 10.36 percentile of the Russell 2000 Index for the applicable performance period, which would entitle him to earn 0% of then unearned shares of our common stock underlying such award, (c) with respect to MSUs granted to NEOs (other than Mr. Volanoski) in March 2021, the 12.15 percentile of the Russell 2000 Index for the applicable performance period, which would entitle the NEO to earn 0% of then unearned shares of our common stock underlying such awards held by them, (d) with respect to MSUs granted to Mr. Volanoski in June 2021, the 14.64 percentile of the Russell 2000 Index for the applicable performance period, which would entitle him to earn 0% of then unearned shares of our common stock underlying such award, and (e) with respect to MSUs granted to NEOs in March 2022, the 13.41 percentile of the Russell 2000 Index for the applicable performance period, which would entitle the NEO to earn 0% of then unearned shares of our common stock underlying such awards held by them.

EQUITY COMPENSATION PLAN INFORMATION

We currently maintain two compensation plans that provide for the issuance of our Common Stock to officers and other employees, directors and consultants.  These consist of the 2014 Plan and the ESPP, each of which has been approved by our stockholders. The following table sets forth information regarding outstanding options and rights and shares reserved for future issuance under the foregoing plans as of December 31, 2022:

Plan Category	Number of shares to be issued upon exercise of outstanding options and rights(a)		Weighted-average exercise price of outstanding options and rights(b)		Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column(a))(c)
Equity compensation plans approved by stockholders	323,576	(1)	$35.07	(2)	8,338,095	(3)
Equity compensation plans not approved by stockholders	—		—		—
Total	323,576				8,338,095

(1)Excludes purchase rights accruing under our ESPP.

(2)The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account the shares of our common stock underlying RSUs or MSUs, which have no exercise price.

(3)Includes 7,708,588 shares of common stock available for issuance in connection with future awards under our 2014 Plan and 629,507 shares of common stock available for future issuance under the ESPP. With respect to outstanding MSU awards issued under our 2014 Plan, the reported amounts assume maximum attainment of performance measures. The 2014 Plan provides that the number of shares reserved for issuance under that plan will automatically increase on January 1 of each year through 2024, by an amount equal to the smaller of (i) 4.5% of the number of shares of common stock issued and outstanding on the immediately preceding December 31, or (ii) an amount determined by the board of directors. The ESPP provides that the number of shares reserved for issuance under that plan will automatically increase on January 1 of each year through 2024 by an amount equal to the smallest of (i) 500,000 shares, (ii) 1% of the issued and outstanding shares of our common stock on the immediately preceding December 31, or (iii) such other amount as may be determined by the board of directors.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO, Mr. Flake:

For 2022:

•the annual total compensation of our median employee was $141,200;

•the annual total compensation of our CEO was $8,119,052; and

•the ratio of the annual total compensation of our CEO to the median of the annual total compensation of our employees was 57.5 to 1. This ratio is a reasonable estimate calculated in a manner consistent with SEC rules.

We identified the employee with compensation at the median of the annual total compensation of all our employees in 2022 using the following methodology:

•In determining our employee population, we considered the individuals, excluding our CEO, who were employed by us and our consolidated subsidiaries on December 31, 2022, whether employed on a full-time, part-time, seasonal or temporary basis. We did not include any contractors or other non-employee workers in our employee population.

•To identify our median employee, we chose to use total compensation using the same methodology we use to calculate the amount reported for our CEO in the "Total" column of the 2022 Summary Compensation Table as set forth in this proxy statement. For simplicity, we calculated annual base pay using a reasonable estimate of the hours worked during 2022 for hourly employees and stated base salary as of December 31, 2022 for our remaining employees.

•For permanent employees hired during 2022, we annualized their salary or base pay as if they had been employed for the entire measurement period. We did not make any cost-of-living adjustment.

As disclosed in the 2022 Summary Compensation Table, the annual total compensation for our CEO was $8,119,052.

Because SEC rules for identifying the median of the annual total compensation of all employees allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their employee population and compensation practices, the pay ratio reported by other companies may not be comparable to our pay ratio, as other companies have different employee populations and compensation practices and may have used different methodologies, exclusions, estimates and assumptions in calculating their pay ratios. As explained by the SEC when it adopted these rules, the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company's compensation practices and pay ratio disclosures.

PAY VERSUS PERFORMANCE

The following information sets forth the relationship between executive compensation actually paid and the financial performance of the Company in accordance with SEC rules. It includes compensation for our Principal Executive Officer, or PEO, and average compensation for our NEOs other than our PEO, or the non-PEO NEOs.

					Value of Initial Fixed $100 Investment Based on(3):
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(1), (2)	Average Summary Compensation Table Total for Non-PEO NEOs(1)	Average Compensation Actually Paid to Non-PEO NEOs (1), (2)	Total Share-holder Return	S&P Software & Services Select Index Total Stockholder Return	Net Income (in millions)	Non-GAAP Revenue(4) (in millions)
2022	$8,119,052	$(2,081,882)	$3,633,784	$481,741	$33	$109	$(109.0)	$566.3
2021	$7,882,966	$(5,731,441)	$2,296,154	$416,081	$98	$165	$(112.7)	$500.8
2020	$5,313,200	$18,822,216	$1,733,910	$4,210,305	$156	$153	$(137.6)	$407.2

(1)The PEO and non-PEO NEOs for each year are as follows: 2022 and 2021: PEO: Matthew P. Flake; Non-PEO NEOs: John E. Breeden, Michael A. Volanoski, David J. Mehok, Jonathan A. Price. 2020: PEO: Matthew P. Flake; Non-PEO NEOs: David J. Mehok, Adam D. Blue, William M. Furrer, John E. Breeden, Jennifer N. Harris.

(2)Compensation Actually Paid, or CAP, was calculated beginning with the Summary Compensation Table, or SCT total for the PEO and average of the totals for the non-PEO NEOs. The amounts listed in the table below were deducted from and added to the applicable SCT total compensation to determine CAP. Equity award fair value amounts below are computed in accordance with FASB ASC Topic 718, consistent with the fair value methodology used to account for share-based payments in our financial statements under generally accepted accounting principles.

	Fiscal 2020		Fiscal 2021		Fiscal 2022
	PEO	Average non-PEO NEO	PEO	Average non-PEO NEO	PEO	Average non-PEO NEO
Summary Compensation table total for applicable year	$5,313,200	$1,733,910	$7,882,966	$2,296,154	$8,119,052	$3,633,784
Deduction for amounts reported under the "Stock Awards" and "Option Awards" columns in the Summary Compensation table for applicable year	(4,478,550)	(1,312,799)	(6,808,263)	(1,631,995)	(7,141,018)	(2,983,427)
Increase based on ASC Topic 718 fair value of awards granted during applicable year that remain unvested as of applicable year end, determined as of applicable year end	9,194,415	2,138,650	3,803,444	994,399	2,466,991	950,028
Increase/deduction for awards granted in prior years that were outstanding and unvested as of applicable year end, determined based on change in ASC Topic 718 fair value from the prior year end to the applicable year end	8,569,697	1,645,935	(9,369,599)	(1,041,745)	(4,374,893)	(931,309)
Increase/deduction for awards granted in prior years that vested during the applicable year, determined based on change in ASC Topic 718 fair value from the prior year end to the vesting date	223,453	4,610	(1,239,988)	(200,732)	(1,152,015)	(187,335)
Deduction for fair value at the end of the prior year of equity awards that failed to meet vesting conditions in the year	—	—	—	—	—	—
Compensation Actually Paid	$18,822,216	$4,210,305	$(5,731,441)	$416,081	$(2,081,882)	$481,741

(3)    The values disclosed in these TSR columns represent the measurement period value of an initial fixed investment of $100 (assuming reinvestment of dividends, if any) in our stock or in the S&P Software & Services Select Index TSR on December 31, 2019, and then valued again on each of December 31, 2020, December 31, 2021, and December 31, 2022.

(4)    Non-GAAP revenue is calculated as GAAP revenue adjusted to exclude the impact of deferred revenue from purchase accounting. Please see Part II, Item 7: "Management's Discussion and Analysis of Financial Condition and Results of Operations - Non-GAAP Financial Measures" included in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 21, 2023.

Pay versus Performance Relationship

See the Compensation Discussion & Analysis for a description of how our compensation committee assesses the relationship between executive compensation and performance.

The chart below provides a comparison between (i) the total stockholder return of Q2 and of the S&P Software & Services Select Index assuming a fixed $100 initial investment on December 31, 2019 and reinvestment of dividends, and (ii) the compensation actually paid to our PEO and the average compensation actually paid to our non-PEO NEOs for the years ended December 31, 2020, 2021, and 2022. As shown below, stockholder returns over the last three years have been negative and the compensation actually paid to our executives has declined.

	Fiscal 2020	Fiscal 2021	Fiscal 2022
PEO Compensation Actually Paid	$18,822,216	$(5,731,441)	$(2,081,882)
Avg. non-PEO NEO Compensation Actually Paid	$4,210,305	$416,081	$481,741
Company TSR	$156	$98	$33
S&P Software & Services Select Index TSR	$153	$165	$109

The chart below provides a comparison between (i) the Company’s Non-GAAP annual revenue and (ii) compensation actually paid to our PEO and average compensation actually paid to our non-PEO NEOs for the years ended December 31, 2020, 2021, and 2022.

	Fiscal 2020	Fiscal 2021	Fiscal 2022
PEO Compensation Actually Paid	$18,822,216	$(5,731,441)	$(2,081,882)
Avg. non-PEO NEO Compensation Actually Paid	$4,210,305	$416,081	$481,741
Non-GAAP Revenue (in millions)	$407.2	$500.8	$566.3

The chart below provides a comparison between (i) the Company’s Net Income and (ii) compensation actually paid to our PEO and average compensation actually paid to our non-PEO NEOs for the years ended December 31, 2020, 2021, and 2022.

	Fiscal 2020	Fiscal 2021	Fiscal 2022
PEO Compensation Actually Paid	$18,822,216	$(5,731,441)	$(2,081,882)
Avg. non-PEO NEO Compensation Actually Paid	$4,210,305	$416,081	$481,741
Net Income (in millions)	$(137.6)	$(112.7)	$(109.0)

Performance Measures

The following performance measures are the most important used by the Company to link executive compensation actually paid to the NEOs to company performance during the year ended December 31, 2022.

Company-selected performance measures
Non-GAAP Revenue
Adjusted EBITDA
Bookings
Relative total stockholder return

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transaction Policy

We have a written policy on authorizations, the Related Party Transactions Policy, which includes specific provisions for related party transactions. Pursuant to the Related Party Transactions Policy, related party transactions include any transaction, arrangement or relationship, or series of such transactions, including any indebtedness or guarantees, in which the amount involved exceeds $120,000 and in which any of our directors, executive officers, holders of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest. In the event that a related party transaction is identified, such transaction must be reported to our Corporate Secretary and subsequently must be reviewed and approved or ratified by the chair of our audit committee or our full audit committee, depending on the amount of the transaction. Any member of the audit committee who is one of the parties in the related party transaction and who has a direct material interest in the transaction may not participate in the approval of the transaction. The audit committee has pre-approved certain potential related party transactions in advance, including employment of executive officers and director compensation.

Related Party Transactions

Since the beginning of fiscal 2022, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeded or exceeds $120,000 and in which any of our directors, executive officers, holders of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, except for the compensation and other arrangements described in "Corporate Governance—Compensation of Directors" and "Compensation of Named Executive Officers" elsewhere in this Proxy Statement and the transactions described below.

Equity Awards Granted to Executive Officers and Directors

We have granted stock options, RSUs and MSUs to our executive officers and the members of our board of directors. For more information regarding certain of these equity awards, see "Corporate Governance—Compensation of Directors" and "Compensation of Named Executive Officers" elsewhere in this Proxy Statement.

Employment Agreements

We have entered into employment agreements with our executive officers. These employment agreements provide for severance payments and acceleration of vesting of stock options, restricted stock units and market stock units upon certain termination events, including termination events following the occurrence of a change in control. Please see "Compensation of Named Executive Officers—Potential Payments upon Change in Control" elsewhere in this Proxy Statement for a summary of the potential payments to our NEOs upon certain termination events following the occurrence of a change in control.

Indemnification of Officers and Directors

As permitted by Delaware law, our Certificate of Incorporation provides that, to the fullest extent permitted by Delaware law, no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Pursuant to Delaware law such protection would not be available for liability:

•for any breach of a duty of loyalty to us or our stockholders;

•for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•for any transaction from which the director derived an improper benefit; or

•for an act or omission for which the liability of a director is expressly provided by an applicable statute, including unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law.

Our Certificate of Incorporation also provides that if Delaware law is amended after the approval by our stockholders of the Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law. In addition, our Bylaws provide that we are required to advance expenses to our directors and officers as incurred in connection with legal proceedings against them for which they may be indemnified and that the rights conferred in the Bylaws are not exclusive.

We have entered into indemnity agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and officer to the fullest extent permitted by Delaware law and our Certificate of Incorporation and Bylaws for expenses such as, among other things, attorneys' fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action by or in our right, arising out of the person's services as our director or executive officer or as the director or executive officer of any subsidiary of ours or any other company or enterprise to which the person provides services at our request. We also maintain directors' and officers' liability insurance.

Other Related Party Transactions

We employ the sister of R. H. Seale, III. Her total compensation earned or paid during fiscal 2022 was $163,784.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and footnotes set forth information with respect to the beneficial ownership of our common stock as of March 31, 2023 by:

•each stockholder, or group of affiliated stockholders, who we know beneficially owns more than 5% of the outstanding shares of our common stock;

•each of our NEOs;

•each of our current directors; and

•all of our current directors and current executive officers as a group.

Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power.

Applicable percentage ownership in the following table is based on 58,198,202 shares of common stock outstanding as of March 31, 2023. Shares of common stock subject to options currently exercisable or exercisable within 60 days of March 31, 2023 or subject to RSUs or MSUs which will vest within 60 days of March 31, 2023 are deemed to be outstanding for calculating the number and percentage of outstanding shares of the person holding such options, RSUs or MSUs, but are not deemed to be outstanding for calculating the percentage ownership of any other person. Beneficial ownership or voting power representing less than 1% is denoted with an asterisk (*).

Shares shown in the table below include shares held in the beneficial owner's name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner's account. Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over the shares listed, except for those jointly owned with that person's spouse.

Unless otherwise noted below, the address of each person listed on the table is c/o Q2 Holdings, Inc., 10355 Pecan Park Boulevard, Austin, Texas 78729.

Name of Beneficial Owner	Number of Shares of Common Stock	Percentage of Common Stock Owned
5% Stockholders:
Entities affiliated with The Vanguard Group, Inc.(1)	5,516,523	9.5	%
Entities affiliated with BlackRock, Inc.(2)	4,804,795	8.3
Entities affiliated with Brown Capital Management, LLC(3)	3,148,418	5.4	%
Entities affiliated with Wasatch Advisors, Inc.(4)	2,795,153	4.8	%

Named Executive Officers and Directors:
Matthew P. Flake(5)	189,922	*
David J. Mehok(6)	—	*
John E. Breeden(7)	31,502	*
Michael A. Volanoski(8)	—	*
Jonathan A. Price(9)	34,117	*
R. H. Seale, III(10)	981,524	1.7	%
R. Lynn Atchison(11)	13,393	*
Jeffrey T. Diehl(12)	810,034	1.4	%
Stephen C. Hooley(11)	6,735	*
James R. Offerdahl(11)	12,092	*
Margaret L. Taylor(11)	6,939	*
Lynn Antipas Tyson(11)	5,435	*
All executive officers and directors as a group (15 persons)(13)	2,099,593	3.6	%

(1)Based on a Schedule 13G/A filed on February 9, 2023. The Vanguard Group, Inc. has shared voting power with respect to 94,086 shares, sole dispositive power with respect to 5,367,435 shares and shared dispositive power with respect to 149,088 shares. Such shares are held by The Vanguard Group, Inc. and its wholly owned subsidiaries in a fiduciary capacity. The address of The Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(2)Based on a Schedule 13G/A filed on February 3, 2023. BlackRock, Inc. has sole voting power with respect to 4,641,702 shares and sole dispositive power with respect to 4,804,795 shares. Such shares are held by BlackRock, Inc. and its wholly owned subsidiaries in a fiduciary capacity. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.
(3)Based on a Schedule 13G/A filed on February 14, 2023. Brown Capital Management, LLC has sole voting power with respect to 1,906,171 shares and sole dispositive power with respect to 3,148,418 shares. Such shares are held by Brown Capital Management, LLC and its wholly owned subsidiaries in a fiduciary capacity. The address of Brown Capital Management, LLC is 1201 N. Calvert Street, Baltimore, Maryland 21202.
(4)Based on a Schedule 13G/A filed on February 9, 2023. Wasatch Advisors, Inc. has sole voting power with respect to 2,795,153 shares and sole dispositive power with respect to 2,795,153 shares. Such shares are held by Wasatch Advisors, Inc. and its wholly owned subsidiaries in a fiduciary capacity. The address of Wasatch Advisors, Inc. is 505 Wakara Way, Salt Lake City, UT 84108.
(5)Includes 184,730 shares issuable upon the exercise of options exercisable within 60 days of March 31, 2023. Mr. Flake is our President and Chief Executive Officer and a member of our board of directors.
(6)Mr. Mehok is our Chief Financial Officer.
(7)Includes 25,397 shares issuable upon the exercise of options exercisable within 60 days of March 31, 2023. Mr. Breeden is our Chief Operating Officer.
(8)Mr. Volanoski is our Chief Revenue Officer.
(9)Includes 11,641 shares issuable upon the exercise of options exercisable within 60 days of March 31, 2023. Mr. Price is our Executive Vice President, Emerging Businesses, Corporate and Business Development.
(10)Represents 560,153 shares held by RHS Investments-I, L.P., 87,499 held in a grantor retained annuity trust of which Mr. Seale is the trustee, 325,116 shares held by Mr. Seale, 5,437 shares held in trusts for children of Mr. Seale, 3,319 shares issuable to Mr. Seale upon the exercise of options exercisable within 60 days of March 31, 2023. Seale, Inc. is the general partner of RHS Investments-I, L.P. Mr. Seale is the president of Seale, Inc. and has voting and dispositive power over the shares held by RHS Investments-I, L.P. Mr. Seale disclaims beneficial ownership of the shares held by the childrens' trusts, except to the extent of his pecuniary interest therein. Mr. Seale is Executive Chairman of our board of directors and served as our President until March 2008 and as our Chief Executive Officer until October 2013.
(11)Member of our board of directors.
(12)Represents 2,243 shares issuable to Mr. Diehl upon the exercise of options exercisable within 60 days of March 31, 2023, 241,315 shares held by Adams Street 2006 Direct Fund, L.P., or AS 2006, 272,512 shares held by Adams Street 2007 Direct Fund, L.P., or AS 2007, 91,298 shares held by Adams Street 2008 Direct Fund, L.P., or AS 2008, 78,966 shares held by Adams Street 2009 Direct Fund, L.P., or AS 2009, 44,858 shares held by Adams Street 2010 Direct Fund, L.P., or AS 2010, 36,038 shares held by Adams Street 2011 Direct Fund LP, or AS 2011, 2,859 shares held by Adams Street Partnership Fund - 2007 U.S. Fund, L.P. , or AS 2007 US, 3,666 shares held by Adams Street Partnership Fund - 2008 U.S. Fund, L.P., or AS 2008 US, 3,252 shares held by Adams Street Partnership Fund - 2009 U.S. Fund, L.P., or AS 2009 US, 2,289 shares held by Adams Street Partnership Fund - 2010 U.S. Fund, L.P., or AS 2010 US, and 509 shares held by Adams Street Partnership Fund - 2010 U.S. Fund - Series B, L.P., or AS 2010 US Series B. The shares owned by each of AS 2006, AS 2007, AS 2008, AS 2009, AS 2010, AS 2011, AS 2007 US, AS 2008 US, AS 2009 US, AS 2010 US, and AS 2010 US Series B may be deemed to be beneficially owned by Adams Street Partners, LLC, the managing member of the general partner of each of AS 2006, AS 2007, AS 2008, AS 2009 and AS 2010, the managing member of the general partner of the general partner of AS 2011, and the general partner of AS 2007 US, AS 2008 US, AS 2009 US, AS 2010 US, and AS 2010 US Series B. Mr. Diehl is a partner of Adams Street Partners, LLC (or a subsidiary thereof), and may be deemed to share voting and dispositive power over the shares held by AS 2006, AS 2007, AS 2008, AS 2009, AS 2010, AS 2011, AS 2007 US, AS 2008 US, AS 2009 US, AS 2010 US, and AS 2010 US Series B. Mr. Diehl is a member of our board of directors. The address of each of AS 2006, AS 2007, AS 2008, AS 2009, AS 2010, AS 2011, AS 2007 US, AS 2008 US, AS 2009 US, AS 2010 US, and AS 2010 US Series B is One North Wacker Drive, Suite 2200, Chicago, Illinois 60606.
(13)Includes 227,657 shares issuable upon the exercise of options exercisable within 60 days of March 31, 2023.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person.

Based solely on our review of such forms furnished to us, and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater-than-10% stockholders during the fiscal year ended December 31, 2022 were satisfied.

PROPOSAL NO. 4
ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Section 14A of the Exchange Act enables our stockholders to vote to approve, on an advisory or nonbinding basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with the SEC's rules. We currently conduct advisory votes on executive compensation every year, with the next vote to occur at the 2024 annual meeting.
Our compensation committee and the board of directors believe that our executive compensation program, as described in the section titled "Compensation Discussion and Analysis," the compensation tables and the related narratives and other materials in this Proxy Statement reflects our philosophy of linking the compensation of our executive officers with our performance. Our compensation committee and our board of directors believe that the executive compensation program is reasonable and effective in that it aligns the interests of our executive officers with both the short-term and long-term interests of our stockholders.
This proposal gives you as a stockholder the opportunity to endorse or not endorse our executive compensation program through the following resolution:
"RESOLVED, that the compensation of our NEOs, as described in the section titled "Compensation Discussion and Analysis," the compensation tables and the related narratives and other materials in this Proxy Statement, is hereby approved."
Because this vote is advisory, it will not be binding upon our board of directors or our compensation committee. However, our compensation committee will carefully consider the outcome of the vote when determining future executive compensation arrangements. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement.
Vote Required and Board of Directors Recommendation
The affirmative vote of a majority of the voting power of the shares in attendance at the meeting or represented by proxy and entitled to vote on the matter at the annual meeting is required for approval of this proposal. Abstentions will have the effect of a vote "against" this proposal. Broker non-votes will have no effect on the outcome of the vote.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 5

ADVISORY VOTE ON THE FREQUENCY OF HOLDING FUTURE ADVISORY VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Act (Section 14A of the Exchange Act) requires us to include an advisory vote on how frequently our stockholders wish us to hold the advisory vote to approve the compensation of our named executive officers such as Proposal No. 3 above. Stockholders may indicate whether they would prefer that we conduct future such advisory votes once annually, biannually or every three years, or abstain from voting.

The board of directors has determined that a Say-on-Pay vote that occurs annually is the most appropriate alternative for us and therefore the board of directors recommends that you vote in favor of conducting a Say-on-Pay vote annually.

Because this vote is advisory, it will not be binding upon our board of directors or our compensation committee, and our board of directors may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote to approve the compensation of our named executive officers more or less frequently than the option approved by our stockholders.

Vote Required and Board of Directors Recommendation

You may vote "1 YEAR," "2 YEARS" or "3 YEARS" on this proposal. The time period receiving the highest number of affirmative votes will be the recommendation to the board of directors. Abstentions and broker non-votes will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "1 YEAR" AS THE FREQUENCY FOR THE ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

STOCKHOLDER PROPOSALS OR NOMINATIONS TO BE PRESENTED AT NEXT ANNUAL MEETING

Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in our proxy statement for the 2024 annual meeting.  These stockholder proposals must be submitted, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2), to the Corporate Secretary at our principal executive offices no later than the close of business on December 22, 2023 (120 days prior to the anniversary of this year's mailing date). Failure to deliver a proposal in accordance with these procedures may result in it not being deemed timely received.

Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement. Our nominating and corporate governance committee reviews all stockholder proposals and makes recommendations to the board for actions on such proposals. For information on qualifications of director nominees considered by our nominating and corporate governance committee, see the "Corporate Governance—Director Nominations" section of this Proxy Statement.

In addition, our Bylaws provide that any stockholder intending to nominate a candidate for election to the board or to propose any business at our 2024 annual meeting, other than non-binding proposals presented pursuant to Rule 14a-8 under the Exchange Act, must give notice to the Corporate Secretary at our principal executive offices, not earlier than the close of business on the 120th day (January 31, 2024) nor later than the close of business on the 90th (March 2, 2024) day prior to the first anniversary of the date of the preceding year's annual meeting as first specified in the notice of meeting (without regard to any postponements or adjournments of such meeting after the notice was first given). The notice must include the information specified in our Bylaws, including information concerning the nominee or proposal, as the case may be, and information concerning the proposing or nominating stockholder's ownership of and agreements related to our stock. If the 2024 annual meeting is held more than 30 days before or after the first anniversary of the date of the 2023 annual meeting, the stockholder must submit notice of any such nomination and of any such proposal that is not made pursuant to Rule 14a-8 by the later of the 90th day prior to the 2024 annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made. We will not entertain any proposals or nominations at the meeting that do not meet the requirements set forth in our Bylaws. In addition to satisfying advance notice requirements under our Bylaws, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than those nominees nominated by the board of directors must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 1, 2024, which is 60 days prior to the anniversary date of the 2023 annual meeting. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting under proxies that we solicit to vote in accordance with our best judgment on any stockholder proposal or nomination. To make a submission or request a copy of our Bylaws, stockholders should contact our Corporate Secretary. We strongly encourage stockholders to seek advice from knowledgeable counsel before submitting a proposal or a nomination.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the board of directors knows of no other business that will be conducted at the 2023 annual meeting of stockholders other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy on such matters in accordance with their best judgment.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding Q2 stock but sharing the same address, we have adopted a procedure approved by the SEC called "householding." Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our Proxy Statement and Annual Report and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our annual report and other proxy materials mailed to you, please submit a written request to our Corporate Secretary, Q2 Holdings, Inc., 10355 Pecan Park Boulevard, Austin, Texas 78729, or call our Investor Relations at 512-682-4463, and we will promptly send you what you have requested. You can also contact our Corporate Secretary or Investor Relations if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

By order of the board of directors

M. Scott Kerr
Senior Vice President, General Counsel & Corporate Secretary
  April 21, 2023

Appendix A

Q2 HOLDINGS, INC.
2023 EQUITY INCENTIVE PLAN

6.5 Transferability of Options	A-16
7. Stock Appreciation Rights	A-16
7.1 Types of SARs Authorized	A-17
7.2 Exercise Price	A-17
7.3 Exercisability and Term of SARs	A-17
7.4 Exercise of SARs	A-17
7.5 Deemed Exercise of SARs	A-17
7.6 Effect of Termination of Service	A-17
7.7 Transferability of SARs	A-18
8. Restricted Stock Awards	A-18
8.1 Types of Restricted Stock Awards Authorized	A-18
8.2 Purchase Price	A-18
8.3 Purchase Period	A-18
8.4 Payment of Purchase Price	A-18
8.5 Vesting and Restrictions on Transfer	A-18
8.6 Voting Rights; Dividends and Distributions	A-18
8.7 Effect of Termination of Service	A-19
8.8 Nontransferability of Restricted Stock Award Rights	A-19
9. Restricted Stock Units	A-19
9.1 Grant of Restricted Stock Unit Awards	A-19
9.2 Purchase Price	A-19
9.3 Vesting	A-19
9.4 Voting Rights, Dividend Equivalent Rights and Distributions	A-19
9.5 Effect of Termination of Service	A-20
9.6 Settlement of Restricted Stock Unit Awards	A-20
9.7 Nontransferability of Restricted Stock Unit Awards	A-20
10. Performance Awards	A-20
10.1 Types of Performance Awards Authorized	A-20
10.2 Initial Value of Performance Shares and Performance Units	A-20
10.3 Establishment of Performance Period, Performance Goals and Performance Award Formula	A-20
10.4 Measurement of Performance Goals	A-20
10.5 Settlement of Performance Awards	A-21

10.6 Voting Rights; Dividend Equivalent Rights and Distributions	A-21
10.7 Effect of Termination of Service	A-22
10.8 Nontransferability of Performance Awards	A-22
11. Cash-Based Awards and Other Stock-Based Awards	A-22
11.1 Grant of Cash-Based Awards	A-22
11.2 Grant of Other Stock-Based Awards	A-22
11.3 Value of Cash-Based and Other Stock-Based Awards	A-23
11.4 Payment or Settlement of Cash-Based Awards and Other Stock-Based Awards	A-23
11.5 Voting Rights; Dividend Equivalent Rights and Distributions	A-23
11.6 Effect of Termination of Service	A-23
11.7 Nontransferability of Cash-Based Awards and Other Stock-Based Awards	A-23
12. Standard Forms of Award Agreement	A-23
12.1 Award Agreements	A-23
12.2 Authority to Vary Terms	A-23
13. Change in Control	A-24
13.1 Effect of Change in Control on Awards	A-24
13.2 Effect of Change in Control on Nonemployee Director Awards	A-25
13.3 Federal Excise Tax Under Section 4999 of the Code	A-25
14. Compliance with Securities Law	A-25
15. Compliance with Section 409A	A-25
15.1 Awards Subject to Section 409A	A-26
15.2 Deferral and/or Distribution Elections	A-26
15.3 Subsequent Elections	A-26
15.4 Payment of Section 409A Deferred Compensation	A-26
16. Tax Withholding	A-28
16.1 Tax Withholding in General	A-28
16.2 Withholding in or Directed Sale of Shares	A-28
17. Amendment, Suspension or Termination of Plan	A-28
18. Miscellaneous Provisions	A-28
18.1 Repurchase Rights	A-28
18.2 Forfeiture Events	A-28
18.3 Electronic Delivery and Participation	A-29

18.4 Change in Time Commitment	A-29
18.5 Rights as Employee, Consultant or Director	A-29
18.6 Rights as a Stockholder	A-29
18.7 Delivery of Title to Shares	A-29
18.8 Fractional Shares	A-29
18.9 Provisions for Non-U.S. Participants	A-30
18.10 Lock-Up Period	A-30
18.11 Data Privacy	A-30
18.12 Retirement and Welfare Plans	A-30
18.13 Beneficiary Designation	A-30
18.14 Severability	A-30
18.15 No Constraint on Corporate Action	A-30
18.16 Unfunded Obligation	A-31
18.17 Choice of Law	A-31

Q2 Holdings, Inc.
2023 Equity Incentive Plan

1.Establishment, Purpose and term of Plan.
1.1    Establishment.
(a)    The Q2 Holdings, Inc. 2023 Equity Incentive Plan (the “Plan”) is hereby established effective as of the Effective Date. Certain capitalized terms used herein have the meanings set forth in Section 2 of the Plan.
(b)    The Plan is the successor to the Prior Plan. As of the Effective Date: (i) no additional awards may be granted under the Prior Plan; (ii) the Prior Plans’ Available Reserve plus any Returning Shares will become available for issuance pursuant to Awards granted under this Plan; and (iii) all awards granted under the Prior Plan that are outstanding on the Effective Date will remain subject to the terms of the Prior Plan (except to the extent such outstanding awards result in Returning Shares that become available for issuance pursuant to Awards granted under this Plan). All Awards granted under this Plan will be subject to the terms of this Plan.
1.2    Purpose. The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards and Other Stock-Based Awards.
1.3    Term of Plan. The Plan shall continue in effect until its termination by the Committee; provided, however, that any Incentive Stock Option shall be granted, if at all, within ten (10) years from the earlier of: (i) the date the Board or the Committee most recently approved the applicable number of shares issuable under the Plan pursuant to the exercise of Incentive Stock Options, or (ii) the date the Company’s stockholders most recently approved the maximum applicable number of shares issuable under the Plan pursuant to the exercise of Incentive Stock Options.
2.Definitions and Construction.
2.1    Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:
(a)    “Affiliate” means (i) a parent entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) a subsidiary entity, other than a Subsidiary Corporation, that is controlled by the Company directly or indirectly through one or more intermediary entities. For this purpose, the terms “parent,” “subsidiary,” “control” and “controlled by” shall have the meanings assigned to such terms for the purposes of registration of securities on Form S-8 under the Securities Act.
(b)    “Award” means any Option, Stock Appreciation Right, Restricted Stock Purchase Right, Restricted Stock Bonus, Restricted Stock Unit, Performance Share, Performance Unit, Cash-Based Award or Other Stock-Based Award granted under the Plan.
(c)    “Award Agreement” means a written or electronic agreement between the Company and a Participant setting forth the terms, conditions and restrictions applicable to an Award.
(d)    “Board” means the Board of Directors of the Company.
(e)    “Cash-Based Award” means an Award denominated in cash and granted pursuant to Section 11.
(f)    “Cashless Exercise” means a Cashless Exercise as defined in Section 6.3(b)(i).
(g)    “Cause” has the meaning ascribed to such term in any written agreement between the Participant and the applicable Participating Company that employs or engages Participant defining such term and, in the absence of such an agreement that contains such term, ”Cause” means, with respect to a Participant, the occurrence of any of the following events: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Participating Company documents or records; (ii) the Participant’s material failure to abide by a Participating Company’s code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a Participating Company (including, without limitation, the Participant’s improper use or disclosure of a Participating Company’s confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on a Participating Company’s reputation or business; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment, service, non-disclosure, non-competition, non-solicitation or other similar agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement (except with respect to a disclosure protected by applicable law); or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with a Participating Company.
(h)    “Change in Control” means, unless otherwise defined in the applicable Award Agreement, the occurrence of any one or a combination of the following events in each case which is actually consummated:
(i)    any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total Fair Market Value or total combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of Directors; provided, however, that a Change in Control shall not be deemed to have occurred if such degree of beneficial ownership results from any of the following: (A) an acquisition by any person who on the Effective Date is the beneficial owner of more than fifty percent (50%) of such voting power, (B) any acquisition directly from the Company, including, without limitation, pursuant to or in connection with a public offering of securities, (C) any acquisition by the Company, (D) any acquisition by a trustee or other fiduciary under an employee benefit plan of a Participating Company or (E) any acquisition by an entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the voting securities of the Company; or
(ii)    an Ownership Change Event or series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding securities entitled to vote generally in the election of Directors or, in the case of an Ownership Change Event described in Section 2.1(ff)(iii), the entity to which the assets of the Company were transferred (the “Transferee”), as the case may be; or
(iii)    a date specified by the Committee following approval by the stockholders of a plan of complete liquidation or dissolution of the Company;
provided, however, that a Change in Control shall be deemed not to include a transaction described in subsections (i) or (ii) of this Section 2.1(h) in which a majority of the members of the board of directors of the continuing, surviving or successor entity, or parent thereof, immediately after such transaction is comprised of Incumbent Directors.
For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Committee shall determine whether multiple events described in subsections (i), (ii) and (iii) of this Section 2.1(h) are related and to be treated in the aggregate as a single Change in Control, and its determination shall be final, binding and conclusive.
Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or portion of any Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsections (i), (ii) and (iii) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).
The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.
(i)    “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations and administrative guidelines promulgated thereunder.

(j)    “Committee” means the Compensation Committee and such other committee or subcommittee of the Board, if any, duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board. If, at any time, there is no committee of the Board then authorized or properly constituted to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers and, in such instances, references herein to the Committee shall mean the Board. Unless the Board specifically determines otherwise, each member of the Committee shall, at the time it takes any action with respect to an Award under the Plan, be a “non-employee director” within the meaning of Rule 16b-3 and an “independent director” under the rules of any stock exchange on which the Stock is listed. However, the fact that a Committee member shall fail to qualify as “non-employee director” or an “independent director” shall not invalidate any Award granted by the Committee which Award is otherwise validly granted under the Plan.
(k)    “Company” means Q2 Holdings, Inc., a Delaware corporation, and any successor corporation thereto.
(l)    “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on Form S-8 under the Securities Act.
(m)    “Director” means a member of the Board.
(n)    “Disability” means the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) of the Code.
(o)    “Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant. No Dividend Equivalent Right shall be credited or paid with respect to any Option or SAR.
(p)    “Effective Date” means the first date following the date of the annual meeting of shareholders of the Company held in 2023; provided, that this Plan is approved by the Company’s stockholders at such meeting.
(q)    “Employee” means any person treated as an employee (including an Officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a Director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the terms of the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.
(r)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(s)    “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:
(i)    Except as otherwise determined by the Committee, if, on such date, the Stock is listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock as quoted on the national or regional securities exchange or quotation system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or quotation system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded or quoted prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.
(ii)    The Committee may, in its discretion, determine the Fair Market Value of a share of Stock on the basis of the opening, closing, or average of the high and low sale prices of a share of Stock on such date or the preceding trading day, the actual sale price of a share of Stock received by a Participant, any other reasonable basis using actual transactions in the Stock as reported on a national or regional securities exchange or quotation system, or on any other basis consistent with the requirements of Section 409A. The Committee may also determine the Fair Market Value upon the average selling price of the Stock during a specified period that is within thirty (30) days before or thirty (30) days after such date, provided that, with respect to the grant of an Option or SAR, the commitment to grant such Award based on such valuation method must be irrevocable before the beginning of the specified period and in a manner that is consistent with the requirements of Section 409A. The Committee may vary its method of determination of the Fair Market Value as provided in this Section for different purposes under the Plan to the extent consistent with the requirements of Section 409A.
(iii)    If, on such date, the Stock is not listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse, and in a manner consistent with the requirements of Section 409A and/or Section 422 of the Code to the extent applicable.
(t)    “Full Value Award” means any Award settled in Stock, other than (i) an Option, (ii) a Stock Appreciation Right, or (iii) a Restricted Stock Purchase Right or an Other Stock-Based Award under which the Company will receive monetary consideration equal to the Fair Market Value (determined on the effective date of grant) of the shares subject to such Award.
(u)    “Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.
(v)    “Incumbent Director” means a director who either (i) is a member of the Board as of the Effective Date or (ii) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but excluding a director who was elected or nominated in connection with an actual or threatened proxy contest relating to the election of directors of the Company).
(w)    “Insider” means an Officer, a Director or other person whose transactions in Stock are subject to Section 16 of the Exchange Act.
(x)    “Materially Impair” means any amendment to the terms of the Award that materially adversely affects the Participant’s rights under the Award. A Participant's rights under an Award will not be deemed to have been Materially Impaired by any such amendment if the Committee, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant's rights. For example, the following types of amendments to the terms of an Award do not Materially Impair the Participant’s rights under the Award: (i) imposition of reasonable restrictions on the minimum number of shares subject to an Option that may be exercised, (ii) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iii) to change the terms of an Incentive Stock Option in a manner that disqualifies, impairs or otherwise affects the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iv) to clarify the manner of exemption from, or to bring the Award into compliance with or qualify it for an exemption from, Section 409A; or (v) to comply with other applicable laws.
(y)    “Net Exercise” means a Net Exercise as defined in Section 6.3(b)(iii).
(z)    “Nonemployee Director” means a Director who is not an Employee.
(aa)    “Nonemployee Director Award” means any Award granted to a Nonemployee Director.
(bb)    “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) or which does not qualify as an incentive stock option within the meaning of Section 422(b) of the Code.
(cc)    “Officer” means any person designated by the Board as an officer of the Company.
(dd)    “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.
(ee)    “Other Stock-Based Award” means an Award denominated in shares of Stock and granted pursuant to Section 11.
(ff)    “Ownership Change Event” means the any of the following transactions with respect to the Company which is actually consummated: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of securities of the Company representing more than fifty percent (50%) of the total combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of Directors; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

(gg)     “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.
(hh)    “Participant” means any eligible person who has been granted one or more Awards.
(ii)    “Participating Company” means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.
(jj)    “Participating Company Group” means, at any point in time, the Company and all other entities collectively which are then Participating Companies.
(kk)    “Performance Award” means an Award of Performance Shares or Performance Units.
(ll)    “Performance Award Formula” means, for any Performance Award, a formula or table established by the Committee pursuant to Section 10.3 which provides the basis for computing the value of a Performance Award at one or more levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.
(mm)    “Performance Goal” means a performance goal established by the Committee pursuant to Section 10.3.
(nn)    “Performance Period” means a period established by the Committee pursuant to Section 10.3 at the end of which one or more Performance Goals are to be measured.
(oo)    “Performance Share” means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Share, as determined by the Committee, based upon attainment of applicable Performance Goal(s).
(pp)    “Performance Unit” means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon attainment of applicable Performance Goal(s).
(qq)    “Plan Administrator” means the person, persons, and/or third-party administrator designated by the Company to administer the day to day operations of the Plan and the Company’s other equity incentive programs.
(rr)    “Post-Termination Exercise Period” means the period following termination of a Participant’s Continuous Service within which an Option or SAR is exercisable, as specified in Section 6.4(a).
(ss)    “Prior Plan” means the Q2 Holdings, Inc. 2014 Equity Incentive Plan.
(tt)    "Prior Plan's Available Reserve" means the number of shares available for the grant of new awards under the Prior Plan as of the Effective Date.
(uu)    “Restricted Stock Award” means an Award of a Restricted Stock Bonus or a Restricted Stock Purchase Right.
(vv)    “Restricted Stock Bonus” means Stock granted to a Participant pursuant to Section 8.
(ww)    “Restricted Stock Purchase Right” means a right to purchase Stock granted to a Participant pursuant to Section 8.
(xx)    “Restricted Stock Unit” means a right granted to a Participant pursuant to Section 9 to receive on a future date or occurrence of a future event a share of Stock or cash in lieu thereof, as determined by the Committee.
(yy)    "Returning Shares" means shares subject to share awards granted under the Prior Plan that are outstanding on the Effective Date, and that: (A) are not issued because such share award or any portion thereof expires or otherwise terminates without all of the shares covered by such share award having been issued; (B) are not issued because such award or any portion thereof is settled in cash; (C) are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares; (D) are withheld by the Company in satisfaction of payment of the purchase or exercise price, or (E) are withheld by the Company in satisfaction of tax withholding obligations.

(zz)    “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.
(aaa)    “SAR” or “Stock Appreciation Right” means a right granted to a Participant pursuant to Section 7 to receive payment, for each share of Stock subject to such Award, of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the Award over the exercise price thereof.
(bbb)    “Section 409A” means Section 409A of the Code.
(ccc)    “Section 409A Deferred Compensation” means compensation provided pursuant to an Award that constitutes nonqualified deferred compensation within the meaning of Section 409A.
(ddd)    “Securities Act” means the Securities Act of 1933, as amended.
(eee)    “Service” means a Participant’s employment or service with the Participating Company Group, whether as an Employee, a Director or a Consultant. Unless otherwise provided by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service or a change in the Participating Company for which the Participant renders Service, provided that there is no interruption or termination of the Participant’s Service. Subject to the terms of the Company’s leave of absence policy and/or the written terms of any leave of absence agreement or policy applicable to the Participant, to the extent permitted by law, the Committee or its designee, in that party’s sole discretion, may determine whether Service will be considered interrupted in the case of (i) any Company approved leave of absence, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Additionally, a leave of absence will be treated as continued Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the business entity for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of and reason for such termination.
(fff)    “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.
(ggg)    “Stock Tender Exercise” means a Stock Tender Exercise as defined in Section 6.3(b)(ii).
(hhh)    “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.
(iii)    “Ten Percent Owner” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company (other than an Affiliate) within the meaning of Section 422(b)(6) of the Code.
(jjj)    “Trading Compliance Policy” means the written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company’s equity securities by Directors, Officers, Employees or other service providers who may possess material, nonpublic information regarding the Company or its securities.
(kkk)    “Vesting Conditions” mean those conditions established in accordance with the Plan prior to the satisfaction of which an Award or shares subject to an Award remain subject to forfeiture or a repurchase option in favor of the Company exercisable for the Participant’s monetary purchase price, if any, for such shares upon the Participant’s termination of Service or failure of a performance condition to be satisfied.
2.2    Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
3.Administration.
3.1    Administration by the Committee. The Plan shall be administered by the Committee. All questions of interpretation of the Plan, of any Award Agreement or of any other form of agreement or other document employed by the Company in the administration of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or such Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or Award Agreement or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest therein. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.
3.2    Authority of Officers. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided that the Officer has apparent authority with respect to such matter, right, obligation, determination or election. To the extent permitted by applicable law, the Committee may, in its discretion, delegate to a committee comprised of one or more Officers the authority to grant one or more Awards, without further approval of the Committee, to any Employee, other than a person who, at the time of such grant, is an Insider, and to exercise such other powers under the Plan as the Committee may determine; provided, however, that the Committee shall fix the maximum number of shares subject to Awards that may be granted by such Officers and each such Award shall conform to such other limits and guidelines as may be established from time to time by the Committee and as may be required by applicable law.
3.3    Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.
3.4    Powers of the Committee. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:
(a)    to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock, units or monetary value to be subject to each Award;
(b)    to determine the type of Award granted;
(c)    to determine the Fair Market Value of shares of Stock or other property;
(d)    to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with any Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Measures, Performance Targets, Performance Period, Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of expiration of any Award, (vii) the effect of any Participant’s termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;
(e)    to determine whether an Award will be settled in shares of Stock, cash, other property or in any combination thereof;
(f)    to approve one or more forms of Award Agreement;
(g)    to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto except as provided in Section 3.5 (Repricing and Reload Options Prohibited) provided however, that, a Participant’s rights under any Award will not be Materially Impaired by any such amendment unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing;
(h)    to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service; provided however, that, a Participant’s rights under any Award will not be Materially Impaired by any such amendment unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing;
(i)    to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws of, or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose residents may be granted Awards;
(j)    To prohibit the exercise of any Option, SAR or other exercisable Award during a period of up to 30 days prior to the consummation of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock including any Change in Control, for reasons of administrative convenience; and
(k)    to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.
3.5    Option or SAR Repricing and Reload Options Prohibited. Except as provided in Section 4.2 (Adjustments for Changes in Capital Structure) or in connection with a Change in Control, neither the Company, Board nor any Committee shall have the authority to (i) reduce the exercise price or strike price of any outstanding Options or SARs under the Plan, or (ii) cancel any Options or SARs that have an exercise price of strike price greater than the current Fair Market Value in exchange for cash or other Awards under the Plan, unless the stockholders of the Company have approved such an action within twelve months prior to such an event. No Option may be granted to any Participant on account of the use of Stock by the Participant to exercise a prior Option.
3.6    Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, to the extent permitted by applicable law, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties or with respect to which the recoupment provisions of Section 18.2 of the Plan are applicable; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.
4.Shares Subject to Plan.
4.1    Maximum Number of Shares Issuable. Subject to adjustment as provided in Sections 4.2 and 4.3, the maximum aggregate number of shares of Stock that may be issued under the Plan will not exceed 14,045,352 shares, which number is the sum of: (1) the Prior Plan’s Available Reserve; plus (2) the number of Returning Shares, if any, as such shares become available from time to time, and such shares may consist of authorized but reissued or reacquired shares of Stock or any combination thereof.
4.2    Share Counting. If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company for an amount not greater than the Participant’s purchase price, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the Plan. Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash or to the extent that shares are withheld or reacquired by the Company in satisfaction of tax withholding obligations pursuant to Section 16.2. Upon payment in shares of Stock pursuant to the exercise of an SAR, the number of shares available for issuance under the Plan shall be reduced only by the number of shares actually issued in such payment. If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant, or by means of a Net Exercise, the number of shares available for issuance under the Plan shall be reduced by the net number of shares for which the Option is exercised. Shares purchased in the open market with proceeds from the exercise of Options shall not be added to the limit set forth in Section 4.1.
4.3    Adjustments for Changes in Capital Structure. Subject to any required action by the stockholders of the Company and the requirements of Section 409A and Section 424 of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting regular, periodic cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and kind of shares subject to the Plan and to any outstanding Awards, the Incentive Stock Option limits set forth in Section 5.3, and in the exercise or purchase price per share under any outstanding Award in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the

Company.” If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Committee may unilaterally amend the outstanding Awards to provide that such Awards are for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise or purchase price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion and in accordance with Section 409A and Section 424 of the Code to the extent applicable. Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number and the exercise or purchase price per share shall be rounded up to the nearest whole cent. In no event may the exercise or purchase price, if any, under any Award be decreased to an amount less than the par value, if any, of the stock subject to such Award. The Committee in its discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate, including modification of Performance Goals, Performance Award Formulas and Performance Periods. The adjustments determined by the Committee pursuant to this Section shall be final, binding and conclusive.
4.4    Assumption or Substitution of Awards. The Committee may, without affecting the number of shares of Stock reserved or available hereunder, authorize the issuance or assumption of equity awards under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with Section 409A and any other applicable provisions of the Code, without reducing the number of shares otherwise available for issuance under the Plan. In addition, subject to compliance with applicable laws, and listing requirements, shares available for grant under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for awards under the Plan to individuals who were not Employees or Directors of the Participating Company Group prior to the transaction and shall not reduce the number of shares otherwise available for issuance under the Plan.
5.Eligibility, Participation and Award Limitations.
5.1    Persons Eligible for Awards. Awards may be granted only to Employees, Consultants and Directors.
5.2    Participation in the Plan. Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.
5.3    Incentive Stock Option Limitations.
(a)    Maximum Number of Shares Issuable Pursuant to Incentive Stock Options. Subject to adjustment as provided in Section 4.3, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed 14,045,352 shares. The maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to all Awards other than Incentive Stock Options shall be the number of shares determined in accordance with Section 4.1, subject to adjustment as provided in Sections 4.2 and 4.3.
(b)    Persons Eligible. An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of the Company, a Parent Corporation or a Subsidiary Corporation (each being an “ISO-Qualifying Corporation”). Any person who is not an Employee of an ISO-Qualifying Corporation on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option.
(c)    Fair Market Value Limitation. To the extent that options designated as Incentive Stock Options (granted under all stock plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a limitation different from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise of the Option, shares issued pursuant to each such portion shall be separately identified.
5.4    Nonemployee Director Award Limit. Annual compensation awarded to any Nonemployee Director during each calendar year in respect of the Nonemployee Director’s service as a member of the Board during such year, including both shares of Stock subject to Awards and any cash fees paid to such Nonemployee Director (but excluding any expense reimbursements or distributions from any deferred compensation program applicable to the Nonemployee Director), may not exceed $800,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes).
6.    Stock Options.
Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
6.1    Exercise Price. The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price less than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner that would qualify under the provisions of Section 409A or Section 424(a) of the Code.
6.2    Exercisability and Term of Options. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option and (c) no Option granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such Option (except in the event of such Employee’s death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act). Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, each Option shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.
6.3    Payment of Exercise Price.
(a)    Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent; (ii) if permitted by the Committee and subject to the limitations contained in Section 6.3(b), by means of (1) a Cashless Exercise, (2) a Stock Tender Exercise or (3) a Net Exercise (for Nonstatutory Stock Options); (iii) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (iv) if permitted by the Committee, by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.
(b)    Limitations on Forms of Consideration.
(i)    Cashless Exercise. A “Cashless Exercise” means the delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System). The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.
(ii)    Stock Tender Exercise. A “Stock Tender Exercise” means the delivery of a properly executed exercise notice accompanied by a Participant’s tender to the Company, or attestation to the ownership, in a form acceptable to the Company of whole shares of Stock owned by the Participant having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised. A Stock Tender Exercise shall not be permitted if it would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. If required by the Company, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for a period of time required by the Company (and not used for another option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

(iii)    Net Exercise. A “Net Exercise” means the delivery of a properly executed exercise notice followed by a procedure pursuant to which (1) the Company will reduce the number of shares otherwise issuable to a Participant upon the exercise of an Option by the largest whole number of shares having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised, and (2) the Participant shall pay to the Company in cash the remaining balance of such aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued.
6.4    Effect of Termination of Service.
(a)    Option Exercisability. Subject to earlier termination of the Option as otherwise provided by this Plan and unless otherwise provided by the Committee or in an Award Agreement, an Option shall be exercisable after the Participant’s termination of Service to the extent it is then vested only during the applicable time period specified below, or if applicable, such other period provided in the applicable Award Agreement or other written agreement between the Participant and the Company; provided however, in no event may such Option be exercised after expiration of its maximum permitted term as set forth in the Award Agreement evidencing such Option or any earlier date the Option is terminated in connection with a Change in Control (the “Option Expiration Date”), and thereafter shall terminate if not exercised during such period.
(i)    Disability. If the Participant’s Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated.
(ii)    Death. If the Participant’s Service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated. The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months after the Participant’s termination of Service for any reason other than Cause.
(iii)    Termination for Cause. Notwithstanding any other provision of the Plan to the contrary, if the Participant’s Service is terminated for Cause or if, following the Participant’s termination of Service and during any period in which the Option otherwise would remain exercisable, the Participant engages in any act that would constitute Cause, the Option shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service or act.
(iv)    Other Termination of Service. If the Participant’s Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months after the date on which the Participant’s Service terminated.
(b)    Extension if Exercise Prevented by Law. Notwithstanding the foregoing, other than termination of Service for Cause, if the exercise of an Option within the Post-Termination Exercise Period is prevented by the provisions of Section 14 below or other applicable law on any date during such Post-Termination Exercise Period and on which the per share exercise price of the Option is less than the Fair Market Value, such Option shall remain exercisable until thirty (30) days after the date such exercise first would no longer be prevented by such provisions but in any event no later than the Option Expiration Date.
6.5    Transferability of Options. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, an Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 under the Securities Act or, in the case of an Incentive Stock Option, only as permitted by applicable regulations under Section 421 of the Code in a manner that does not disqualify such Option as an Incentive Stock Option. Notwithstanding the foregoing, Options may not be transferred to any third party for value.
7.    Stock Appreciation Rights.
Stock Appreciation Rights shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

7.1    Types of SARs Authorized. SARs may be granted in tandem with all or any portion of a related Option (a “Tandem SAR”) or may be granted independently of any Option (a “Freestanding SAR”). A Tandem SAR may only be granted concurrently with the grant of the related Option.
7.2    Exercise Price. The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option and (b) the exercise price per share subject to a Freestanding SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR. Notwithstanding the foregoing, an SAR may be granted with an exercise price lower than the minimum exercise price set forth above if such SAR is granted pursuant to an assumption or substitution for another stock appreciation right in a manner that would qualify under the provisions of Section 409A.
7.3    Exercisability and Term of SARs.
(a)    Tandem SARs. Tandem SARs shall be exercisable only at the time and to the extent, and only to the extent, that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of shares of Stock subject to the related Option. The Committee may, in its discretion, provide in any Award Agreement evidencing a Tandem SAR that such SAR may not be exercised without the advance approval of the Company and, if such approval is not given, then the Option shall nevertheless remain exercisable in accordance with its terms. A Tandem SAR shall terminate and cease to be exercisable no later than the date on which the related Option expires or is terminated or canceled. Upon the exercise of a Tandem SAR with respect to some or all of the shares subject to such SAR, the related Option shall be canceled automatically as to the number of shares with respect to which the Tandem SAR was exercised. Upon the exercise of an Option related to a Tandem SAR as to some or all of the shares subject to such Option, the related Tandem SAR shall be canceled automatically as to the number of shares with respect to which the related Option was exercised.
(b)    Freestanding SARs. Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that (i) no Freestanding SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR and (ii) no Freestanding SAR granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such SAR (except in the event of such Employee’s death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act). Subject to the foregoing, unless otherwise specified by the Committee in the grant of a Freestanding SAR, each Freestanding SAR shall terminate ten (10) years after the effective date of grant of the SAR, unless earlier terminated in accordance with its provisions.
7.4    Exercise of SARs. Upon the exercise (or deemed exercise pursuant to Section 7.5) of an SAR, the Participant (or the Participant’s legal representative or other person who acquired the right to exercise the SAR by reason of the Participant’s death) shall be entitled to receive payment of an amount for each share with respect to which the SAR is exercised equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price. Payment of such amount shall be made (a) in the case of a Tandem SAR, solely in shares of Stock in a lump sum upon the date of exercise of the SAR and (b) in the case of a Freestanding SAR, in cash, shares of Stock, or any combination thereof as determined by the Committee and set forth in the Award Agreement, in a lump sum upon the date of exercise of the SAR. When payment is to be made in shares of Stock, the number of shares to be issued shall be determined on the basis of the Fair Market Value of a share of Stock on the date of exercise of the SAR. For purposes of Section 7, an SAR shall be deemed exercised on the date on which the Company receives notice of exercise from the Participant or as otherwise provided in Section 7.5.
7.5    Deemed Exercise of SARs. If, on the date on which an SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion. The Company may elect to discontinue the deemed exercise of SARs pursuant to this Section 7.5 at any time upon notice to a Participant or to apply the deemed exercise feature only to certain groups of Participants. The deemed exercise of a SAR pursuant to this Section 7.5 shall apply only to a SAR that has been timely accepted by a Participant under procedures specified by the Company from time to time.
7.6    Effect of Termination of Service. Subject to earlier termination of the SAR as otherwise provided herein and unless otherwise provided by the Committee or in an Award Agreement, an SAR shall be exercisable after a Participant’s termination of Service only to the extent and during the applicable time period determined in accordance with Section 6.4 (treating the SAR as if it were an Option) and thereafter shall terminate.

7.7    Transferability of SARs. During the lifetime of the Participant, an SAR shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An SAR shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Award, a Tandem SAR related to a Nonstatutory Stock Option or a Freestanding SAR shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 under the Securities Act. Notwithstanding the foregoing, SARs may not be transferred to any third party for value.
8.    Restricted Stock Awards.
Restricted Stock Awards shall be evidenced by Award Agreements specifying whether the Award is a Restricted Stock Bonus or a Restricted Stock Purchase Right and the number of shares of Stock subject to the Award, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
8.1    Types of Restricted Stock Awards Authorized. Restricted Stock Awards may be granted in the form of either a Restricted Stock Bonus or a Restricted Stock Purchase Right. Restricted Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of or satisfaction of Vesting Conditions applicable to a Restricted Stock Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).
8.2    Purchase Price. The purchase price for shares of Stock issuable under each Restricted Stock Purchase Right shall be established by the Committee in its discretion. No monetary payment (other than applicable tax withholding) shall be required as a condition of receiving shares of Stock pursuant to a Restricted Stock Bonus, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock subject to a Restricted Stock Award.
8.3    Purchase Period. A Restricted Stock Purchase Right shall be exercisable within a period established by the Committee, which shall in no event exceed thirty (30) days from the effective date of the grant of the Restricted Stock Purchase Right.
8.4    Payment of Purchase Price. Except as otherwise provided below, payment of the purchase price for the number of shares of Stock being purchased pursuant to any Restricted Stock Purchase Right shall be made (a) in cash, by check or in cash equivalent, (b) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (c) by any combination thereof.
8.5    Vesting and Restrictions on Transfer. Shares issued pursuant to any Restricted Stock Award may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to an Ownership Change Event or as provided in Section 8.8. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to such Restricted Stock Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then satisfaction of the Vesting Conditions automatically shall be determined on the next trading day on which the sale of such shares would not violate the Trading Compliance Policy. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.
8.6    Voting Rights; Dividends and Distributions. Except as provided in this Section, Section 8.5 and any Award Agreement, during any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares; provided, however, that any such dividends and distributions shall be subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the

Company as described in Section 4.3, any and all new, substituted or additional securities or other property to which the Participant is entitled by reason of the Participant’s Restricted Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made.
8.7    Effect of Termination of Service. Unless otherwise provided by the Committee in the Award Agreement evidencing a Restricted Stock Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then (a) the Company shall have the option to repurchase for the purchase price paid by the Participant any shares acquired by the Participant pursuant to a Restricted Stock Purchase Right which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service and (b) the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Restricted Stock Bonus which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.
8.8    Nontransferability of Restricted Stock Award Rights. Rights to acquire shares of Stock pursuant to a Restricted Stock Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or the laws of descent and distribution. All rights with respect to a Restricted Stock Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.
9.    Restricted Stock Units.
Restricted Stock Unit Awards shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
9.1    Grant of Restricted Stock Unit Awards. Restricted Stock Unit Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of a Restricted Stock Unit Award or the Vesting Conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).
9.2    Purchase Price. No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving a Restricted Stock Unit Award, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Restricted Stock Unit Award.
9.3    Vesting. Restricted Stock Unit Awards may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award.
9.4    Voting Rights, Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Dividend Equivalent Rights, if any, shall be paid by crediting the Participant with a cash amount or with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock, as determined by the Committee. The number of additional Restricted Stock Units (rounded to the nearest whole number), if any, to be credited shall be determined by dividing (a) the amount of cash dividends paid on the dividend payment date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, appropriate adjustments shall be made in the Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions as are applicable to the Award. No dividends or distributions shall be paid on shares of Stock subject to any Restricted Stock Unit Award which is subject to Vesting Conditions except to the extent that such Vesting Conditions are satisfied.
9.5    Effect of Termination of Service. Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Restricted Stock Unit Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant shall forfeit to the Company any Restricted Stock Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service.
9.6    Settlement of Restricted Stock Unit Awards. The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Restricted Stock Unit Award vest or on such other date determined by the Committee as meeting the requirements for an exemption from, or alternatively in compliance with the requirements of Section 409A, if applicable, and set forth in the Award Agreement one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 9.4) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes, if any. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Unit Award that if the settlement date with respect to any shares issuable upon vesting of Restricted Stock Units would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then the settlement date shall be deferred until the next trading day on which the sale of such shares would not violate the Trading Compliance Policy but in any event no later than such latest permitted date as necessary to avoid adverse tax consequences under Section 409A. If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section, and such deferred issuance date(s) and amount(s) elected by the Participant shall be set forth in the Award Agreement or an Election (as defined in Section 15.2). Notwithstanding the foregoing, the Committee, in its discretion, may provide in an Award Agreement for settlement of any Restricted Stock Unit Award by payment to the Participant in cash of an amount equal to the Fair Market Value on the payment date of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section.
9.7    Nontransferability of Restricted Stock Unit Awards. The right to receive shares pursuant to a Restricted Stock Unit Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.
10.    Performance Awards.
Performance Awards shall be evidenced by Award Agreements in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
10.1    Types of Performance Awards Authorized. Performance Awards may be granted in the form of either Performance Shares or Performance Units. Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.
10.2    Initial Value of Performance Shares and Performance Units. Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial monetary value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 4.3, on the effective date of grant of the Performance Share, and each Performance Unit shall have an initial monetary value established by the Committee at the time of grant. The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.
10.3    Establishment of Performance Period, Performance Goals and Performance Award Formula. In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period, Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant. The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula.
10.4    Measurement of Performance Goals. Performance Goals shall be established by the Committee on the basis of targets to be attained (“Performance Targets”) with respect to one or more measures of objective or subjective business, financial, or individual performance or other performance criteria established by the Committee (each, a “Performance Measure”), subject to the following:
(a)    Performance Measures. Unless otherwise determined by the Committee, Performance Measures based on objective criteria shall be calculated in accordance with the Company’s financial statements, or, if such measures are not reported in the Company’s financial statements, they shall be calculated in accordance with generally accepted accounting principles, a method used generally in the Company’s industry, or in accordance with a methodology established by the Committee. Performance Measures based on subjective criteria shall be determined on the basis established by the Committee in granting the Award. As specified by the Committee, Performance Measures may be calculated with respect to the Company and each Subsidiary Corporation consolidated therewith for financial reporting purposes, one or more Subsidiary Corporations or such division or other business unit of any of them selected by the Committee. Unless otherwise determined by the Committee, the Performance Measures applicable to the Performance Award shall be calculated prior to the accrual of expense for any Performance Award for the same Performance Period and excluding the effect (whether positive or negative) on the Performance Measures of any change in accounting standards or any unusual or infrequently occurring event or transaction, as determined by the Committee, occurring after the establishment of the Performance Goals applicable to the Performance Award. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Measures in order to prevent the dilution or enlargement of the Participant’s rights with respect to a Performance Award.
(b)    Performance Targets. Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Award Formula by the Performance Target level attained during the applicable Performance Period. A Performance Target may be stated as an absolute value, an increase or decrease in a value, or as a value determined relative to an index, budget or other standard selected by the Committee.
10.5    Settlement of Performance Awards.
(a)    Determination of Final Value. As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall determine the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.
(b)    Discretionary Adjustment of Award Formula. In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award to reflect such Participant’s individual performance in his or her position with the Company or such other factors as the Committee may determine.
(c)    Notice to Participants. As soon as practicable following the Committee’s determination in accordance with Sections 10.5(a) and (b), the Company shall notify each Participant of the determination of the Committee.
(d)    Payment in Settlement of Performance Awards. As soon as practicable following the Committee’s determination in accordance with Sections 10.5(a) and (b), but in any event within the Short-Term Deferral Period described in Section 15.1 (except as otherwise provided below or consistent with the requirements of Section 409A), payment shall be made to each eligible Participant (or such Participant’s legal representative or other person who acquired the right to receive such payment by reason of the Participant’s death) of the final value of the Participant’s Performance Award. Payment of such amount shall be made in cash, shares of Stock, or a combination thereof as determined by the Committee and set forth in the Award Agreement. Unless otherwise provided in the Award Agreement evidencing a Performance Award, payment shall be made in a lump sum. If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the payment to be made to the Participant pursuant to this Section, and such deferred payment date(s) elected by the Participant shall be set forth in the Award Agreement or an Election. If any payment is to be made on a deferred basis, the Committee may, but shall not be obligated to, provide for the payment during the deferral period of Dividend Equivalent Rights or interest.
(e)    Provisions Applicable to Payment in Shares. If payment is to be made in shares of Stock, the number of such shares shall be determined by dividing the final value of the Performance Award by the Fair Market Value of a share of Stock determined by the method specified in the Award Agreement. Shares of Stock issued in payment of any Performance Award may be fully vested and freely transferable shares or may be shares of Stock subject to Vesting Conditions as provided in Section 8.5. Any shares subject to Vesting Conditions shall be evidenced by an appropriate Award Agreement and shall be subject to the provisions of Sections 8.5 through 8.8 above.
10.6    Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Performance Share Awards until the date of the issuance of such shares, if any

(as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date the Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date on which the Performance Shares are settled or the date on which they are forfeited. Such Dividend Equivalent Rights, if any, shall be credited to the Participant either in cash or in the form of additional whole Performance Shares as of the date of payment of such cash dividends on Stock, as determined by the Committee. The number of additional Performance Shares (rounded to the nearest whole number), if any, to be so credited shall be determined by dividing (a) the amount of cash dividends paid on the dividend payment date with respect to the number of shares of Stock represented by the Performance Shares previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Dividend Equivalent Rights, if any, shall be accumulated and paid to the extent that the related Performance Shares become nonforfeitable. Settlement of Dividend Equivalent Rights may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Share as provided in Section 10.5. Dividend Equivalent Rights shall not be paid with respect to Performance Units. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, appropriate adjustments shall be made in the Participant’s Performance Share Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Performance Share Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Performance Goals and other Vesting Conditions as are applicable to the Award. No dividends or distributions shall be paid on shares of Stock subject to any Performance Share Award which is subject to Performance Goals or other Vesting Conditions except to the extent that such Performance Goals or other Vesting Conditions are satisfied.
10.7    Effect of Termination of Service. Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Performance Award, the effect of a Participant’s termination of Service on the Performance Award shall be as follows:
(a)    Death or Disability. If the Participant’s Service terminates because of the death or Disability of the Participant before the completion of the Performance Period applicable to the Performance Award, the final value of the Participant’s Performance Award shall be determined by the extent to which the applicable Performance Goals have been attained with respect to the entire Performance Period and shall be prorated based on the number of months of the Participant’s Service during the Performance Period. Payment shall be made following the end of the Performance Period in any manner permitted by Section 10.5.
(b)    Other Termination of Service. If the Participant’s Service terminates for any reason except death or Disability before the completion of the Performance Period applicable to the Performance Award, such Award shall be forfeited in its entirety; provided, however, that in the event of an involuntary termination of the Participant’s Service, the Committee, in its discretion, may waive the automatic forfeiture of all or any portion of any such Award and determine the final value of the Performance Award in the manner provided by Section 10.7(a). Payment of any amount pursuant to this Section shall be made following the end of the Performance Period in any manner permitted by Section 10.5.
10.8    Nontransferability of Performance Awards. Prior to settlement in accordance with the provisions of the Plan, no Performance Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.
11.    Cash-Based Awards and Other Stock-Based Awards.
Cash-Based Awards and Other Stock-Based Awards shall be evidenced by Award Agreements in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
11.1    Grant of Cash-Based Awards. Subject to the provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms and conditions, including the achievement of performance criteria, as the Committee may determine.
11.2    Grant of Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted securities, stock-equivalent units, stock appreciation units, securities or debentures convertible into common stock or other forms determined by the Committee) in such amounts and subject to such terms and conditions as the Committee shall determine. Other Stock-Based Awards may be made available as a form of payment in the settlement of other Awards or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may involve the transfer of actual shares of Stock to Participants, or payment in cash or otherwise of amounts based on the value of Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.
11.3    Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a monetary payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of shares of Stock or units based on such shares of Stock, as determined by the Committee. The Committee may require the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. If the Committee exercises its discretion to establish performance criteria, the final value of Cash-Based Awards or Other Stock-Based Awards that will be paid to the Participant will depend on the extent to which the performance criteria are met.
11.4    Payment or Settlement of Cash-Based Awards and Other Stock-Based Awards. Payment or settlement, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash, shares of Stock or other securities or any combination thereof as the Committee determines and set forth in the Award Agreement. To the extent applicable, payment or settlement with respect to each Cash-Based Award and Other Stock-Based Award shall be made in compliance with the requirements of Section 409A.
11.5    Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Other Stock-Based Awards until the date of the issuance of such shares of Stock (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), if any, in settlement of such Award. However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Other Stock-Based Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Such Dividend Equivalent Rights, if any, shall be paid in accordance with the provisions set forth in Section 9.4. Dividend Equivalent Rights shall not be granted with respect to Cash-Based Awards. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, appropriate adjustments shall be made in the Participant’s Other Stock-Based Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of such Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions and performance criteria, if any, as are applicable to the Award. No dividends or distributions shall be paid on shares of Stock subject to any Other Stock-Based Award which are subject to Vesting Conditions except to the extent that such Vesting Conditions are satisfied.
11.6    Effect of Termination of Service. Each Award Agreement evidencing a Cash-Based Award or Other Stock-Based Award shall set forth the extent to which the Participant shall have the right to retain such Award following termination of the Participant’s Service. Such provisions shall be determined in the discretion of the Committee, need not be uniform among all Cash-Based Awards or Other Stock-Based Awards, and may reflect distinctions based on the reasons for termination, subject to the requirements of Section 409A, if applicable.
11.7    Nontransferability of Cash-Based Awards and Other Stock-Based Awards. Prior to the payment or settlement of a Cash-Based Award or Other Stock-Based Award, the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. The Committee may impose such additional restrictions on any shares of Stock issued in settlement of Cash-Based Awards and Other Stock-Based Awards as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such shares of Stock are then listed and/or traded, or under any state securities laws or foreign law applicable to such shares of Stock.
12.    Standard Forms of Award Agreement.
12.1    Award Agreements. Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee and as amended from time to time. No Award or purported Award shall be a valid and binding obligation of the Company unless evidenced by a Company-executed Award Agreement, which execution may be evidenced by electronic means.
12.2    Authority to Vary Terms. The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.
13.    Change in Control.
13.1    Effect of Change in Control on Awards. In the event of a Change in Control, outstanding Awards shall be subject to the definitive agreement entered into by the Company in connection with the Change in Control. Subject to the requirements and limitations of Section 409A, if applicable, the following provisions will apply to Awards in the event of a Change in Control, contingent upon the consummation of the Change in Control, unless otherwise provided in the Award Agreement or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Committee at the time of grant of an Award. In the event of a Change in Control, then, notwithstanding any other provision of the Plan, the Committee may take one or more of the following actions with respect to Awards, contingent upon the closing or completion of the Change in Control. The Committee need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants and in each case may make such determination in its discretion and without the consent of any Participant (unless otherwise provided in the Award Agreement or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Committee at the time of grant of an Award).
(a)    Accelerated Vesting. The Committee may take such action as it deems appropriate to provide for acceleration of the exercisability, vesting and/or settlement in connection with a Change in Control of each or any outstanding Award or portion thereof and shares acquired pursuant thereto upon such conditions, including termination of the Participant’s Service prior to, upon, or following the Change in Control, and to such extent as the Committee determines.
(b)    Assumption, Continuation or Substitution. The Committee may arrange for the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), to assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable, with appropriate adjustments in accordance with Section 4.3. For purposes of this Section, if so determined by the Committee in its discretion, an Award denominated in shares of Stock shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each share of Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may provide for the consideration to be received upon the exercise or settlement of the Award, for each share of Stock subject to the Award, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Stock pursuant to the Change in Control. Any Award or portion thereof which is not assumed, continued, or substituted by the Acquiror in connection with the Change in Control nor exercised prior to the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.
(c)    Assignment or Lapse of Reacquisition or Repurchase Rights. The Committee may arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Stock issued pursuant to the Award to the Acquiror or arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Award.
(d)    Cancellation. In its discretion, the Committee may cancel or arrange for the cancellation of the Award, to the extent not vested or not exercised prior to the effective time of the Change in Control, in exchange for no consideration ($0) or such consideration, if any, as determined by the Committee.
(e)    Cash-Out of Outstanding Stock-Based Awards. The Committee may determine that, upon the occurrence of a Change in Control, contingent upon the consummation of such Change in Control, each or any Award denominated in shares of Stock or portion thereof outstanding immediately prior to the Change in Control and not previously exercised shall be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the Committee) of Stock subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control, reduced (but not below zero) by the exercise or purchase price per share, if any, under such Award. In the event such determination is made by the Committee, an Award having an exercise or purchase price per share equal to or greater than the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control may be canceled without notice or payment of consideration to the holder thereof. Payment pursuant to this Section (reduced by applicable withholding taxes, if any) shall be made to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards or, if determined by the Committee and in compliance with Section 409A, as soon as practicable following the date of the Change in Control.
(f)    Adjustments and Earnouts. In making any determination pursuant to this Section 13.1 in the event of a Change in Control, the Committee may, in its discretion, determine that an Award shall or shall not be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, earnouts and similar conditions as the other holders of the Company's Stock, subject to any limitations or reductions as may be necessary to comply with Section 409A or Section 424 of the Code.
13.2    Appointment of Stockholder Representative. As a condition to the receipt of an Award under the Plan, a Participant will be deemed to have agreed that the Award will be subject to the terms of any agreement governing a Change in Control transaction involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on the Participant’s behalf.
13.3    Effect of Change in Control on Nonemployee Director Awards. Subject to the requirements and limitations of Section 409A, if applicable, including as provided by Section 15.4(f), in the event of a Change in Control, each outstanding Nonemployee Director Award shall become immediately exercisable and vested in full effective immediately prior to and contingent upon the consummation of the Change in Control and, except to the extent assumed, continued or substituted for pursuant to Section 13.1(b) or otherwise restricted by Section 409A, shall be settled effective immediately prior to the time of consummation of the Change in Control if not exercised prior to the Change in Control.
13.4    Federal Excise Tax Under Section 4999 of the Code.
(a)    Excess Parachute Payment. If any acceleration of vesting pursuant to an Award and any other payment or benefit received or to be received by a Participant would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an “excess parachute payment” under Section 280G of the Code, then, provided such election would not subject the Participant to taxation under Section 409A, the Participant may elect to reduce the amount of any acceleration of vesting called for under the Award in order to avoid such characterization.
(b)    Determination by Tax Firm. To aid the Participant in making any election called for under Section 13.4(a), no later than the date of the occurrence of any event that might reasonably be anticipated to result in an “excess parachute payment” to the Participant as described in Section 13.4(a), the Company shall request a determination in writing by the professional firm engaged by the Company for general tax purposes, or, if the tax firm so engaged by the Company is serving as accountant or auditor for the Acquiror, the Company will appoint a nationally recognized tax firm to make the determinations required by this Section (the “Tax Firm”). As soon as practicable thereafter, the Tax Firm shall determine and report to the Company and the Participant the amount of such acceleration of vesting, payments and benefits which would produce the greatest after-tax benefit to the Participant. For the purposes of such determination, the Tax Firm may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the Tax Firm such information and documents as the Tax Firm may reasonably request in order to make its required determination. The Company shall bear all fees and expenses the Tax Firm charges in connection with its services contemplated by this Section.
14.    Compliance with Securities Law.
The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award, or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
15.    Compliance with Section 409A.

15.1    Awards Subject to Section 409A. The Company intends that Awards granted pursuant to the Plan shall either be exempt from or comply with Section 409A, and the Plan shall be so construed. The provisions of this Section 15 shall apply to any Award or portion thereof that constitutes or provides for payment of Section 409A Deferred Compensation. Such Awards may include, without limitation:
(a)    A Nonstatutory Stock Option or SAR that includes any feature for the deferral of compensation other than the deferral of recognition of income until the later of (i) the exercise or disposition of the Award or (ii) the time the stock acquired pursuant to the exercise of the Award first becomes substantially vested.
(b)    Any Restricted Stock Unit Award, Performance Award, Cash-Based Award or Other Stock-Based Award that either (i) provides by its terms for settlement of all or any portion of the Award at a time or upon an event that will or may occur later than the end of the Short-Term Deferral Period (as defined below) or (ii) permits the Participant granted the Award to elect one or more dates or events upon which the Award will be settled after the end of the Short-Term Deferral Period.
Subject to the provisions of Section 409A, the term “Short-Term Deferral Period” means the 2 1/2 month period ending on the later of (i) the 15th day of the third month following the end of the Participant’s taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture or (ii) the 15th day of the third month following the end of the Company’s taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture. For this purpose, the term “substantial risk of forfeiture” shall have the meaning provided by Section 409A.
15.2    Deferral and/or Distribution Elections. Except as otherwise permitted or required by Section 409A and the Company, the following rules shall apply to any compensation deferral and/or payment elections (each, an “Election”) that may be permitted or required by the Committee pursuant to an Award providing Section 409A Deferred Compensation:
(a)    Elections must be in writing and specify the amount of the payment in settlement of an Award being deferred, as well as the time and form of payment as permitted by this Plan.
(b)    Elections shall be made by the end of the Participant’s taxable year prior to the year in which services commence for which an Award may be granted to the Participant.
(c)    Elections shall continue in effect until a written revocation or change in Election is received by the Company, except that a written revocation or change in Election must be received by the Company prior to the last day for making the Election determined in accordance with paragraph (b) above or as permitted by Section 15.3.
15.3    Subsequent Elections. Except as otherwise permitted or required by Section 409A, any Award providing Section 409A Deferred Compensation which permits a subsequent Election to delay the payment or change the form of payment in settlement of such Award shall comply with the following requirements:
(a)    No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made.
(b)    Each subsequent Election related to a payment in settlement of an Award not described in Section 15.4(a)(ii), 15.4(a)(iii) or 15.4(a)(vi) must result in a delay of the payment for a period of not less than five (5) years from the date on which such payment would otherwise have been made.
(c)    No subsequent Election related to a payment pursuant to Section 15.4(a)(vi) shall be made less than twelve (12) months before the date on which such payment would otherwise have been made.
(d)    Subsequent Elections shall continue in effect until a written revocation or change in the subsequent Election is received by the Company, except that a written revocation or change in a subsequent Election must be received by the Company prior to the last day for making the subsequent Election determined in accordance the preceding paragraphs of this Section 15.3.
15.4    Payment of Section 409A Deferred Compensation.
(a)    Permissible Payments. Except as otherwise permitted or required by Section 409A, an Award providing Section 409A Deferred Compensation must provide for payment in settlement of the Award only upon one or more of the following:
(i)    The Participant’s “separation from service” (as defined by Section 409A);

(ii)    The Participant’s becoming “disabled” (as defined by Section 409A);
(iii)    The Participant’s death;
(iv)    A time or fixed schedule that is either (i) specified by the Committee upon the grant of an Award and set forth in the Award Agreement evidencing such Award or (ii) specified by the Participant in an Election complying with the requirements of Section 15.2 or 15.3, as applicable;
(v)    A change in the ownership or effective control or the Company or in the ownership of a substantial portion of the assets of the Company determined in accordance with Section 409A; or
(vi)    The occurrence of an “unforeseeable emergency” (as defined by Section 409A).
(b)    Installment Payments. It is the intent of this Plan that any right of a Participant to receive installment payments (within the meaning of Section 409A) shall, for all purposes of Section 409A, be treated as a right to a series of separate payments.
(c)    Required Delay in Payment to Specified Employee Pursuant to Separation from Service. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, to the extent necessary to avoid adverse tax consequences under Section 409A no payment pursuant to Section 15.4(a)(i) in settlement of an Award providing for Section 409A Deferred Compensation and which is made in connection with the Participant’s separation from service may be made to a Participant who is a “specified employee” for purposes of Section 409A before the date that is one day and six (6) months after the date of such Participant’s separation from service, or, if earlier, the date of the Participant’s death (such applicable date, the “Delayed Payment Date”). All such amounts that would, but for this paragraph, become payable prior to the Delayed Payment Date shall be accumulated and paid on the Delayed Payment Date.
(d)    Payment Upon Disability. All distributions of Section 409A Deferred Compensation payable pursuant to Section 15.4(a)(ii) by reason of a Participant becoming disabled shall be paid in a lump sum or in periodic installments as established by the Participant’s Election. If the Participant has made no Election with respect to distributions of Section 409A Deferred Compensation upon becoming disabled, all such distributions shall be paid in a lump sum or commence upon the determination that the Participant has become disabled.
(e)    Payment Upon Death. If a Participant dies before complete distribution of amounts payable upon settlement of an Award subject to Section 409A, such undistributed amounts shall be distributed to his or her beneficiary under the distribution method for death established by the Participant’s Election upon receipt by the Committee of satisfactory notice and confirmation of the Participant’s death. If the Participant has made no Election with respect to distributions of Section 409A Deferred Compensation upon death, all such distributions shall be paid in a lump sum upon receipt by the Committee of satisfactory notice and confirmation of the Participant’s death.
(f)    Payment Upon Change in Control. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, to the extent that any amount constituting Section 409A Deferred Compensation would become payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A. Any Award which constitutes Section 409A Deferred Compensation and which would vest and otherwise become payable upon a Change in Control as a result of the failure of the Acquiror to assume, continue or substitute for such Award in accordance with Section 13.1(b) shall vest to the extent provided by such Award but shall be converted automatically at the effective time of such Change in Control into a right to receive, in cash on the date or dates such award would have been settled in accordance with its then existing settlement schedule (or as required by Section 15.4(c)), an amount or amounts equal in the aggregate to the intrinsic value of the Award at the time of the Change in Control.
(g)    Payment Upon Unforeseeable Emergency. The Committee shall have the authority to provide in the Award Agreement evidencing any Award providing for Section 409A Deferred Compensation for payment pursuant to Section 15.4(a)(vi) in settlement of all or a portion of such Award in the event that a Participant establishes, to the satisfaction of the Committee, the occurrence of an unforeseeable emergency. In such event, the amount(s) distributed with respect to such unforeseeable emergency cannot exceed the amounts reasonably necessary to satisfy the emergency need plus amounts necessary to pay taxes reasonably anticipated as a result of such distribution(s), after taking into account the extent to which such emergency need is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship) or by cessation of deferrals under the Award. All distributions with respect to an unforeseeable emergency shall be made in a lump sum upon the Committee’s determination that an unforeseeable emergency has occurred. The Committee’s decision with respect to whether an unforeseeable emergency has occurred and the manner in which, if at all, the payment in settlement of an Award shall be altered or modified, shall be final, conclusive, and not subject to approval or appeal.
(h)    Prohibition of Acceleration of Payments. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, this Plan does not permit the acceleration of the time or schedule of any payment under an Award providing Section 409A Deferred Compensation, except as permitted by Section 409A. The Company reserves the right in its discretion to accelerate the time or schedule of any payment under an Award providing Section 409A Deferred Compensation to the maximum extent permitted by Section 409A.
(i)    No Representation Regarding Section 409A Compliance. Notwithstanding any other provision of the Plan, the Company makes no representation that Awards shall be exempt from or comply with Section 409A. No Participating Company shall be liable for any tax, penalty or interest imposed on a Participant by Section 409A.
16.    Tax Withholding.
16.1    Tax Withholding in General. The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes (including social insurance), if any, required by law to be withheld by any Participating Company with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.
16.2    Withholding in or Directed Sale of Shares. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of any Participating Company. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall be determined by the Company in accordance with the Company’s withholding procedures and considering any accounting consequences or cost. The Company may require a Participant to direct a broker, upon the vesting, exercise or settlement of an Award, to sell a portion of the shares subject to the Award determined by the Company in its discretion to be sufficient to cover the tax withholding obligations of any Participating Company and to remit an amount equal to such tax withholding obligations to such Participating Company in cash.
17.    Amendment, Suspension or Termination of Plan.
The Committee may amend, suspend or terminate the Plan at any time. However, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Sections 4.2 and 4.3, (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule, including the rules of any stock exchange or quotation system upon which the Stock may then be listed or quoted. No amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Committee. Except as provided by the next sentence, no amendment, suspension or termination of the Plan may have a materially adverse effect on any then outstanding Award without the consent of the Participant. Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, the Committee may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A.
18.    Miscellaneous Provisions.
18.1    Repurchase Rights. Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.
18.2    Forfeiture Events.

(a)    The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Service for Cause or any act by a Participant, whether before or after termination of Service, that would constitute Cause for termination of Service, or any accounting restatement due to material noncompliance of the Company with any financial reporting requirements of securities laws as a result of which, and to the extent that, such reduction, cancellation, forfeiture, or recoupment is required by applicable securities laws.
(b)    All Awards granted under the Plan will be subject to recoupment in accordance with: (i) any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed, (ii) as is otherwise required by Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations of the U.S. Securities and Exchange Commission adopted thereunder, including Rule 10D-1 of the Exchange Act, (iii) any other applicable law, (iv) the Q2 Holdings, Inc. Policy on Recoupment of Incentive Compensation, and (v) any other clawback or recoupment policy that the Company otherwise adopts, in each case to the extent applicable and permissible under applicable law.
(c)    No recovery of compensation pursuant to the foregoing provisions will constitute an event giving rise to a Participant’s right to voluntarily terminate employment upon a “resignation for good reason” or for a “constructive termination” or any similar term under any plan or agreement with the Company.
18.3    Electronic Delivery and Participation. Any reference herein or in an Award Agreement to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access). By accepting any Award, the Participant consents to receive documents by electronic delivery and to participate in the Plan through any on-line electronic system established and maintained by the Plan Administrator or another third party selected by the Plan Administrator. The form of delivery of any Stock (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.
18.4    Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board may determine, to the extent permitted by Applicable Law, to (i) make a corresponding reduction in the number of shares, amount of cash, or other property subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.
18.5    Rights as Employee, Consultant or Director. No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.
18.6    Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4 or another provision of the Plan.
18.7    Delivery of Title to Shares. Subject to any governing rules or regulations, the Company shall issue or cause to be issued the shares of Stock acquired pursuant to an Award and shall deliver such shares to or for the benefit of the Participant by means of one or more of the following: (a) by delivering to the Participant evidence of book entry shares of Stock credited to the account of the Participant, (b) by depositing such shares of Stock for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such shares of Stock to the Participant in certificate form.
18.8    Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

18.9    Provisions for Non-U.S. Participants. The Committee may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to address differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.
18.10    Lock-Up Period. The Company may, at the request of any underwriter representative or otherwise, in connection with registering any offering of any Company securities under the Securities Act, prohibit Participants from, directly or indirectly, selling or otherwise transferring any share of Stock or other Company securities during a period of up to 180 days following the effective date of a Company registration statement filed under the Securities Act, or such longer period as determined by the underwriter.
18.11    Data Privacy. As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this section by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries and affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any shares of Stock held in the Company or its Subsidiaries and affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its Subsidiaries and affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Subsidiaries and affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any shares of Stock. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 18.12 in writing, without cost, by contacting the local human resources representative. If the Participant refuses or withdraws the consents in this Section 18.12, the Company may cancel Participant’s ability to participate in the Plan and, in the Administrator’s discretion, the Participant may forfeit any outstanding Awards. For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.
18.12    Retirement and Welfare Plans. Neither Awards made under this Plan nor shares of Stock or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under any Participating Company’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit. In addition, unless a written employment agreement or other service agreement specifically references Awards, a general reference to “benefits” or a similar term in such agreement shall not be deemed to refer to Awards granted hereunder.
18.13    Beneficiary Designation. Subject to local laws and procedures, each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the Participant’s spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant’s death, the Company will pay any remaining unpaid benefits to the Participant’s legal representative.
18.14    Severability. If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.
18.15    No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or another Participating Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or another Participating Company to take any action which such entity deems to be necessary or appropriate.

18.16    Unfunded Obligation. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be considered unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.
18.17    Choice of Law. Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the State of Texas, without regard to its conflict of law rules.

Q2 HOLDINGS, INC.
10355 PECAN PARK BOULEVARD
AUSTIN, TX 78729

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 30, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to **www.virtualshareholdermeeting.com/QTWO2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 30, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

CONTROL # → 0000000000000000

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01) R. Lynn Atchison
02) Jeffrey T. Diehl
03) Matthew P. Flake
04) Stephen C. Hooley
05) James R. Offerdahl
06) R.H. Seale, III
07) Margaret L. Taylor
08) Lynn Antipas Tyson

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

NOTE: If any other business properly comes before the meeting or any adjournment thereof, the persons named as proxies will vote in their discretion.

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 year	2 years	3 years	Abstain
5. Advisory vote on the frequency of future votes on the compensation of our named executive officers.	☐	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000607660_1 R1.0.0.6

0000000000 02

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

Q2 HOLDINGS, INC.
Annual Meeting of Stockholders
May 31, 2023 1:00 p.m. Central Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Matthew P. Flake, David J. Mehok and M. Scott Kerr or any of them, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Q2 HOLDINGS, INC. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held virtually at **www.virtualshareholdermeeting.com/QTWO2023** at 1:00 p.m. (Central Time) on May 31, 2023, and any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000607660_2 R1.0.0.6